   As filed with the Securities and Exchange Commission on June 18, 1997
                                                           File No. 333-
=============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                             ________________

                                 FORM S-11
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ________________

                       UNITED INVESTORS REALTY TRUST
   (Exact name of Registrant as Specified in its Governing Instruments)
                          ______________________

             5847 SAN FELIPE, SUITE 850, HOUSTON, TEXAS 77057
                              (713) 781-2860
                 (Address of Principal Executive Offices)
                             ________________

                 LEWIS H. SANDLER, CHIEF EXECUTIVE OFFICER
                       UNITED INVESTORS REALTY TRUST
                        5847 SAN FELIPE, SUITE 850
                           HOUSTON, TEXAS 77057
                              (713) 781-2860
                 (Name and Address of Agent for Service)
                             ________________

                                COPIES TO:


           Bryan L. Goolsby                          Bruce A. Cheatham
            Gina E. Betts                      Winstead Sechrest & Minick P.C.
Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.     1201 Elm Street, Suite 5400
      2200 Ross Avenue, Suite 900                   Dallas, Texas 75270
         Dallas, Texas 75201                           (214) 754-5400
           (214) 220-4800

                             ________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                      CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                      PROPOSED MAXIMUM                                    AMOUNT OF
TITLE OF SECURITIES                                    OFFERING PRICE          PROPOSED MAXIMUM         REGISTRATION
 BEING REGISTERED       AMOUNT BEING REGISTERED(1)      PER SHARE(2)      AGGREGATE OFFERING PRICE(2)       FEE
---------------------------------------------------------------------------------------------------------------------
Common Shares of
Beneficial Interest,       3,450,000 shares(1)             $11.75                 $40,537,500             $12,285
no par value
=====================================================================================================================

     (1) Includes 450,000 Common Shares of Beneficial Interest which may be purchased by the Underwriters to cover over-allotments, if any.

     (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                        UNITED INVESTORS REALTY TRUST

                           CROSS REFERENCE SHEET

ITEM
 NO.     ITEM CAPTION                          LOCATION IN PROSPECTUS
----     ------------                          ----------------------
 1.      Forepart of Registration Statement    Outside Front Cover Page
         and Outside Front Cover Page of
         Prospectus

 2.      Inside Front and Outside Back         Inside Front Cover Page
         Cover Pages of Prospectus             and Outside Back Cover Page

 3.      Summary Information, Risk Factors     Prospectus Summary; Risk Factors
         and Ratio of Earnings to Fixed
         Charges

 4.      Determination of Offering Price       Outside Front Cover Page;
                                               Underwriting

 5.      Dilution                              Dilution

 6.      Selling Security Holders              Not applicable

 7.      Plan of Distribution                  Underwriting

 8.      Use of Proceeds                       Use of Proceeds

 9.      Selected Financial Data               Selected Financial Data

10.      Management's Discussion and           Management's Discussion and
         Analysis of Financial Condition       Analysis of Financial Condition
         and Results of Operations             and Results of Operations

11.      General Information as to             Business and Properties;
         Registrant                            Management; Certain Provisions of
                                               the Texas REIT Act and the
                                               Company's Declaration of Trust
                                               and Bylaws

12.      Policy with Respect to Certain        Business and Properties; Policies
         Activities                            with Respect to Certain
                                               Activities

13.      Investment Policies of Registrant     Prospectus Summary; Business and
                                               Properties; Supplemental Property
                                               Information

14.      Description of Real Estate            Prospectus Summary; Business and
                                               Properties; Supplemental Property
                                               Information

15.      Operating Data                        Prospectus Summary; Business and
                                               Properties; Selected Financial
                                               Data

16.      Tax Treatment of Registrant and       Federal Income Tax Considerations
         Its Security Holders

17.      Market Price of and Dividends on      Dividends and Distributions
         the Registrant's Common Equity        Policy; Description of Shares of
         and Related Shareholder Matters       Beneficial Interest

18.      Description of Registrant's           Description of Shares of
         Securities                            Beneficial Interest; Certain
                                               Provisions of the Texas REIT Act
                                               and the Company's Declaration of
                                               Trust and Bylaws; Dividends and
                                               Distributions Policy

19.      Legal Proceedings                     Business and Properties

20.      Security Ownership of Certain         Principal Shareholders
         Beneficial Owners and Management

21.      Trust Managers and Executive          Management
         Officers

22.      Executive Compensation                Management; Certain Relationships
                                               and Transactions

ITEM
 NO.     ITEM CAPTION                          LOCATION IN PROSPECTUS
----     ------------                          ----------------------

23.      Certain Relationships and Related     Risk Factors; Investment Manager;
         Transactions                          Certain Relationships and Related
                                               Transactions

24.      Selection, Management and Custody     Business and Properties; Certain
         of Registrant's Investments           Relationships and Transactions

25.      Policies with Respect to Certain      Business and Properties; Policies
         Transactions                          With Respect to Certain
                                               Activities

26.      Limitations of Liability              Management; Description of Shares
                                               of Beneficial Interest

27.      Financial Statements and              Prospectus Summary; Selected
         Information                           Financial Data; Financial
                                               Statements

28.      Interests of Named Experts            Experts; Legal Matters
         and Counsel

29.      Disclosure of Commission Position     Not applicable
         on Indemnification for Securities
         Act Liabilities

                  SUBJECT TO COMPLETION, DATED JUNE 18, 1997

                           3,000,000 COMMON SHARES

                        UNITED INVESTORS REALTY TRUST
                     COMMON SHARES OF BENEFICIAL INTEREST
                            NO PAR VALUE PER SHARE

                                 ____________

     United Investors Realty Trust, a Texas real estate investment trust (the "Company"), has been operating since 1989 as a private real estate investment trust engaged in the acquisition, ownership, management, leasing and redevelopment of neighborhood and community shopping centers. Since its inception, the Company has acquired and improved eight community shopping centers located in Texas, Tennessee and Arizona (collectively, the "Properties"). The Properties contain an aggregate of approximately 742,000 square feet of gross leasable space and had an aggregate occupancy rate of approximately 93.3% on March 31, 1997. The Company has elected to be taxed as a real estate investment trust ("REIT") for federal tax purposes since 1989 and is advised by an affiliate, FCA Corp (the "Investment Manager").
See "Investment Manager."

     All of the common shares of beneficial interest of the Company, no par value per share (the "Common Shares"), offered hereby (the "Offering") are being sold by the Company. It is currently anticipated that the initial
public offering price per share will be between $             and $        .
See "Underwriting" for a discussion of the factors considered in determining the initial public offering price.

     Prior to the Offering, there has been no public market for the Common Shares. The Company has applied for listing of the Common Shares on the
          Stock Exchange. The Company intends to pay quarterly dividends to its shareholders. See "Dividends and Distributions Policy."

     SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES INCLUDING:

     -    Limited geographic diversification of the Properties.

     - The liquidation value of the Company may be less than the value of the Company as a going concern.

     - Dependence on Investment Manager for selection and acquisition of new properties and management of existing properties.

     - Ability of the Board of Trust Managers of the Company to change the investment, financing, borrowing and other policies of the Company at any time without shareholder approval.

     - Potential anti-takeover effect of limiting ownership to 9.8% of the outstanding Common Shares and of certain other provisions contained in the Company's organizational documents.

     -    No limitations on amount or type of indebtedness.

     - Possible conflict of interest with and dependence on the Investment Manager.

     - Real estate investment considerations such as the effect of economic and other conditions on real estate operations and values.

     - Immediate dilution in the net tangible book value of Common Shares purchased in the Offering.

     - Taxation of the Company as a corporation if it fails to qualify as a REIT.

     -    Absence of a prior public market for the Common Shares.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.
                            ____________________

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            ____________________

================================================================================

               Price to Public  Underwriting Discount(1)  Proceeds to Company(2)
--------------------------------------------------------------------------------
Per Share          $                    $                         $
Total(3)       $                     $                          $
================================================================================

(1) See "Underwriting" for information concerning indemnification of the Underwriters and other information.
(2)  Before deducting expenses of the Offering estimated at $     payable by
the Company.
(3) The Company has granted the Underwriters an option to purchase up to 450,000 additional Common Shares at the Price to Public, less the Underwriting Discount, for the purposes of covering over-allotments, if any. If the Underwriters exercise such option in full, the total Price to Public,
Underwriting Discount and Proceeds to Company will be $       , $        and
$       , respectively.  See "Underwriting."

                             _________________

     The Common Shares are offered by the Underwriters when, as and if delivered to and accepted by them, subject to their right to withdraw, cancel or reject orders in whole or in part and subject to certain other conditions. It is expected that delivery of certificates representing the Common Shares
will be made against payment on or about             , 1997 at the office of
Southwest Securities in New York, New York or through the facilities of The Depository Trust Company.

                             SOUTHWEST SECURITIES

   The date of this Prospectus is                            , 1997.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR ON THE
STOCK EXCHANGE OR OTHERWISE.  SUCH STABILIZING, IF COMMENCED, MAY
BE DISCONTINUED AT ANY TIME.

                              TABLE OF CONTENTS
                                                                         Page
                                                                          No.
                                                                         ----
PROSPECTUS SUMMARY
  The Company.............................................................  6
  Risk Factors............................................................  7
  The Properties..........................................................  8
  Business Objectives and Strategies......................................  9
  Dividends and Distributions............................................. 10
  Tax Status.............................................................. 11
  The Offering............................................................ 11
  Summary Financial Data.................................................. 12
RISK FACTORS
  Limited Geographic Diversification of the Portfolio..................... 13
  Liquidation Value of Company May Be Less Than Value as a Going Concern.. 13
  Reliance on Management and Investment Manager........................... 13
  Changes in Investment and Financing Policies............................ 13
  Ownership Limit; Anti-Takeover Effect................................... 13
  No Limitation in Organizational Documents on the Incurrence of Debt..... 14
  Conflicts of Interest................................................... 14
  Real Estate Investment Considerations................................... 14
  Immediate and Substantial Dilution...................................... 15
  Limitations on Acquisition and Change in Control........................ 15
  Absence of Prior Public Market for Common Shares........................ 15
  Competition............................................................. 16
  Adverse Consequences of Failure to Qualify as a REIT.................... 16
  Adverse Effect of Increase In Market Interest Rate on Financial
    Position and Common Share Price....................................... 16
  Risks Associated with Borrowing, Including Loss of Properties in the Event of a Foreclosure............................................ 16
  Acquisition Risks....................................................... 16
  Environmental Matters................................................... 17
  Uninsured Loss and Condemnation......................................... 17
  Shares Available for Future Sale........................................ 17
  Risk for Investors Subject to ERISA..................................... 18
  Risks Associated with Forward-Looking Statements Included in this
    Prospectus............................................................ 18
BUSINESS AND PROPERTIES................................................... 18
  Business................................................................ 19
  Management and Leasing.................................................. 20
  The Properties.......................................................... 20
  Major Tenants........................................................... 22
  Additional Information Concerning Certain Properties.................... 23
  Leases.................................................................. 25
  Bankruptcies and Tenant Delinquencies................................... 26
  Mortgage Loan Indebtedness.............................................. 26
  Other Debt.............................................................. 27
  Rental Revenues......................................................... 28
  Capital Expenditures.................................................... 28
  Competition............................................................. 28
  Legal Proceedings....................................................... 28
  Regulations and Insurance............................................... 28
  Environmental Matters................................................... 29
  Supplemental Property Information....................................... 30
STRATEGY FOR FUTURE GROWTH
  Growth Strategy......................................................... 30
  Operating Strategy...................................................... 31
  Acquisitions............................................................ 31
  Redevelopment........................................................... 32
  Financing............................................................... 32
USE OF PROCEEDS........................................................... 33
DIVIDENDS AND DISTRIBUTIONS POLICY........................................ 33
  General................................................................. 33
  Dividend Reinvestment Plan.............................................. 34
CAPITALIZATION............................................................ 35
DILUTION.................................................................. 36
SELECTED FINANCIAL INFORMATION............................................ 37
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF
  RESULTS OF OPERATIONS................................................... 38
  Overview................................................................ 38
  Results of Operations................................................... 38
  Liquidity and Capital Resources......................................... 40
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES............................... 43
  Investment Policies..................................................... 43
  Financing Policies...................................................... 44
  Affiliate Transaction Policy............................................ 44
  Certain Other Policies.................................................. 44
MANAGEMENT................................................................ 45
  Trust Managers and Officers............................................. 45
  Committees of the Board of Trust Managers............................... 47
  Compensation of Trust Managers.......................................... 47
  Executive Compensation.................................................. 48
  Share Incentive Plan.................................................... 48
  Indemnification Agreements.............................................. 48
  Limitation of Liability and Indemnification............................. 49

                                                                         Page
                                                                          No.
                                                                         ----

CERTAIN RELATIONSHIPS AND TRANSACTIONS.................................... 49
PRINCIPAL SHAREHOLDERS.................................................... 51
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST.............................. 52
  General................................................................. 52
  Restrictions on Transfer................................................ 53
  Preemptive Rights and Cumulative Voting................................. 54
  Share Dividends......................................................... 54
  Redemption of Company Shares............................................ 54
  Voting Rights........................................................... 54
CERTAIN PROVISIONS OF THE TEXAS REIT ACT AND OF THE COMPANY'S
  DECLARATION OF TRUST AND BYLAWS......................................... 54
  Board of Trust Managers................................................. 54
  Business Combinations................................................... 55
  Shareholder Liability................................................... 56
  Trust Manager Liability................................................. 56
  Special Shareholder Meetings............................................ 57
  Termination of the Company.............................................. 57
  Amendment of Declaration of Trust and Bylaws............................ 57
SHARES AVAILABLE FOR FUTURE SALE.......................................... 57
FEDERAL INCOME TAX CONSIDERATIONS......................................... 58
  General................................................................. 58
  Requirements for Qualification as a Real Estate Investment Trust........ 59
  Federal Taxation of the Company......................................... 61
  Taxation of Shareholders................................................ 62
  Disclosure Regarding DRIP............................................... 62
  Taxation of Tax Exempt Shareholders..................................... 63
  Taxation of Foreign Shareholders........................................ 63
  Other Taxation.......................................................... 64
ERISA CONSIDERATIONS...................................................... 64
UNDERWRITING.............................................................. 65
LEGAL MATTERS............................................................. 67
EXPERTS................................................................... 67
ADDITIONAL INFORMATION.................................................... 67
GLOSSARY.................................................................. 68
INDEX TO FINANCIAL STATEMENTS.............................................F-1
APPENDIX A................................................................A-1
SCHEDULE..................................................................S-1

                             PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED DESCRIPTION AND FINANCIAL INFORMATION AND STATEMENTS, AND THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. CAPITALIZED AND CERTAIN OTHER TERMS USED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE GLOSSARY. EXCEPT AS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION WILL NOT BE EXERCISED.

                                THE COMPANY

     United Investors Realty Trust (the "Company") has been operating since 1989 as a private real estate investment trust engaged in the acquisition, ownership, management, leasing and redevelopment of neighborhood and community shopping centers. The Company was organized as a Massachusetts business trust under the name UST Investors Realty Trust as of December 1, 1988. Effective as of August 6, 1990, the Company changed its state of domicile by reorganizing as a real estate investment trust formed under the Texas Real Estate Investment Trust Act (the "Texas REIT Act") with the name United Investors Realty Trust. The Company has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), since 1989.

     The Company currently owns fee title or controlling interest in eight shopping center properties located in Texas, Tennessee and Arizona (collectively, the "Properties"). The Properties are strategically located in areas to provide busy working families with the opportunity to get most of their shopping done between work and home. The Properties range in size from approximately 29,000 square feet to 190,000 square feet, and are anchored primarily by national and regional supermarkets and retailers who offer everyday necessities to their neighborhood communities. The Company leases space to only one key retailer, Randall's Food & Drugs, Inc. ("Randall's"), whose lease payments are 10% or more of the Company's revenues. Randall's is located in the Randall's/University Park Shopping Center located approximately one mile from the Texas A&M University campus in College Station, Texas and represents approximately 13% of the Company's revenues. Any future property acquisitions by the Company are expected to be in established neighborhoods in small to medium-sized metropolitan communities, where potential future appreciation will be driven by better than average population and employment growth. The Company is currently in discussions with owners of several neighborhood shopping centers that it would like to acquire, but there can be no assurances that the Company will be able to acquire these or any additional properties on favorable terms. The Company currently relies on local, unaffiliated professional property managers and leasing agents to help the Company manage its Properties. These local professionals are, or can be, on site on a daily basis and are familiar with the communities in which the centers are situated and the needs of the tenants that these centers serve.

     The investments of the Company are managed by FCA Corp, a closely-held Texas corporation (the "Investment Manager"). Robert W. Scharar, Chairman of the Board of the Company, is a principal shareholder of the Investment
Manager. The Company's President and Chief Executive Officer, Lewis H. Sandler, is also the Chief Executive Officer of the real estate services division of the Investment Manager. See "Risk Factors--Conflicts of Interest." Since 1975, the Investment Manager, or its predecessor-in-interest, has been registered with the Securities and Exchange Commission (the "Commission") as an investment advisory firm under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). The Investment Manager's senior management originally sponsored the organization of the Company as a benefit to a number of clients who desired to include real estate properties in their investment portfolios. The Investment Manager currently provides administrative, accounting, financial, legal and operating personnel as well as asset management to the Company on an "as-needed" basis. See "Investment Manager." From and after the effective date of this Offering, the Investment Manager has agreed to dedicate the services of Randall D. Keith and Daniel M. Jones III, to the administration of the Company. They are the Company's
Chief Operating Officer and Chief Financial Officer, respectively. See "Management."

     The Company's principal investment objective is to maximize shareholder returns based on cash available for distribution, which includes funds provided from operations and, from time to time, realized from gains on the sale of investments. To this end, the Company intends to invest, directly or through wholly-owned subsidiaries, joint ventures or partnerships, in existing retail shopping centers. The Company actively seeks out acquisition properties which it can renovate and/or expand because management believes that such renovation or expansion will increase earnings and values. The Company currently follows four general investment policies to achieve its objectives. First, the Company seeks to maintain investment flexibility in the acquisition of real estate assets for long-term investment and income while applying conservative selection criteria for the acquisition of such assets. Second, the Company intends to aggressively seek acquisitions, and maintain and intensively manage a portfolio of high quality and well-located properties with a majority of the space already leased. Third, the Company intends to focus its acquisition efforts on communities in which it already has properties or in areas where the Company can acquire several properties concurrently, in order to obtain economies of scale in the use of local personnel, advertising and purchasing of services. Finally, it is the policy of the Company to selectively sell properties as dictated by market conditions in order to realize capital gain and to improve the Company's overall portfolio profile and valuation.

     Although the Company is not currently entirely self-managed, the Company nonetheless believes that it can compete effectively with other shopping center operators in its peer group with respect to future acquisitions. It has been management's experience that many retail center owners with an interest in selling their properties wish to maintain an active role in the management of their centers. Management believes that many of the Company's competitors have no interest in or capacity for retaining the management services of the persons who control the assets that such competitors wish to acquire. The Company is prepared to allow certain qualified senior managers to continue the management of their former assets if such persons can be retained on terms satisfactory to the Company. The Company believes that its ability to retain such managers will facilitate access to additional acquisitions, integration of future property acquisitions, and retention of the existing goodwill resulting from the long-term tenant relations and community involvement of such managers.

     The Company's principal executive offices are located at 5847 San Felipe, Suite 850, Houston, Texas 77057, and its telephone number is (713) 781-2860.

                                RISK FACTORS

     AN INVESTMENT IN THE COMMON SHARES INVOLVES VARIOUS RISKS, AND PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" PRIOR TO ANY INVESTMENT IN THE COMPANY. SUCH RISKS INCLUDE, AMONG OTHERS:

     -    Limited geographic diversification of the Properties.

     - The liquidation value of the Company may be less than the value of the Company as a going concern.

     - Dependence on Investment Manager for selection and acquisition of new properties and management of existing properties.

     - The ability of the Board of Trust Managers of the Company to change the investment, financing and other policies of the Company at any time without shareholder approval.

     - The potential anti-takeover effect of limiting share ownership to 9.8% of the outstanding Common Shares (with certain exceptions) and certain other provisions contained in the organizational documents of the Company, such as the ability to issue preferred shares, any of which may discourage a change in control, and may limit the opportunity for the Company's shareholders to receive a premium for their Common Shares.

     - The risk of potential increases in leverage due to the absence of a provision in the organizational documents of the Company that limits the amount and type of debt that the Company may incur, which may result in increases in debt service requirements that could adversely affect the Company's funds from operations and ability to pay dividends to shareholders and an increased risk of default on the Company's obligations.

     - The officers of the Company and the Investment Manager may be subject to certain potential conflicts of interest.

     - Real estate investment risks, such as the effect of economic and other conditions on commercial property values (including the dependence of the Properties on the economies of the metropolitan areas in which they are located), the ability of tenants to make rent payments, the ability of the Properties to generate revenues sufficient to meet operating expenses, including future debt service, and the illiquidity of real estate investments.

     - Immediate dilution in the net tangible book value of Common Shares purchased in the Offering.

     - Many entities, as well as individuals, compete for investments similar to those proposed to be made by the Company, many of whom have far greater resources than the Company.

     - The Company will be taxed as a corporation if it fails to maintain its qualification as a REIT.

     -    Absence of a prior public market for the Common Shares.

     - Increases in market interest rates may lead prospective purchasers of the Common Shares to demand a higher annual yield from future dividends, which may adversely affect the market price of the Common Shares.

     - Failure to make payments on secured indebtedness may result in the loss of the property securing such indebtedness.

     - Risks associated with the acquisition of additional properties including financing risks and the risk that such properties may not perform as expected.

     - Potential liability of the Company relating to unknown or future environmental issues.

     - Potential losses in the event of a casualty or other liabilities that are not insured, are uninsurable or not economically insurable.

     - Future sales of Common Shares could adversely affect the prevailing market price for Common Shares.

     - Investment in Common Shares may not be suitable for certain investors subject to ERISA.

                               THE PROPERTIES

     The Properties consist of eight retail properties located in Austin, College Station, El Campo and San Antonio, Texas; Lenoir City and Athens, Tennessee; and Phoenix, Arizona. The Properties were built between 1970 and 1991, with the oldest property going through a substantial renovation in 1984. The aggregate occupancy rate for the Properties was 93.3% as of March 31, 1997.

     The Properties range in size from approximately 29,000 square feet to 190,000 square feet. Further acquisitions are expected to concentrate on similar properties that are anchored primarily by national and regional supermarkets and retailers who offer everyday necessities to their neighborhood communities. The Company's success has been based, in part, on its ability to infuse capital into those shopping centers where the capital is expected to generate greater occupancies and higher rents.

     The chart below shows certain additional information with respect to the Properties as of March 31, 1997.


                               Total                                       Total        Percentage of
                              GLA(1)      Percentage of    Aggregate     Annualized      Annualized
State         Properties     (sq. ft.)      Total GLA      Occupancy    Base Rent(2)      Base Rent
-----         ----------     ---------    -------------    ---------    ------------    -------------
Texas              5          473,800        63.85%          93.5%       $3,502,512         71.45%
Tennessee          2          151,625        20.43           96.3           743,298         15.16
Arizona            1          116,665        15.72           88.5           656,484         13.39
                  --          -------       ------           ----        ----------        ------
                   8          742,090       100.00%          93.3%       $4,902,294        100.00%
                  --          -------       ------           ----        ----------        ------
                  --          -------       ------           ----        ----------        ------

-------------------
(1) Gross leasable area.
(2) Based on March 31, 1997 rent roll.

                     BUSINESS OBJECTIVES AND STRATEGIES

     The Company will seek to maximize growth and Cash Available for Distribution and enhance the value of its portfolio through effective operating, aggressive and flexible acquisition and conservative financing strategies as well as intensive asset management policies and activities. The Company believes that attractive opportunities exist to increase rental revenues and funds from operations through leasing and management of the Properties in its portfolio. The Company will also seek to create additional value through the acquisition and redevelopment of existing community shopping centers with an emphasis on small to medium-sized metropolitan communities where potential future appreciation will be driven by better than average population and employment growth. The Company's operating, acquisition and financing strategies and management policies are determined by the Board of Trust
Managers and are implemented by the Company's executive officers and by the Investment Manager. These strategies and policies may be amended or revised from time to time at the discretion of the Board of Trust Managers without a vote of the shareholders of the Company.

OPERATIONS

     The Company's operating objectives are to:

     - Hold and maintain properties for long-term investment and place a strong emphasis on aesthetics, regular maintenance, periodic renovation and capital improvements.

     - Maintain and diversify its core base of national and regional supermarket and retail tenants.

     - Aggressively market vacant space, renew existing leases at higher base rents per square foot, and utilize percentage rents and minimum base rent escalation provisions in its leases.

GROWTH STRATEGY

     The Company's growth strategy will be to:

     - Focus primarily on acquisitions of retail properties in small to medium-sized metropolitan communities where the Company's knowledge of the real estate market is strongest or in areas where the Company can acquire, concurrently, several properties, in order to obtain economies of scale. In either event, the Company will focus on areas where potential future appreciation will be driven by better than average population and employment growth.

     - Acquire shopping centers that are generally anchored by supermarkets or by national or regional retailers with long term leases and who offer everyday necessities to their neighborhood communities.

     - Acquire shopping centers located along major traffic arteries in established neighborhoods where the development of competing shopping centers is impeded by the lack of developable land and zoning restrictions and where tenant relocation alternatives are limited.

     - Take advantage of its structural flexibility by offering, on a selective basis, senior management of prospective sellers an opportunity to continue the management of their former shopping centers if such persons can be retained on terms acceptable to the Company.

     - Acquire, redevelop and re-tenant under-managed retail properties in areas with strong prospects for future growth.

     - Renovate and expand the existing Properties to meet the needs of existing or new tenants.

FINANCING

     In order to most effectively pursue its business strategies, the Company's financing strategy will be to:

     - Maintain a capital structure with a ratio of long-term debt to Total Market Capitalization of no more than 50%. On a pro forma basis at March 31, 1997, after giving effect to the Offering (assuming an initial public offering price of $11.75 per Common Share), the Company would have a long-term debt to Total Market Capitalization ratio of approximately 16.8%. Fluctuations in the market price of the Common Shares may cause this ratio to vary from time to time. The Company has established its financing policies relative to the Total Market Capitalization of the Company rather than relative to the book value of the Company's assets, a ratio that is frequently employed. The Company has used Total Market Capitalization because management believes that the book value of the Company's assets does not accurately reflect the fair market value of such assets or the Company's ability to borrow and to meet debt service requirements.
          The Total Market Capitalization of the Company, however, is more variable than book value, and does not necessarily reflect the fair market value of the underlying assets of the Company at all times. Although the Company will consider factors other than Total Market Capitalization in making decisions regarding the incurrence of debt (such as the purchase price of properties to be acquired with debt financing, the estimated market value of property upon refinancing, and the ability of particular properties and the Company as a whole to generate cash flow to cover expected debt service), no assurance can be given that the ratio of long-term debt to Total Market Capitalization (or to any other measure of asset value) will be consistent with the expected initial level of distributions to shareholders. The Company will seek to avoid exposure to long-term variable rate debt by utilizing either fixed-rate debt or entering into interest rate protection agreements.

     - Utilize the most appropriate sources of capital for potential future acquisition projects, which may include undistributed cash available for distribution, proceeds from the sale of properties, the issuance of equity securities (including preferred shares), bank and other institutional borrowings (secured and unsecured) and the issuance of debt securities.

                          DIVIDENDS AND DISTRIBUTIONS

     Initially, the Company intends to pay regular quarterly dividends to its shareholders of $0.26 per share; $1.04 per share on an annualized basis. This
would represent an annual dividend rate of          %, based on the
assumed public offering price of $              per share.  The Company
intends to pay a dividend for the fourth quarter of 1997 (prorated for the period from the completion of the Offering through December 31, 1997, if the Offering is completed in such fourth quarter).

     The dividend will be paid to shareholders of record on January 5, 1998. Such payment will be made on or about January 27, 1998. The dividend rate was established based on an estimate of "Cash Available for Distribution." Cash Available for Distribution is defined as net income
(loss) available for holders of Common Shares, as computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains and losses from debt restructuring and property sales, plus depreciation and amortization, less capital expenditures. Cash Available for Distribution does include the effect of the amortization of deferred financing costs, a non-cash item which is considered a component of amortization expense. See "Selected Financial Data." Cash Available for Distribution does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to cash flow as a measure of liquidity after the Offering.

     The Company does not expect to change its estimated dividend rate if the Underwriters' over-allotment option is exercised. The Company intends to maintain at least the dividend rate set forth above for the one year following the completion of the Offering unless the actual results of operations, economic conditions or other factors differ from the assumptions used in its estimates. Dividends depend upon a variety of factors, and there can be no assurance that dividends will be made.

     In order to maintain its qualification as a REIT under current tax laws, the Company must, among other things, make an annual distribution to shareholders of at least 95% of its REIT taxable income (which does not include capital gains). Under certain circumstances, the Company may be required to pay dividends in excess of funds from operations in order to meet such distribution requirements. Dividends by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes will generally be taxable to shareholders as ordinary dividend income. Distributions in excess of earnings and profits will generally be treated as a non-taxable reduction of the shareholder's basis in the Common Shares to the extent thereof, and thereafter as taxable gain. Dividends that are treated as a reduction of the holder's basis in the Common Shares will have the effect of deferring taxation until the sale of the shareholder's Common Shares. The Company does not expect any portion of its dividend for 1997 to represent a return of capital. This could change if the Company acquires any shopping centers in the last six months of 1997. See "Federal Income Tax Considerations."

     Prior to the end of fiscal 1997, the Company intends to adopt a dividend reinvestment program under which holders of Common Shares may elect to reinvest their dividends automatically in additional Common Shares.

                                TAX STATUS

     The Company has elected to be treated as a REIT under sections 856 through 860 of the Code since the taxable year ended December 31, 1989. As a REIT, the Company generally will not be subject to federal income tax provided it makes certain distributions to its shareholders and meets certain organizational and other requirements. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. See "Risk Factors--Adverse Consequences of the Failure to Qualify as a REIT" and "Federal Income Tax Considerations." As a REIT, the Company is subject to certain federal, state and local taxes. See "Federal Income Tax Considerations."

                                THE OFFERING

Shares Offered......................  3,000,000

Shares to be Outstanding After
  the Offering......................  3,887,489(1)

Use of Proceeds.....................  To repay certain mortgage and other indebtedness associated with the
                                      Properties, acquisitions of properties
                                      and for general working capital purposes.

Stock Exchange Symbol...............

-------------------
(1) Does not include 200,000 Common Shares issuable upon exercise of options to be granted pursuant to the Company's 1997 Share Incentive Plan (the "Plan") effective upon completion of the Offering. Includes 44,000 Common Shares to be awarded to the Investment Manager under the Plan and 2,000 Common Shares to be awarded to each of the three independent Trust Managers under the Plan upon completion of the Offering. See "Management--Share Incentive Plan."

                                SUMMARY FINANCIAL DATA

    The following table sets forth pro forma information and historical summary consolidated financial data of the Company. The following financial information should be read in conjunction with all of the financial statements and notes thereto included elsewhere in this Prospectus. The historical and pro forma operating data of the Company may not be indicative of future operating results of the Company. The pro forma operating data of the Company are presented as if the Offering had occurred as of the beginning of each period presented. The pro forma balance sheet data are presented as if the Offering had occurred on March 31, 1997. The following pro forma information is not necessarily indicative of what the Company's results of operations or financial condition would have been for the periods or at the date indicated.

                                           Three Months ended March 31,                       Year ended December 31,
                                     ---------------------------------------   ----------------------------------------------------
                                      Pro Forma                                Pro Forma
                                         1997          1997          1996         1996          1996          1995          1994
                                     -----------   -----------   -----------   ----------   -----------   -----------   -----------
OPERATING  INFORMATION:
  Revenues:
    Base rents (1)(3)                $ 1,215,752   $ 1,215,752   $   962,663   $4,097,911   $ 4,097,911   $ 4,389,491   $ 3,794,711
    Percentage rents                       6,600         6,600         8,206       32,822        32,822         --            --
    Expense reimbursements               273,868       273,868       193,952      835,940       835,940       848,975       844,299
    Interest and other income              8,476         8,476        13,106       67,409        67,409        44,224        10,344
                                     -----------   -----------   -----------   ----------   -----------   -----------   -----------
      Total revenues                   1,504,696     1,504,696     1,177,927    5,034,082     5,034,082     5,282,690     4,649,354
                                     -----------   -----------   -----------   ----------   -----------   -----------   -----------
  Expenses:
    Operating and maintenance            130,561       130,561        90,419      442,701       442,701       662,687       445,635
    Real estate taxes                    188,566       188,566       131,165      558,000       558,000       569,634       512,070
    General and administrative           197,822       197,822       143,275      642,944       642,944       657,466       507,137
    Interest                             207,434       611,203       504,277      609,102     2,132,390     2,177,447     2,101,762
    Depreciation and amortization        300,666       284,416       221,235    1,023,778       958,778       960,876       756,914
                                     -----------   -----------   -----------   ----------   -----------   -----------   -----------
      Total expenses                   1,025,049     1,412,568     1,090,371    3,276,525     4,734,813     5,028,110     4,323,518
                                     -----------   -----------   -----------   ----------   -----------   -----------   -----------
Income before gain on sale of
 investment real estate, minority
 interest and preferred share
 dividend requirements                   479,647        92,128        87,556    1,757,557       299,269       254,580       325,836

  Gain on sale of investment
   real estate                             --            --            6,760      240,000       240,000        25,020         --
                                     -----------   -----------   -----------   ----------   -----------   -----------   -----------
Income before minority interest and
 preferred share dividend
 requirements                            479,647        92,128        94,316    1,997,557       539,269       279,600       325,836
Minority interest in net income of
 real estate ventures                     (1,264)       (9,070)      (10,645)      (2,417)      (51,941)      (43,278)      (48,435)
                                     -----------   -----------   -----------   ----------   -----------   -----------   -----------
Income before preferred
 share dividend requirements             478,383        83,058        83,671    1,995,140       487,328       236,322       277,401
Preferred share dividend
 requirements                            (24,158)      (24,158)      (23,822)     (96,296)      (96,296)      (43,618)        --
                                     -----------   -----------   -----------   ----------   -----------   -----------   -----------
Net income available for
 common shareholders                 $   454,225   $    58,900   $    59,849   $1,898,844   $   391,032   $   192,704   $   277,401
                                     -----------   -----------   -----------   ----------   -----------   -----------   -----------
                                     -----------   -----------   -----------   ----------   -----------   -----------   -----------
Net income per common share (2)      $      0.16   $      0.07   $      0.07   $     0.68   $      0.44   $      0.22   $      0.35
                                     -----------   -----------   -----------   ----------   -----------   -----------   -----------
                                     -----------   -----------   -----------   ----------   -----------   -----------   -----------
Weighted average shares outstanding    2,806,489       887,489       884,397    2,803,665       884,655       884,397       802,899
                                     -----------   -----------   -----------   ----------   -----------   -----------   -----------
                                     -----------   -----------   -----------   ----------   -----------   -----------   -----------
Cash dividends per common share (4)                      --            --                         --            --      $      0.40
                                                   -----------   -----------                -----------   -----------   -----------
                                                   -----------   -----------                -----------   -----------   -----------

BALANCE SHEET INFORMATION
  Rental properties, gross           $41,357,860   $39,408,381   $32,546,492                $39,368,700   $34,236,932   $33,852,975
  Total assets                        51,711,158    37,060,379    31,005,233                 37,242,544    32,532,204    32,702,850
  Mortgage and other notes payable     9,300,924    26,426,124    21,646,424                 26,542,992    22,484,845    23,826,831
  Total liabilities                   10,035,058    27,160,258    22,160,654                 27,406,859    23,407,145    24,647,866
  Minority interests                     651,688     1,320,209       693,816                  1,314,673       699,984       794,730
  Preferred stock                      1,068,226     1,068,226     1,068,226                  1,068,226     1,068,226         --
  Common shareholders' equity         39,956,186     7,511,686     7,082,937                  7,452,786     7,356,849     7,260,254

-----------------
(1) Base rent was lower in 1996 as a result of the spin-off of the One West Hills office building on January 1, 1996.
(2) Net income per share is the result of dividing net income available for common shareholders by the weighted average shares outstanding. For each historical period shown, the weighted average shares outstanding have been increased by 50,000 shares to reflect the planned 1997 share awards under the Plan.
(3) During 1997, the Company changed its method of accounting for certain rental revenues to when earned versus when received and certain expenses to when incurred versus when paid. See note 10 in the Consolidated Financial Statements.
(4) For 1996 and 1995, the Company distributed a dividend in kind of Ivy Realty Trust stock consisting of $.40 and $.20 per share, respectively.

                                RISK FACTORS

     AN INVESTMENT IN THE COMPANY INVOLVES VARIOUS INVESTMENT RISKS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS TOGETHER WITH THE INFORMATION PROVIDED ELSEWHERE IN THIS PROSPECTUS IN EVALUATING AN INVESTMENT IN THE COMPANY.

LIMITED GEOGRAPHIC DIVERSIFICATION OF THE PORTFOLIO

     The Company's Properties are located in three states, Texas, Tennessee and Arizona (primarily Texas). The concentration of the portfolio in a limited number of geographic regions creates the risk that should any one of these regions experience an economic downturn, the Company's operations may be adversely affected.

LIQUIDATION VALUE OF THE COMPANY MAY BE LESS THAN VALUE AS A GOING CONCERN

     The valuation of the Company has not been determined on a property-by-property basis because the Company is an on-going business enterprise. Rather, the Company has been valued based on the cash flow and cash flow potential of the Properties owned by the Company, and the factors set forth in this Prospectus. The Company does not obtain appraisals of its properties in the ordinary course of business, and appraisals of the Properties have not been obtained in connection with the Offering. Investors should be aware that the liquidation value of the Company may be less than the value of the Company as a going concern.

RELIANCE ON MANAGEMENT AND INVESTMENT MANAGER

     The Company is dependent for the selection, structuring, closing and monitoring of its investments upon the efforts and abilities of the officers of the Investment Manager, Robert W. Scharar, the Investment Manager's President, and Lewis H. Sandler, Chief Executive Officer of the real estate services division of the Investment Manager. The loss or interruption of the services of these persons could have a material adverse effect on the Company. In addition, several of the officers of the Investment Manager also serve as Trust Managers and officers of the Company and devote such time as they deem appropriate to the Company. The success of the Company is dependent in large part on its officers. These officers are paid by the Investment Manager. Although management of the Company believes that the Company can obtain the services of third party investment advisors or hire sufficient personnel to manage the Company's investments, in the event that the Amended and Restated Advisory Agreement (the "Advisory Agreement") is terminated, no assurance can be given that the Company could obtain alternative investment management services of a comparable quality.

CHANGES IN INVESTMENT AND FINANCING POLICIES

     The investment and financing policies of the Company, and its policies with respect to certain other activities, including its growth, debt capitalization, distributions, REIT status and investment and operating policies are determined by the Board of Trust Managers. Although it has no present intention to do so, these policies may be amended or revised from time to time at the discretion of the Board of Trust Managers without a vote of the shareholders of the Company.

OWNERSHIP LIMIT; ANTI-TAKEOVER EFFECT

     In order to maintain its qualification as a REIT, not more than 50% in value of the outstanding shares of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). To ensure that the Company will not fail to qualify as a REIT under this test, the Amended and Restated Declaration of Trust (the "Charter") provides that no holder of capital shares, other than any person approved by the Trust Managers, may directly or indirectly own more than 9.8% of the lesser of the number or value of the outstanding capital shares.
There can be no assurance that there will not be five or fewer individuals who will own more than 50% in value of the shares thereby causing the Company to fail to qualify as a REIT. The ownership limits may discourage a change of control of the Company and may also (i) deter tender offers for the Common Shares, which offers may be attractive to the shareholders or (ii) limit the opportunity for shareholders to receive a premium for their Common Shares that might otherwise exist if an investor attempted to assemble a block of Common Shares in excess of 9.8% in number or value of the outstanding capital shares or otherwise to effect a change of control of the Company. See "Description of Shares of Beneficial Interest--Restrictions on Transfer."

NO LIMITATION IN ORGANIZATIONAL DOCUMENTS ON THE INCURRENCE OF DEBT

     The Company currently has a general policy of limiting its borrowings to a ratio of approximately 50% or less of long-term debt to Total Market Capitalization. The organizational documents of the Company contain no limitation on the amount or percentage of indebtedness which the Company may incur. Therefore, the Board of Trust Managers, without a vote of the shareholders, could alter or eliminate the current policy of limiting borrowings at any time. If the Company's debt to capitalization policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's operating cash flow and its ability to make expected distributions to shareholders, and could result in an increased risk of default on its obligations.

     Although the Company will consider factors other than Total Market Capitalization in making decisions regarding the incurrence of debt (such as the purchase price of properties to be acquired with debt financing, the estimated market value of properties upon refinancing, and the ability of particular properties and the Company, as a whole, to generate cash flow to cover expected debt service), there can be no assurance that the ratio of debt to Total Market Capitalization will be consistent with the maintenance of the expected level of distributions to shareholders.

CONFLICTS OF INTEREST

     The fee of the Investment Manager is based on the Advisory Funds From Operations and is not entirely dependent upon the profitability of the Properties. The fee was not the result of an arm's length negotiation.

REAL ESTATE INVESTMENT CONSIDERATIONS

     ECONOMIC PERFORMANCE AND VALUE OF PROPERTIES DEPENDENT ON MANY FACTORS. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. If the Company's properties do not generate income sufficient to meet operating expenses, including debt service, the Company's income and ability to make distributions to its shareholders will be adversely affected.

     The income from and market value of a leased property may be adversely affected by such factors as changes in the general economic climate, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, the attractiveness of the properties to tenants and competition from other available space. Real estate values and income are also affected by such factors as government regulations and changes in real estate, zoning or tax laws, interest rate levels, the availability of financing and potential liability under environmental and other laws.

     Adverse economic conditions could adversely affect the ability of a tenant to make its lease payments to the Company, resulting in a reduction in the cash flow of the Company and a decrease in the value of the property leased to such tenant in the event the lease is terminated and the Company is unable to lease the property to another tenant on similar or better terms, or at all. In addition, the Company may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. The Company not only could lose the cash flow from such defaulting tenant, but in order to prevent a foreclosure, also might divert cash flow generated by other properties to meet mortgage payments, if any, and pay other expenses associated with owning the property with respect to which the default occurred.

     DEPENDENCE ON RENTAL INCOME FROM REAL PROPERTY TO MEET DEBT OBLIGATIONS AND MAKE DISTRIBUTIONS. As substantially all of the Company's income is derived from rental income from real property, the Company's income and Funds From Operations could be adversely affected if a single major tenant was or a number of smaller tenants were unable to meet their obligations to the Company or if the Company was unable to lease on economically favorable terms a significant amount of space in its Properties. Although such adverse effect may be limited by the fact that the Company does not rely on any single major tenant, such risk is not eliminated. In addition, the Company's tenants may have the right to terminate their leases upon the occurrence of certain customary events of default, or, in some cases, if the lease held by an anchor tenant or other principal tenant of the property expires, is terminated or the property subject to the lease is vacated, even if rent continues to be paid under the lease. No assurance can be given that leases that expire or are terminated can be renewed or replaced, or that the properties covered by leases that expire or are terminated can be leased to comparable tenants or on comparable terms, or at all.

     RISK OF BANKRUPTCY OF MAJOR TENANTS. The bankruptcy or insolvency of a major tenant or a number of small tenants may have an adverse impact on the properties affected and on the income produced by such properties. Under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. If the tenant continues its lease with the Company, the tenant must cure all defaults under the lease and provide the Company with adequate assurance of its future performance under the lease. If the tenant terminates the lease, the Company's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. General unsecured claims are the last claims to be paid in a bankruptcy and therefore funds may not be available to pay such claims. As of June 15, 1997, none of the Company's major tenants are in bankruptcy or have defaulted on a lease which caused a material adverse effect on the Company.

     ILLIQUIDITY OF REAL ESTATE INVESTMENTS. Equity real estate investments are relatively illiquid and therefore tend to limit the ability of the Company to vary its portfolio in response to changes in economic or other conditions. In addition, mortgage payments and, to the extent a property is not subject to Triple Net Leases, certain significant expenditures such as real estate taxes and maintenance costs generally are not reduced when circumstances cause a reduction in income from the investment, and should such events occur, the Company's income and Cash Available for Distribution would be adversely affected. At this time, substantially all of the Properties' leases are Triple Net Leases. See "--Risks Associated with Borrowing, Including Loss of Properties in the Event of a Foreclosure."

     CHANGES IN LAWS. Costs resulting from changes in real estate taxes generally may be passed through to tenants and, to such extent, will not affect the Company. Increases in income, service or transfer taxes, however, generally are not passed through to tenants under the leases and may adversely affect the Company's operating cash flow and its ability to make distributions to shareholders. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would adversely affect the Company's operating cash flow and its ability to make distributions to shareholders.

IMMEDIATE AND SUBSTANTIAL DILUTION

     As set forth more fully under "Dilution," the anticipated price per Common Share in the Offering substantially exceeds the pro forma net tangible book value per share immediately subsequent to the Offering. Accordingly, the shareholders acquiring shares in the Offering will experience immediate and
substantial dilution of $              per share in the net tangible book
value of the Common Shares.

LIMITATIONS ON ACQUISITION AND CHANGE IN CONTROL

     The Charter and Amended and Restated Bylaws (the "Bylaws") of the Company contain a number of provisions, and the Board of Trust Managers has taken certain actions, that could impede a change of control in the Company. The Charter authorizes the Board of Trust Managers to create new classes and series of securities and to establish the preferences and rights of any such classes and series. See "Description of Capital Stock." The issuance of securities by the Board of Trust Managers pursuant to this Charter provision could have the effect of delaying or preventing a change of control of the Company, even if a change of control were in the interest of some, or a majority, of shareholders.

ABSENCE OF PRIOR PUBLIC MARKET FOR COMMON SHARES

     Prior to the Offering, there has been no public market for the Common Shares. Although the Common Shares are expected to be listed on the Stock Exchange, there can be no assurance that an active trading market will develop or be sustained or that investors in the Offering will be able to resell their Common Shares at or above the initial public offering price.
The initial public offering price of the Common Shares was determined by agreement among the Company and the Underwriters and may not be indicative of the market price for the Common Shares after the Offering. See "Underwriting."

COMPETITION

     There are numerous commercial developers and real estate companies, many of which may have greater financial and other resources than the Company, that compete with the Company in seeking properties for acquisition and identifying tenants who will lease space in these properties. There can be no assurance of how well the Company will be able to successfully compete with such entities in relation to its acquisition and leasing activities. In addition, retailers at the Properties face increasing competition from outlet malls, discount shopping clubs, catalog companies, direct mail and telemarketing. This competition may affect the amount of percentage rent retailers pay to the Company and their desire to renew their leases at the Properties.

ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

     The Company must meet a number of highly technical and complex requirements, described under "Federal Income Tax Considerations," to maintain its status as a REIT under the Code. Failure to qualify as a REIT would result in the taxation of the Company at corporate rates and loss of pass-through tax treatment which would have a significant adverse effect on the return to shareholders. Failure to qualify as a REIT under the Code during a taxable year would generally render the Company ineligible to elect REIT status again until the fifth subsequent taxable year. The Company will not be required to make distributions to shareholders in the event that it fails to qualify as a REIT under the Code and there can be no assurance that the Company will continue to make distributions in such event. Transfers of the Common Shares are subject to certain restrictions to protect the Company's REIT status under the Code. In addition, the Company may be subject to state or local taxes. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT, the federal income tax consequences of such qualification or the application of state or local taxes to the Company.

ADVERSE EFFECT OF INCREASE IN MARKET INTEREST RATE ON FINANCIAL POSITION AND COMMON SHARE PRICE

     One of the factors that may influence the price of the Company's shares in public markets is the annual distribution rate on the Common Shares.
Thus, an increase in market interest rates may lead purchasers of Common Shares to demand a higher annual distribution rate, which could adversely affect the market price of the Common Shares. In addition, an increase in the market rate of interest may increase interest expenses under any variable rate indebtedness of the Company. After the Offering, the Company expects to obtain a revolving credit line with variable rate interest. Although the Company intends to purchase a collar or similar protection against fluctuating interest rates, there can be no assurance that such collar or similar arrangement will be available, or if available, at economically feasible rates.

RISKS ASSOCIATED WITH BORROWING, INCLUDING LOSS OF PROPERTIES IN THE EVENT OF A FORECLOSURE

     At March 31, 1997, after giving effect to the Offering (assuming an initial public offering price of $11.75 per Common Share), the Company would have a ratio of long-term debt to Total Market Capitalization of approximately 16.8%. Although the use of leverage may increase the Company's rate of return on its investments and allow the Company to make more investments than it otherwise would, the use of leverage also presents an additional element of risk in the event that the cash flow from lease payments on the Properties is insufficient to meet debt obligations, the Company is unable to refinance its debt obligations as necessary or on as favorable terms or there is an increase in interest rates. If a property is mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the property could be lost through foreclosure with a consequent loss of income and asset value to the Company.

ACQUISITION RISKS

     The fact that the Company must distribute 95% of its taxable income in order to maintain its qualification as a REIT will limit the ability of the Company to rely upon income from operations or cash flow from operations to finance new acquisitions. As a result, if permanent debt or equity financing was not available on acceptable terms to finance acquisitions, then further acquisitions might be limited or Cash Available for Distribution might be adversely affected. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that judgments with respect to the costs of improvements to bring an acquired property up to standards established for the market position intended for that property will prove inaccurate, as well as general investment risks associated with any new real estate investment.

ENVIRONMENTAL MATTERS

     Under various federal, state and local laws, ordinances and regulations, an owner of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The costs of any required remediation or removal of such substances may be substantial and the owner's liability therefor as to any property is generally not limited under such laws, ordinances and regulations and could exceed the value of the property. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell the property or to borrow using real estate as collateral. All of the Properties have been subject to Phase I environmental audits (which involves inspection without soil sampling or ground water analysis) by independent environmental consultants; however, only 3 properties have had Phase I audit reports prepared in the last two years. Accordingly, environmental problems may have arisen on certain of the Company's properties of which the Company has no knowledge. The existing Phase I audit reports have not revealed any environmental liability, nor is the Company aware of any environmental liability that the Company's management believes would have a material adverse effect on the Company's business, assets or results of operations, taken as a whole. No assurance, however, can be given that these reports reveal all environmental liabilities or that no prior owner created any material environmental condition not known to the Company.

     The Company believes that it is in compliance in all material respects with all federal, state and local ordinances and regulations regarding hazardous or toxic substances, and neither the Company nor the Investment Manager have been notified by any governmental authority of any noncompliance, liability or other claim in connection with any of their respective present or former properties.

UNINSURED LOSS AND CONDEMNATION

     The Company carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with respect to the Properties with policy specifications and insured limits customarily carried for similar properties. There are, however, certain types of losses (such as from wars or earthquakes) which may be either uninsurable or not economically insurable. Should an uninsured loss occur, the Company could lose both its invested capital in and anticipated profits from the property, and would continue to be obligated to repay any mortgage indebtedness on the property, other than non-recourse mortgage indebtedness. As of March 31, 1997, such non-recourse mortgage indebtedness represented 100% of the Company's pro forma total mortgage indebtedness.

     Tenant leases may permit the tenant to terminate its lease in the event of a substantial casualty or a taking by eminent domain of a substantial portion of the property. Should any such event occur, the Company generally will be compensated by insurance proceeds or a condemnation award. There can be no assurance, however, that insurance proceeds, if available, or a condemnation award, if given, will equal the value of the property or the Company's investment in the property.

SHARES AVAILABLE FOR FUTURE SALE

     No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Common Shares (including shares issued upon the exercise of stock options), or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Shares. Messrs. Scharar, Sandler and Jones have agreed not to offer, sell, contract to sell or otherwise dispose of any Common Shares owned by them for a period of 180 days after the date of the Prospectus without the prior written consent of the Underwriters. The Company has likewise agreed that for a period of 90 days after the date of the Prospectus, without the consent of the Underwriters, it will not issue any Common Shares or securities convertible into Common Shares other than pursuant to the Plan (as defined below).

RISK FOR INVESTORS SUBJECT TO ERISA

     Fiduciaries of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider whether the investment of plan assets in the Common Shares satisfies the diversification requirements of ERISA, whether the investment is prudent in light of possible limitations on the marketability of the Common Shares, and whether such fiduciaries have authority to acquire such Common Shares under their appropriate governing instruments and Title I of ERISA. See "ERISA Considerations."

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS

     This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are intended to be covered by the safe harbors created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of the property portfolio and availability of funds. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                          BUSINESS AND PROPERTIES

BUSINESS

     The Company was formed for the purpose of investing directly in income producing real property to be located in the continental United States and in partnerships formed to own such real properties. The Company currently owns fee title or controlling interest in eight shopping center properties located in Texas, Tennessee and Arizona. The Properties are strategically located in areas to provide busy working families with the opportunity to get most of their shopping done between work and home. The Properties range in size from approximately 29,000 square feet to 190,000 square feet, and are anchored primarily by supermarkets and by national and regional retailers who offer everyday necessities to their neighborhood communities. Randall's, which is located in the Randall's/University Park Shopping Center, represents approximately 13% of the Company's revenues. Any future property acquisitions by the Company are expected to be in established neighborhoods in small to medium-sized metropolitan communities, where potential future appreciation will be driven by better than average population and employment growth. The Company is currently in discussions with the owners of several neighborhood shopping centers that it would like to acquire, but there can be no assurances given that the Company will be able to acquire any additional properties on favorable terms. The Company currently relies on local, unaffiliated professional property managers and leasing agents to help the Company manage its Properties. These local professionals are, or can be, on site on a daily basis and are intimately familiar with the communities in which the centers are situated and the needs of the tenants that these centers serve.

     The investments of the Company are managed by the Investment Manager. Robert W. Scharar, the Company's Chairman of the Board, is a principal shareholder of the Investment Manager. Since 1975, the Investment Manager, or its predecessor in interest, has been registered with the Securities and Exchange Commission as an investment advisory firm under the Investment
Advisers Act. The Investment Manager's senior management originally sponsored the organization of the Company as a benefit to a number of clients who had a desire to include real estate properties in their investment portfolios. The Investment Manager currently provides administrative, accounting, financial, legal and operating personnel as well as asset management to the Company on an "as-needed" basis together with office, communication and other overhead services. See "Certain Relationships and Transactions."

     The Company's principal investment objective is to maximize shareholder returns based on funds available for distribution, which includes funds provided from operations and, from time to time, realized from gains on the sale of investments. To this end, the Company intends to invest, directly or through wholly-owned subsidiaries, joint ventures and partnerships, in existing retail shopping centers. In addition, the Company from time to time may renovate and/or expand certain of its properties when management believes such renovation or expansion adequately increase earnings and values. The Company currently follows four general investment policies to achieve its objective. First, the Company seeks to maintain investment flexibility in the acquisition of real estate assets for long-term investment and income while applying conservative selection criteria for the acquisition of such assets. Second, the Company intends to aggressively seek acquisitions, and maintain and intensively manage a portfolio of high quality, majority-leased and well-located properties. Third, the Company plans to focus its acquisition efforts in communities in which it already has properties or in areas where the Company can acquire several properties concurrently in order to obtain economies of scale in the use of local personnel, advertising and purchasing of services. Finally, it is the policy of the Company to selectively sell properties in order to realize capital gain and to improve the Company's overall portfolio.

     The Company's principal executive offices are located at 5847 San Felipe, Suite 850, Houston, Texas 77057, and its telephone number is (713) 781-2860.

MANAGEMENT AND LEASING

     The Company maintains operating flexibility while minimizing its overhead expenses by using local third-party management and leasing firms to handle the day-to-day activities of its centers. Under the direction of the Company's executive officers, six property management firms currently perform day-to-day on-site management functions at the Company's eight shopping centers. The management contracts are typically cancelable upon 30 days' notice or upon the occurrence of certain events, such as selling the property. Company executives are in daily contact with local property representatives and make all substantive management, capital expenditure and tenant leasing decisions. The Company constantly monitors each property's performance through its local representatives.

     At its current size, the Company has the flexibility to select the best available local firm or person who is familiar with the economies of each tenant and the needs of each community served by its shopping centers. Such selectivity is cost-effective for an entity the size of the Company. Because the retail center management and leasing business is a highly competitive and fragmented industry, the Company is able to select quality local third-party management and leasing representatives at reasonably affordable prices.

     The Company constantly monitors performance at each of its Properties as well as the costs of retaining third-party representatives. Management believes that as it acquires a concentration of retail centers in a limited geographical area, it may become more cost effective and management efficient to incorporate certain third-party functions in-house. This process has already commenced with regard to certain lease renewal activities.

     The Company's operating flexibility is expected to play an important role in its ability to acquire additional retail centers. Many owner-operators of well located and tenanted neighborhood centers are looking for exit strategies. Management believes that if it offers certain senior management of these neighborhood centers an opportunity to continue in management positions, they will be willing to sell their retail centers to the Company for a fair price. Where the exchange medium is, in part, Company securities, or units in a Company operating partnership, the selling owner-operator can control the timing of any tax burden that may be incurred by reason of the sale.

     The Company currently intends to restrict the timing of any resale of the Company's securities by such former owners of its retail centers. Thus, while continuing the management of their former retail centers, these former owners will have a substantial interest in maximizing the performance of their former properties.

THE PROPERTIES

     The Company's portfolio consists of eight retail properties. The Properties are designed to meet the needs of surrounding local communities and are anchored by supermarkets or by nationally and regionally recognized credit tenants. The Properties are located in three states, including Texas, Tennessee and Arizona.

     The Properties contain approximately 742,000 square feet of total gross leasable area, each of which is either owned by the Company or by a partnership in which the Company has a controlling interest. Seven of the Company's Properties are owned in fee. Park Northern is owned through a long-term ground lease. The Company's three largest properties, Bandera Shopping Center, Park Northern Shopping Center and McMinn Plaza Shopping Center, account for approximately 25.5%, 15.7% and 13.5% of total gross leasable area, respectively.

     As of March 31, 1997, the Properties were approximately 93.3% leased. Anchor space at the Properties, representing approximately 60% of total gross leasable area, was 100% leased as of March 31, 1997, while non-anchor space, accounting for the remaining 40% balance, was approximately 83% leased. National, regional and local tenants represented 36.7%, 39.1% and 24.2% of total leased area, respectively. Substantially all of the Company's income from the Properties will consist of base rents and percentage rents received under long-term leases, For the year ended December 31, 1996, total base rents and percentage rents from the Properties were $4,097,911 and $32,822, respectively.

     The following tables present certain information with respect to the
Properties:

                        LOCATIONS OF THE PROPERTIES

                   Number of      Total GLA      Percentage of
State              Properties     (sq. ft.)        Total GLA
-----              ----------     ---------      -------------
Texas                   5          473,800          63.85%
Tennessee               2          151,625          20.43
Arizona                 1          116,665          15.72
                       --          -------         ------
   Total                8          742,090         100.00%
                       --          -------         ------
                       --          -------         ------

Set forth below is information regarding the Properties as of March 31, 1997:

                                                                                            Gross          Total
                                                      Year                    Land         Leasable      Annualized
        Property                     Location       Developed  Ownership  Area (Acres)  Area (sq. ft.)  Base Rent(4)
        --------                     --------       ---------  ---------  ------------  --------------  ------------
Autobahn Shopping Center         San Antonio, TX      1984        100%          2.4          28,878      $  314,880

Bandera Shopping Center          San Antonio, TX      1989        100          19.8         189,446       1,549,031



Centennial Shopping Center       Austin, TX           1970         70(1)        6.3          80,492         600,407

El Campo Shopping Center         El Campo, TX         1985        100           7.4          83,330         292,186

McMinn Plaza Shopping Center     Athens, TN           1982        100          10.6          99,969         380,111


Park Northern Shopping Center    Phoenix, AZ          1982         70(1)       15.0         116,665(3)      656,484


Twin Lakes Shopping Center       Lenoir City, TN      1986        100           7.5          51,656         363,187

University Park Shopping Center  College Station, TX  1991         56(2)        8.5          91,654         746,008

                                  Avg. Base      Annual
                                  Rent per     Percentage                Anchor Tenant(s)
        Property                 Square Foot    Rent (5)    Occupancy   (Lease Expiration)
        --------                 -----------   ----------   ---------   ------------------
Autobahn Shopping Center            10.9            --         97.2%    Blockbuster (2000)

Bandera Shopping Center              8.18        $15,550       98.5     Eckerd Drug (2008)
                                                                        Kmart (2013)
                                                                        Solo Serve (2004)

Centennial Shopping Center           7.46           --         76.4     Drug Emporium (2001)

El Campo Shopping Center             3.51           --         90.0     Stanley's Stores (2002)

McMinn Plaza Shopping Center         3.80           --         94.4     Ingles (2002)
                                                                        Walmart/Bud's (2002)

Park Northern Shopping Center        5.63         17,272       88.5     Walgreen's (2011)
                                                                        Safeway (2003)

Twin Lakes Shopping Center           7.03           --        100.0     Food City (2007)

University Park Shopping Center      8.14           --        100.0     Randall's (2023)

-----------------
(1) Owned by Park Northern/Centennial Partners L.P., a Texas limited partnership, in which the Company is the general partner and owns 70% of the partnership interests.
(2) Owned by UIRT/University Park-I L.P., a Texas limited partnership, in which the Company owns the 5% general partner's interest through a corporate subsidiary and a 51% interest as a limited partner.
(3) The gross leasable area does not include Safeway's current expansion of its store by approximately 10,000 square feet, which Safeway is building at its own expense, with a right of set-off against percentage rent.
(4)  Based on March 31, 1997 rent roll.
(5)  Based on calendar year 1996.

     The Properties are subject to regular maintenance activities, capital expenditures, costs of repair and replacement and renovations and refurbishing where necessary or appropriate, to preserve and enhance their value. These activities usually include renovating existing facades, installing uniform signage, repairing roofs, resurfacing parking lots and increasing parking lot lighting. In addition to repair and maintenance costs (which are expensed as incurred), the Company has budgeted approximately $333,700 (net of tenant recoveries of approximately $91,000) for capital improvements to the Properties in 1997.

MAJOR TENANTS

     The following table sets forth certain information as of March 31, 1997 with respect to certain of the Company's major tenants.

              Tenant                                                                       Total        % of Total
             (Center                     % of          Gross         % of Total Gross    Annualized     Annualized
          and Location)         GLA    Total GLA   Annual Rent(1)       Annual Rent     Base Rents(2)   Base Rents
          -------------         ---    ---------   --------------    ----------------   ----------      ----------
           Blockbuster        12,356      1.7%        $191,561               3.2%         $146,789          3.0%
           (Autobahn -
       San Antonio, Texas)

              Kmart           86,479     11.7          488,755               8.2          454,015           9.3
           Solo Serve         30,000      4.0          286,800               4.8          213,900           4.4
           (Bandera -
       San Antonio, Texas)
          Eckerd Drug          8,715      1.2          102,834               1.7           82,793           1.7

         Drug Emporium        31,050      4.2          252,747               4.2          194,063           4.0
         (Centennial -
         Austin, Texas)

       Stanley's Stores       30,195      4.1          104,113               1.7           78,000           1.6
         (El Campo -
         El Campo, Texas)

          Walmart/Bud's       52,769      7.1          209,919               3.5          179,415           3.7
           (McMinn -
       Athens, Tennessee)
            Ingles            27,200      3.7          128,028               2.1          108,000           2.2

           Safeway            41,337(3)   5.6          284,458               4.7          184,363           3.8
          Walgreen's          12,000      1.6           83,309               1.4           55,200           1.1
       (Park Northern -
       Phoenix, Arizona)

           Food City          31,846      4.3         227,817                3.8          199,038           4.1
        (Twin Lakes -
   Lenoir City, Tennessee)

          Randall's           80,478     10.8         817,416               13.6          601,013          12.3
(Randall's/University Park -
  College Station, Texas)

-----------------
(1)  Includes tenant reimbursements such as common area maintenance charges.
(2)  Based on March 31, 1997 rent roll.
(3) Does not include approximately an additional 10,000 square feet under construction by Safeway.

     The following chart shows a breakdown of base rents in place at March 31, 1997 and for each shopping center by type of retail tenant.

                   National     Regional       Local       Total
                  ----------   ----------   ----------   ----------
Autobahn          $  162,652   $  112,533   $   39,695   $  314,880
Bandera              622,974      319,360      606,697    1,549,031
Centennial           177,156      210,863      212,389      600,407
El Campo              43,776       78,000      170,410      292,186
McMinn Plaza         191,415      116,400       72,296      380,111
Park Northern        268,363       81,661      306,460      656,484
Twin Lakes            11,400      199,038      152,750      363,187
University Park            0      682,079       63,929      746,008
                  ----------   ----------   ----------   ----------
Total             $1,477,736   $1,799,933   $1,624,626   $4,902,294
                  ----------   ----------   ----------   ----------
                  ----------   ----------   ----------   ----------
% of Total              30.1%        36.7%        33.1%

ADDITIONAL INFORMATION CONCERNING CERTAIN PROPERTIES

     As of March 31, 1997, four of the Properties, Bandera Festival Shopping Center, Centennial Shopping Center, Park Northern Shopping Center and Randall's/University Park Shopping Center each had a book value equal to or greater than 10% of the total assets of the Company or gross revenues equal to or greater than 10% of the Company's aggregate gross revenues. Set forth below is additional information with respect to such Properties.

BANDERA FESTIVAL SHOPPING CENTER

     Bandera Festival is a 189,446 square foot shopping center located at the northwest corner of Bandera Road and Guilbeau Road in northwest San Antonio, Texas. The property consists of 19.8 acres. San Antonio is the home of Kelly, Lackland and Randolph Air Force Bases, Fort Sam Houston and USAA Insurance Company. The site offers excellent access, high visibility and a traffic count of over 50,000 cars per day. The trade area supports a population of approximately 198,500 within a five mile radius with an average household income of approximately $45,000. Northwest San Antonio is the fastest growing quadrant of the city. Bandera Festival was built in 1988. The center is one story and constructed of concrete tilt walls with bar joists and a metal deck with a built-up roof. The center is anchored by Kmart (86,479 square feet), SoloServe (30,000 square feet), Eckerd Drugs (8,715 square feet) and Blockbuster Video (6,000 square feet). McDonald's, Peter Piper Pizza and
Frost Bank are situated on outparcels adjacent to this Property. The Taco Cabana site is a free-standing building within the shopping center and is owned by the Company. Bandera has 27 tenants ranging in size from 975 square feet to 86,479 square feet. The small tenants include a mix of national, regional and local retail and service tenants. The center is currently 98.5% occupied. Kmart and SoloServe are the only tenants occupying more than 10% of the gross leasable area of the center. Kmart's lease expires October 31, 2013. The lease has ten 5-year renewal options. SoloServe's lease expires
June 31, 2004 with no renewal options.

CENTENNIAL SHOPPING CENTER

     Centennial is a 80,492 square foot shopping center located in Austin, Texas and is located on 6.31 acres. Austin, the capital of Texas, is home to The University of Texas with approximately 50,000 students and over 400 technology companies. Centennial is located at the northeast corner of Burnet Road and Greenlawn Parkway. Burnet Road has a traffic count of over 30,000 cars daily. The trade area is north/central Austin, which is considered an "in-fill" (i.e., a developed area with limited space available for development by additional competition) location and supports a population of approximately 245,000 within a five mile radius. Centennial is located approximately one mile from Northcross Mall.
Centennial was built in two phases. The original building, built in 1970, was a Gibson's Discount center and contained 54,000 square feet. In 1984, approximately 23,000 square feet of retail space was added along the north boundary and extending from the original building toward Burnet Road. In 1986, a 3,155 square foot free-standing building was constructed at the southwest corner of the site. The one story center is constructed of concrete walls containing a brick veneer and glass store fronts. The original building has a built-up roof. The addition has a corrugated metal roof. The center is anchored by Drug Emporium (31,050 square feet) and Tuesday Morning (23,493 square feet). Taco Bell is a free-standing building within the shopping center and is owned by the Company. Additional revenue is received from the parking lot that is leased in the evenings to an adjacent night club. Centennial has 11 tenants ranging in size from 1,060 square feet to 31,050 square feet. The small tenants include a mix of regional and local retail and service tenants. As of March 31, 1997, the center is 76.4% occupied. Tenants occupying more than 10% of the gross leasable area of the center are Drug Emporium and Tuesday Morning. Drug Emporium's lease expires August 31, 2001 and includes three 5-year renewal options. Tuesday Morning recently entered into a lease amendment which doubled its space. When the lease term for the additional space commences, this retail center will be 90.9% occupied. The lease expires December 31, 2004. It has one 5-year renewal option.

PARK NORTHERN SHOPPING CENTER

     Park Northern is a 116,665 square foot shopping center located in Phoenix, Arizona. The center was acquired in November 1996 by Park Northern/Centennial Partners L.P., of which the Company is the general partner and owns 70% of the limited partner interests. The shopping center is located in the Glendale area, which is the northwest quadrant of Phoenix.

     Park Northern is located at the northeast corner of Northern Avenue and 35th Avenue in North Phoenix on 14.9 acres. This is one of the busiest intersections in the city of Phoenix with Northern Avenue the primary east-west road into Glendale, Arizona, with an average daily traffic count of over 70,000 cars. 35th Avenue is a major north-south artery with an average daily traffic count of 70,000. This site is approximately one and one-half miles from Metrocenter Mall, which is the largest mall in Arizona. The center is also located one mile west of the Black Canyon Freeway (I-17), which is the major interstate freeway through Phoenix.

     The northwest area of Phoenix has seen tremendous growth over the past ten years. Such growth includes openings for Arizona State University West Campus and the American Graduate School of International Management. Glendale Community College is also in the general vicinity and the Arrowhead Ranch to the northwest has recently undergone substantial growth. The trade area supports a population of approximately 400,000 within a five mile radius.

     The property is subject to a long term ground lease. Terms of the ground lease are: $100,000 per year plus 5% of the base rent plus percentage rent. The lease expires in November 2035 and has four 10-year renewal options. The shopping center was built in 1982. The one story center is constructed of concrete block with steel joists, stucco facade, aluminum frames, glass store fronts and a built-up roof. The shopping center is anchored by Safeway (41,337 square feet) and Walgreen's (12,000 square feet).
 Safeway is currently expanding its store by approximately 10,000 square feet at its own cost. The cost of the addition can be offset against future percentage rents due, if any. Safeway's reimbursement of the shopping center's common area maintenance expenses, taxes and insurance shall be increased to reflect its higher prorata share of the leased premises. Long John Silver's and Chuck E. Cheese's are free-standing buildings within the shopping center and are owned by the Company. Bank One is situated on an outparcel adjacent to the Property. The bank site is not owned by the Company. Park Northern has 22 tenants ranging in size from 750 square feet to 41,337 square feet. The small tenants include a mix of regional and local retail and service tenants. The center is currently 88.5% occupied. The only tenant occupying more than 10% of the gross leasable area of the center is Safeway. Safeway's lease expires May 31, 2003. It includes eight 5-year renewal options.

RANDALL'S/UNIVERSITY PARK SHOPPING CENTER

     Randall's/University Park is a 91,654 square foot shopping center located in College Station, Texas. The center is located at the northwest corner of University Drive and Tarrow Drive. College Station is approximately 100 miles northwest of Houston, Texas and is home to Texas A&M University, which has an enrollment of over 40,000 students. The shopping center is located approximately one mile east of the University. Bryan/College Station is one of the fastest growing areas of Texas. University Drive has a traffic count of over 35,000 cars daily. The trade area supports a population of over 110,000 within a five mile radius. The property consists of 8.52 acres excluding a 1.26 acre outparcel that the Company recently purchased. The Company plans to commence development prior to the end of fiscal 1997 of an approximate 13,000 square foot multi-tenant retail building on the site. It is anticipated that construction will be completed during the first quarter of 1998. The Company is in discussions with a national tenant which would occupy approximately 60% of the proposed new building space. The shopping center was built in 1991. The center currently consists of two one-story buildings constructed of painted textured concrete tilt-up wall panels over structured steel framing with glass store fronts and built-up roofs. The shopping center is anchored by a Randall's (80,478 square feet). Randall's/University Park has six tenants ranging in size from 1,168 square feet to 80,478 square feet. The small tenants include a mix of regional and local retail and service tenants. The center is currently 100% occupied. The only tenant occupying more than 10% of the gross leasable area of the center is Randall's. Randall's lease expires April 12, 2023. It has three 5-year renewal options.

LEASES

     The following table shows, as of March 31, 1997, certain information with respect to the Company's leases, assuming that none of the tenants exercise any renewal options and that none of the tenants' leases are prematurely terminated. For 1996, approximately 1% of the Gross Receipts is derived from percentage rent. In 1996, 1995 and 1994, the Company provided tenant improvement allowances of $117,964, $202,939, and $60,052, respectively. All such allowances are reflected in the base rents for such properties. The Company anticipates providing such funds if to do so would enable the Company to increase rent by an amount sufficient to provide the Company with an acceptable rate of return on its investment.

                                                                  Annualized
                                Gross Leasable Area         1996 Base Rental Income
                               ----------------------    ------------------------------
  Lease         No. of Leases  Approximate   Percent              Percent   Average/per
Expiration        Expiring      Sq. Feet     of Total    Amount   of Total   Sq. Foot
----------      -------------  -----------   --------    ------   --------  -----------
  1997               19           31,948        4.6%   $  394,264    8.0%     $12.34
  1998               18           61,209        8.8       441,181    9.0        7.21
  1999               18           50,368        7.3       441,350    9.0        8.76
  2000               15           47,648        6.9       489,118   10.0       10.27
  2001               14           63,093        9.1       545,052   11.1        8.64
  2002               11          124,993       18.1        48,376   11.2        4.39
  2003                4           47,229        6.8        52,699    5.2        5.35
  2004                2           34,999        5.1       262,640    5.4        7.50
  2005                0                0        0.0             0    0.0        --
  2006                9          230,618       33.3     1,527,614   31.2        6.62
                    ---          -------      -----    ----------  -----      ------
Total               110          692,105      100.0%   $4,902,294  100.0%     $ 7.08
                    ---          -------      -----    ----------  -----      ------
                    ---          -------      -----    ----------  -----      ------

     Set forth below is information regarding capitalized tenant improvements paid for by the Company at each of the Properties.

                                                Tenant Improvements
                                           -----------------------------
              Property                       1994      1995       1996
              --------                     -------   --------   --------

              Autobahn                     $     0   $      0   $      0
              Bandera                       44,630     94,074     97,187
              Centennial                    15,422     97,693     14,000
              El Campo                           0          0          0
              McMinn                             0      4,422      6,777
              Park Northern                      0          0          0
              Twin Lakes                         0          0          0
              University Park                    0      6,750          0
                                           -------   --------   --------
                  Totals                   $60,052   $202,939   $117,964
                                           -------   --------   --------
                                           -------   --------   --------

BANKRUPTCIES AND TENANT DELINQUENCIES

     As of March 31, 1997, five tenants representing 2.7% of the total gross leasable area of the properties were consistently delinquent with their rent. Management expects two of these tenants to vacate and is actively seeking replacement tenants. Management is not aware of any tenants that are currently in bankruptcy.

MORTGAGE LOAN INDEBTEDNESS

     The following table sets forth certain information regarding the mortgage loan indebtedness of the Company as of March 31, 1997:

                                                 Projected
                                                  Annual
                              Interest           Interest
                              Rate as  Balance    Payment             Balance
                                 of     as of       as      Maturity   Due at
     Property                 3/31/97  3/31/97  of 3/31/97  Dates(1)  Maturity
     --------                 -------  -------  ----------  --------  --------
                                               (in thousands)
     Twin Lakes                 9.00%  $1,802       $162    05/10/05   $  748
     Autobahn Shopping          8.50    1,238        100    11/20/98      992
     Centennial                 9.00    3,770        338    09/25/98    3,731
     Bandera Festival(2)        9.75    7,852        763    03/31/99    7,597
     University Park            9.30    4,856        448    04/01/18        0

                                         Projected
                   Interest                Annual
                   Rate as     Balance    Interest                 Balance
                      of        as of    Payment as    Maturity     Due at
    Property       3/31/97     3/31/97   of 3/31/97    Dates(1)    Maturity
    --------       --------    -------   ----------    --------    --------
                                  (in thousands)

    McMinn Plaza     8.25%    $   427      $    33     07/01/03   $     0
    McMinn Plaza     7.63         787           56     11/01/02         0
    Centennial       9.00          26            2     03/25/98         0
    Park Northern    8.37       2,786          231     11/19/06     1,952
    El Campo         9.00       1,588          142     06/27/03     1,449
    College Station  8.50         206           18     12/27/99       206
                              -------      -------                -------
    Total                     $25,338      $ 2,293                $16,675
                              -------      -------                -------
                              -------      -------                -------

-------------------
(1) The mortgage loan secured by University Park Shopping Center is closed to prepayment until May 2005 and can be prepaid thereafter with a penalty of 5%, 4%, 3%, 2%, and 1% in the next five years. The 7.625% mortgage loan secured by McMinn Plaza Shopping Center is closed to prepayment until July, 1999 and can be prepaid thereafter with a penalty of 5%, 4%, 3%, 2%, and 1% in the following years. The mortgage loan secured by Twin Lakes Shopping Center can be prepaid prior to 5/10/00 by paying a penalty of 5%. After May 10, 2000, the penalty declines annually by one percentage point per annum. All of the other mortgage loans can be prepaid at any time, either at par or subject to prepayment penalties calculated typically on a yield maintenance basis.
(2) This mortgage loan requires one additional principal payment equal to 1/2% of outstanding principal on 4/1/98.
(3) These mortgage loans can each be extended once for three years after the due date. The Centennial mortgage loan extension calls for an increase in the interest rate to 9.5% and a $100,000 principal payment on September 25, 1998. The El Campo mortgage loan extension requires a $150,000 principal payment on June 27, 2003 and the payment of interest at the lesser of Prime plus 1/2%, or 9% interest.

     As of March 31, 1997, the Company's mortgage loan indebtedness consisted of approximately $25.3 million, with each mortgage loan being secured by one of the Properties. The Company's mortgage loan indebtedness bears interest rates ranging from 7.63% to 9.75%, with a weighted average stated interest rate of 9.06% and a weighted maturity of 7.2 years.

     All of the mortgage loans included in the above table, except the College Station land loan, have fixed interest rates. Accordingly, 99.2% of the Company's mortgage loan indebtedness have fixed interest rates.


OTHER DEBT

     In 1996, the Company issued an aggregate $600,000 in notes bearing interest at 11% per annum and maturing in 18 months. These notes are not secured and have no renewal provisions. Management believes that, if necessary, it could obtain an extension on the maturity date of the notes. It is anticipated that these notes will be repaid from the proceeds of the Offering. See "Use of Proceeds."

     As of March 31, 1997, the Company had $212,400 in Convertible Subordinated Notes, Series 1992, that bear interest at 9.0% and mature on December 31, 2002. These notes are not secured and can be converted into Common Shares on a prescribed schedule.

     As of March 31, 1997, the Company had two unsecured Lines of Credit with a total outstanding balance of $275,000. The first is a $100,000 Line of Credit, with a balance of $100,000, that matures on May 5, 1998 and carries interest at Prime (8.50% on March 31, 1997) plus 1.5%. The second is a $200,000 Line of Credit, with a balance of $175,000, that matures in April 1998 and carries interest at Prime plus 0.5%.

RENTAL REVENUES

     Substantially all of the income from the Properties consists of rent received under long-term leases. In addition, the leases provide for payment from tenants of a pro rata share of the real estate taxes, insurance, utilities and common area maintenance of the property. Leases at the Properties which provide for the payment of percentage rents represent 39% of the total number of leases. Percentage rents represented approximately 1.0% of gross rental revenue from the Properties, or approximately $33,000, for the year ended December 31, 1996.

CAPITAL EXPENDITURES

     The Company will incur capital expenditures in the ordinary course of business in order to maintain the Properties. Such capital expenditures typically include roof, parking lot and other structural repairs. A number of leases specify that certain expenditures will be paid by the tenants. Unreimbursed tenant related expenditures will be capitalized by the Company. During 1994, 1995, and 1996, the Company paid approximately $263,757,
$239,136 and $161,063, respectively, for capital expenditures and tenant
improvements, net of tenant reimbursements, respectively.   In 1994, the
Company expended approximately $200,000 for a new roof and HVAC system at one of its properties and vacant space was finished out at a cost of $75,000. In 1995, the Company incurred expenses of $93,000 to build out the Tuesday Morning space in the Centennial Shopping Center, and approximately $145,000 was expended to replace awnings at Autobahn and to build out One West Hills (office building which was spun off to Ivy). By 1996, the major rehabilitation programs at the Properties had been completed. Accordingly, capital expenditures decreased 32.65% from the prior year. The Company has budgeted $333,743 in 1997 for tenant improvements, net of tenant reimbursements.

COMPETITION

     All of the Properties are located in areas which have shopping centers and other retail facilities. Generally, there are other neighborhood and community shopping centers within close proximity to the Property. The amount of rentable retail space in an area could have a material adverse effect on the amount of rent charged by the Company and on the Company's ability to rent vacant space and/or renew leases. There are numerous commercial developers, real estate companies, REITs and major retailers that compete with the Company in seeking properties for acquisition and tenants for properties, many of which may have greater financial and other resources than the Company and may have substantially more operating experience than that of the Company, its officers and agents. There are numerous shopping facilities that compete with the Properties in attracting retailers to lease space. In addition, retailers at the Properties face increasing competition from outlet malls, discount shopping clubs, catalog companies, direct mail and telemarketing.

LEGAL PROCEEDINGS

     The Company is not presently involved in any litigation nor, to its knowledge, is any litigation threatened against the Company or any of the Properties, except for routine litigation arising in the ordinary course of business which, in the opinion of the executive officers of the Company, would not have a material adverse effect on the Company.

REGULATIONS AND INSURANCE

     GENERAL. The Properties, as well as any other properties which the Company may acquire in the future, are subject to various federal, state and local laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. The Company believes that each Property when acquired had all permits and approvals necessary under current law.

     INSURANCE. The Company believes that the Properties are covered by adequate property and liability insurance provided by reputable, commercially rated companies and with commercially reasonable deductibles and limits. Management expects to maintain such insurance coverage and to obtain similar coverage with respect to any additional properties acquired by the Company in the near future. The Company has obtained or will obtain title insurance relating to the Properties in an aggregate amount which the Company believes to be adequate. See "Risk Factors--Uninsured Loss."

     AMERICANS WITH DISABILITIES ACT. The Properties are subject to the Americans with Disabilities Act of 1990 (the "ADA"). The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" but generally requires that all public facilities be made accessible to people with disabilities. The requirements became effective in 1992. Compliance with the ADA requirements could require removal of access barriers and other capital improvements at the Properties. Noncompliance could result in the imposition of fines by the U.S. government or an award of damages to private litigants. The Company believes that the Properties are substantially in compliance with these requirements.

ENVIRONMENTAL MATTERS

     Under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), as well as similar state and local laws, owners and operators of property, both past and present, may be held financially responsible for the investigation and, if appropriate, the remediation of hazardous substance releases into the environment. Other parties who arranged for the disposition of hazardous substances or transported hazardous substances for disposition also may be held liable. Liability under CERCLA and similar laws is strict, joint and several and, in many instances, may be imposed without regard to the party's culpability concerning the hazardous substance release. Potentially responsible parties may be liable to one another, the government and, in some instances, third parties.

     Costs recoverable under CERCLA must be consistent with the National Contingency Plan. The National Contingency Plan establishes a procedure whereby contaminated properties are identified and, if necessary, remediated in a priority fashion. If conducted in the appropriate manner, these costs will include, but may not be limited to, funds expended to investigate and to remediate hazardous substance releases. Costs associated with any such environmental activity may be substantial.

     Phase I environmental assessments have been conducted on all of the Properties. Only three of these reports have been prepared in the past two years. See "Risk Factors -- Environmental Matters.". The purpose of Phase I environmental assessments was to determine if past or present uses of, or conditions on, the Properties or properties in the vicinity of the Properties, indicate the potential for soil or groundwater contamination or if other environmental conditions might affect future uses of the Properties or liability associated therewith. Phase I environmental assessments generally included the following: visual inspection of the property, review of available land use records, interviews with the property representatives; examination of information from environmental agencies; and a walk-through survey for suspected asbestos and lead-containing materials. As may be required by any applicable federal, state or local laws, the Company has addressed or will address any recommendations contained in the Phase I environmental assessment reports.

     None of the reports from the Phase I environmental assessments or subsequent investigations has revealed, nor is the Company or the Investment Manager aware of, any environmental condition that the Company believes would have a material adverse effect on the Company's business, assets or results of operations. The Company and the Investment Manager believe that the Properties are in compliance in all material respects with applicable federal, state and local laws, ordinances and regulations concerning the presence of hazardous substances. Neither the Company nor the Investment Manager has been notified by any governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous substances in connection with any of its Properties. It is possible, however, that the Phase I environmental assessments and subsequent investigations do not reveal all environmental liability concerns or that there are material environmental liabilities of which the Company is unaware. Accordingly, no assurance can be given that: (i) future laws, ordinances or regulations will not require or impose any material expenditures or liabilities in connection with the environmental conditions by or on the Company or the Properties: (ii) the current environmental condition of each Property will not be affected by tenants and occupants of such Property, by the condition of properties in the vicinity of such Property or by third parties unrelated to the Company; and (iii) prior owners or prior or current tenants of a Property did not create any material adverse environmental condition of which the Company or the Investment Manager is unaware.

SUPPLEMENTAL PROPERTY INFORMATION

     For additional information regarding the Properties that accounted for more than 10% of the Company's aggregate gross revenues for the year ended December 31, 1996, see "Appendix A" at page A-1.

                         STRATEGY FOR FUTURE GROWTH

     The Company will seek to maximize growth in Cash Available for Distribution and enhance the value of its portfolio through effective acquisition, operation, rehabilitation and financing strategies as well as intensive management policies. With the proceeds from the Offering remaining after debt repayment, the Company intends to implement an aggressive acquisition program to acquire high quality and well-located shopping centers. The Company will seek to acquire such properties at costs less than the cost of new construction with substantial potential for cash flow growth and capital appreciation. The Company believes that attractive opportunities exist to increase rental revenues and Cash Available for Distribution through effective leasing and intensive management of the Properties in its portfolio. The Company's operating, acquisition and financing strategies and management policies are determined by the Company's Board of Trust Managers and implemented by the executive officers and other key employees of the Investment Manager and may be amended or revised from time to time at the discretion of the Board of Trust Managers without a vote of the shareholders of the Company.

GROWTH STRATEGY

     ACQUISITIONS

     The Company believes that opportunities to acquire existing shopping centers and other retail properties are and will continue to exist for buyers, such as the Company, with access to the capital markets. The Company's primary investment objective is to acquire well-located shopping centers anchored by supermarkets and other national and regional credit-worthy tenants with long-term leases. The Company's emphasis will be on other retail properties with strong prospects for future cash flow growth and capital appreciation, or on retail properties where significant redevelopment opportunities exist. In evaluating the potential acquisition of any property, management considers a variety of factors such as (i) the location, visibility and accessibility of the property, (ii) the demographic characteristics of the local market, including potential for growth, (iii) the size of the property, (iv) the purchase price, (v) the availability of funds or other consideration for the proposed acquisition and the cost thereof, (vi) the geographic "fit" of the property with the Company's existing portfolio, (vii) the existence of environmental problems, if any,
(viii) the current and projected cash flow of the property and the ability to increase cash flow, (ix) the terms of the leases, including the potential for rent increases, (x) the quality of construction, physical condition and design of the property, and (xi) the terms of existing financing on the property.

     Although the Company is not currently entirely self-managed, the Company nonetheless believes that it can compete effectively with other shopping center operators in its peer group with respect to future acquisitions. It has been management's experience that many retail center owners with an interest in selling their properties wish to maintain an active roll in the management of their centers. Management believes that many of the Company's competitors have no interest in or capacity for retaining the management services of the persons who control the assets that such competitors wish to acquire. The Company is prepared to allow certain qualified senior management to continue the management of their former assets if such persons can be retained on terms satisfactory to the Company. The Company believes that its ability to retain such managers will facilitate access to additional acquisitions, integration of future property acquisitions, and retention of the existing goodwill resulting from the long-term tenant relations and community involvement of such managers.

     Initially, the Company will concentrate its acquisition activities on communities in which it already has properties or where the Company can acquire several properties in order to obtain economies of scale in the use of local personnel, advertising and purchasing of services locally. The Company believes that its strategy to anchor its shopping centers with supermarkets and other national and regional credit tenants under long-term leases will continue to support stable cash flows from the Properties.

     REDEVELOPMENT

     Redevelopment activities have been an integral part of the Company's business strategy and will continue to be an important component of its strategy in the future. Redevelopment activities generally involve physically upgrading an existing retail facility in order to meet current industry standards as well as to accommodate the expansion of existing tenants and/or the placement of additional tenants. The Company has significant experience in all phases of the redevelopment process.

OPERATING STRATEGY

     The Company believes in an aggressive leasing and property management strategy conducted by professionals with extensive experience, knowledge of local markets and an established track record with national, regional and local retailers. All of the Company's leasing and property management activities are conducted by Company officers and by local leasing and property managers retained and supervised by the Company's officers. The Company believes that the expertise and relationships developed by such people enhance the Company's ability to retain existing tenants as well as attract national and regional retailers to its Properties.

     The Company's overall property management and leasing strategy is designed to permit the Company to realize significant opportunities for increased rental revenue and cash flow growth. Each Property has a specific management and leasing program which takes into account the location, community needs, tenant mix and other factors affecting such Property. Key elements of the Company's strategy include:

     - TENANTS. The Company will maintain and expand its core base of national and regional credit-worthy tenants. The Company will attempt to specifically tailor the tenant mix at each Property to meet the needs of the local communities and will continue to focus its anchorage at each Property on supermarkets and on other recognized national and regional tenants.

     - LEASE RENEWALS/EXTENSIONS. Company officers and property managers (under the direction of Company officers) will aggressively seek to renew or extend existing leases with increased rental rates to the extent allowed by lease and market conditions. The Company believes that a number of its leases currently are below market rents and that opportunities may exist in the future to renew those leases at higher base rents upon expiration.

     - PROPERTY MANAGEMENT. The Company seeks to maintain attractive facilities through regularly scheduled inspection visits and maintenance programs for each Property. The Company expects to continue such programs and will budget annually what management considers to be appropriate maintenance expenditures. The local property managers will implement designated repairs and improvements, which the Company's officers will regularly inspect. The Company believes that such hands-on property management enhances the value of its Properties in the eyes of its tenants and attracts new tenants to its Properties.

     - PROPERTY SALES. The Company may, from time to time, sell properties at advantageous prices, depending on prevailing market conditions and subject to certain limitations relating to the Company's taxation as a REIT. The Company currently has no plans to sell any of the Properties.

     ACQUISITIONS

     The Company believes that opportunities to acquire existing shopping centers and other retail properties are and will continue to exist for buyers, such as the Company, with access to the capital markets. The Company's primary investment objective is to acquire well located shopping centers anchored by supermarkets and other national and regional credit-worthy tenants with long-term leases. The Company's emphasis will be on other retail properties with strong prospects for future cash flow growth and capital appreciation, or on retail properties where significant redevelopment opportunities exist. In addition, the Company expects to utilize the services and expertise of certain qualified senior managers of retail properties acquired by the Company. The Company believes that its intention and ability to continue such qualified management personnel in the management of their former assets will facilitate the Company's acquisitions, and to a lesser extent, its development strategies.

     Initially, the Company will concentrate its acquisition activities on communities in which it already has properties or where the Company can acquire several properties in order to obtain economies of scale in the use of local personnel, advertising and purchasing of services locally. The Company believes that its strategy to anchor its shopping centers with supermarkets and other national and regional credit tenants under long-term leases will continue to support stable cash flows from the Properties.

     REDEVELOPMENT

     Redevelopment activities have been an integral part of the Company's business strategy and will continue to be an important component of its strategy in the future. Redevelopment activities generally involve physically upgrading an existing retail facility in order to meet current industry standards as well as to accommodate the expansion of existing tenants and/or the placement of additional tenants. The Company's officers have significant experience in all phases of the redevelopment process.

     FINANCING

     In order to most effectively pursue its acquisition, redevelopment and operating strategies, the Company intends to maintain a capital structure with a ratio of long-term debt to Total Market Capitalization of no more than approximately 50%. On a pro forma basis at March 31, 1997, after giving effect to the Offering (assuming an initial public offering price of $11.75 per Common Share) and the application of the estimated net proceeds, the Company would have had a long-term debt to Total Market Capitalization ratio of approximately 16.8%. The Company, however, may from time to time increase or decrease its ratio of long-term debt to Total Market Capitalization in light of then current economic conditions, relative costs of debt and equity capital, the market values of its properties, growth and acquisition opportunities and other factors. Fluctuations in the market price of the Common Shares may cause this ratio to vary from time to time. The Company has established its financing policies relative to the Total Market Capitalization of the Company rather than relative to the book value of the Company's assets. The Company has used market capitalization because management believes that the book value of the Company's assets does not accurately reflect the fair market value of such assets or the Company's ability to borrow and to meet debt service requirements. The market capitalization of the Company, however, is more variable than book value, and does not necessarily reflect the fair market value of the underlying assets of the Company at all times. Although the Company will consider factors other than market capitalization in making decisions regarding the incurrence of debt (such as the purchase price of properties to be acquired with debt financing, the estimated market value of properties upon refinancing, and the ability of particular properties and the Company as a whole to generate cash flow to cover expected debt service), no assurance can be given that the ratio of long-term debt to Total Market Capitalization (or to any other measure of asset value) will be consistent with the expected initial level of distribution to shareholders. The Company intends to avoid exposure to long-term variable rate debt by utilizing either fixed-rate debt or entering into interest rate protection agreements.

     The Company intends to finance its acquisitions and redevelopments with what it considers to be the most appropriate sources of capital, which may include undistributed cash available for distribution, the issuance of equity securities (including preferred shares), sales of investments, bank and other institutional borrowings secured and unsecured and the issuance of debt securities.

                               USE OF PROCEEDS

     The net cash proceeds to the Company from the sale of Common Shares in the Offering, after payment of expenses, are estimated to be approximately $32,782,500. The Company expects to use the net proceeds of the Offering to reduce indebtedness, purchase minority interests in existing shopping centers, develop existing shopping centers and acquire new shopping center properties. The net proceeds of the Offering will be used as follows:

                                                                      AMOUNT
      Repay existing mortgage indebtedness, including
        prepayment penalties.....................................   $16,588,200
      Repay short term notes payable and lines of credit.........       875,000
      Purchase minority interests in University Park centers.....       928,000
      Develop existing outparcels and shopping center upgrades...     1,690,000
      Working Capital and Acquisitions...........................    12,701,300
                                                                    -----------
          Total net proceeds.....................................   $32,782,500
                                                                    -----------
                                                                    -----------

The Company will use proceeds to repay certain mortgage and other indebtedness relating to the Properties (including prepayment penalties on the Properties) aggregating $16,588,200. It is anticipated that the following indebtedness will be repaid:

                                             Amount of Indebtedness
Property Securing                            (Including prepayment              Contractual       Year of
Indebtedness                                 penalties as of March 31, 1997)    Interest Rate     Maturity
-----------------                            -------------------------------    -------------     --------
Twin Lakes Shopping Center.......................      $ 1,892,000                  9.00%         05/10/05
Autobahn Shopping Center.........................        1,275,000                  8.50          11/30/98
Centennial Shopping Center.......................        3,770,000                  9.00          09/25/98
Bandera Festival Shopping Center.................        8,063,200                  9.75          03/31/99
El Campo Shopping Center.........................        1,588,000                  9.00          06/27/03
                                                       -----------
    Total........................................      $16,588,200(1)
                                                       -----------
                                                       -----------

-------------------
(1) Of this amount, approximately $338,000 represents prepayment penalties.

     During the past 12 months, $600,000 in new, unsecured 11% short term notes were issued and existing lines of credit were expanded to $275,000 to facilitate the purchase of the El Campo and Park Northern Shopping Centers. It is anticipated that these amounts will be repaid from the Offering proceeds.

     The amount required to purchase the minority interest in University Park Shopping Center is $928,000. The University Park partnership agreement specifies the buy-out formula while the Park Northern/Centennial agreement is silent on the subject and will have to be negotiated.

                          DIVIDENDS AND DISTRIBUTIONS POLICY

GENERAL

     Initially, the Company intends to pay regular quarterly dividends to its shareholders of $0.26 per share; $1.04 per share on an annualized basis. This
would represent an annual dividend rate of         %, based on the assumed
public offering price of $          per share.  The Company intends to pay a
dividend for the fourth quarter of 1997, prorated if the Offering is completed in such quarter. The dividend rate was established based on an estimate of Cash Available for Distribution after the Offering under present conditions. The Company does not expect to change its estimated dividend rate if the Underwriter's over-allotment option is exercised.

     The Company's intended initial dividend is based upon an estimate of Cash Available for Distribution that will be available for distributions after the Offering under present conditions. This estimate has been based upon pro forma 1997 Cash Available for Distribution with certain adjustments based on the assumptions described below. Prior to the consummation of this Offering, the Company plans to distribute to its existing shareholders, as a distribution in kind, the remaining 333,759 shares of Ivy common shares held by the Company. The first cash dividend after the completion of the Offering, in the amount of $0.26 per Common Share, to be prorated if the Offering is completed during the fourth quarter of 1997, is expected to be paid on January 27, 1998 to record holders on January 5, 1998.

    In order to maintain its qualification as a REIT, the Company must, among other things, make an annual distribution to shareholders of at least 95% of its REIT taxable income (which does not include capital gains). Under certain circumstances, the Company may be required to make distributions in excess of Cash Available for Distribution in order to meet such distribution requirements. Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes generally will be taxable to shareholders as ordinary dividend income. Distributions in excess of earnings and profits will generally be treated as a non-taxable reduction of the shareholder's basis in the Common Shares to the extent thereof, and thereafter as taxable gain. Distributions that are treated as a reduction of the holder's basis in the Common Shares will have the effect of deferring taxation until the sale of the shareholder's Common Shares. See "Federal Income Tax Considerations."

    The Company believes that its estimate of cash flow that will be available for distributions constitutes a reasonable basis for setting the initial dividend, and the Company expects to maintain its initial distribution rate for the 12 months following the closing of the Offering, unless actual results of operations, economic conditions or other factors differ materially from the assumptions used in the estimate. The actual return that the Company will realize will be affected by a number of factors, including the revenues received from rental properties, the operating expenses of the Company, the interest expense incurred in its borrowings, the ability of tenants to meet their obligations to the Company and unanticipated capital expenditures. No assurance can be given that the Company's estimate will prove accurate. Distributions in subsequent years will be impacted by the Company's investing and financing strategies. In particular, the Company expects to initially finance certain acquisitions and redevelopments through borrowings. As a result, the Company's need to repay and/or refinance such indebtedness may adversely effect its ability to make future distributions.

    Future dividends by the Company will be at the discretion of the Board of Trust Managers and will depend on the actual cash flow of the Company, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Considerations -- Taxation of the Company -- Annual Distribution Requirements") and such other factors as the Board of Trust Managers deems relevant. The Company anticipates that distributions will be paid from Cash Available for Distribution, which will be affected by a number of factors, including: (i) changes in rent attributable to the renewal of existing leases or replacement leases; (ii) operating expenses and capital expenditures requirements; and (iii) debt service requirements. For a discussion of the tax treatment of distributions to the shareholders, see "Federal Income Tax Considerations -- Taxation of Shareholders" and
" -- Taxation for Foreign Shareholders."

    Dividends to shareholders of the Company for 1996 and 1995 consisted of a distribution in kind of Ivy common shares of $0.40 and $0.20 per share, respectively.

DIVIDEND REINVESTMENT PLAN

    The Company intends to implement a Dividend Reinvestment Plan (the "DRIP") upon consummation of the Offering. Pursuant to the DRIP, a shareholder whose Common Shares are registered in his or her own name may elect to have all dividends reinvested automatically in additional Common Shares by contacting
                       (the "Plan Agent"). The Company may place limitations on participation in the DRIP to assure the maintenance of its REIT status. See "Federal Income Tax Considerations." Shareholders whose Common Shares are held in the name of a nominee may have dividends reinvested automatically by the nominee in additional Common Shares under the DRIP, but only to the extent the nominee participates on his or her behalf. Shareholders whose Common Shares are held in the name of a nominee should contact the nominee for details. All dividends to investors who do not participate (or whose nominee does not participate) in the DRIP will be paid by check mailed directly to the record holder by or under the direction of the Plan Agent.

    The Plan Agent will promptly apply a DRIP participant's dividends to the purchase of newly issued Common Shares from the Company. The purchase price per share of Common Shares purchased from the Company will be 95% of the closing price for Common Shares on the open market on the dividend payment date. The number of Common Shares to be received by the DRIP participants of record on the record date for the payment of the Company's dividends on account of the dividend will be calculated on the basis of the open market price of the Common Shares on the dividend payment date and will be credited to their accounts as of the payment date of the dividend.

    The Plan Agent will maintain all shareholder accounts in the DRIP and will furnish written confirmations of all transactions in the account, including information needed by shareholders for personal and tax records. Certificates for the shares will be held in the name of the Plan Agent and will be issued to a DRIP participant upon written request. There will be no charge to participants for reinvesting dividends and capital gains distributions.

    The DRIP also permits participants to purchase Common Shares thereunder by making voluntary cash payments to the Plan Agent in amounts of not less than $100 or more than $10,000 per calendar quarter. These optional cash payments will be applied to acquire Common Shares from the Company on the same terms as the reinvestment of dividends.

    The automatic reinvestment of dividends will not relieve participants of any income tax which may be payable on distributions.

    Experience under the DRIP may indicate that changes are desirable. Accordingly, the Company reserves the right to amend or terminate the DRIP on written notice to participants in the DRIP. The Company may also amend or terminate the DRIP without notice if necessary to preserve the Company's REIT status. All correspondence concerning the DRIP should be directed to the Company.

    The Company has reserved 1,000,000 Common Shares for issuance pursuant to the DRIP.

                                CAPITALIZATION

    The following table sets forth, as of March 31, 1997, the consolidated capitalization of the Company. The information set forth in the following table should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Prospectus, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

                                                                March 31, 1997(1)    As Adjusted
                                                                -----------------    -----------
                                                                            (unaudited)
                                                                          (in thousands)
Mortgage Notes Payable (2).....................................      $25,339            $ 9,088
Short Term Notes and Lines of Credit...........................          875                  0
Redeemable Convertible Subordinated Notes......................          212                212
Minority interest in real estate joint ventures................        1,320                652
Redeemable Preferred Shares, no par value, 20,000 shares
  designated at $100 par value; 10,737 shares issued and
  outstanding................................................          1,068              1,068
Common shareholders' equity:
  Common Shares of Beneficial Interest, no par value, 837,489
    shares issued and outstanding..............................        7,598             40,381(3)
Accumulated deficit............................................          (86)              (425)
                                                                     -------            -------
Total common shareholders' equity..............................        7,512             39,956
                                                                     -------            -------
Total Capitalization...........................................      $36,326            $50,976
                                                                     -------            -------
                                                                     -------            -------

-------------------
(1) Reflects capitalization of the Company as of March 31, 1997.

(2) Assumes the prepayment of the mortgages at Twin Lakes Shopping Center, Autobahn Shopping Center, Centennial Shopping Center, Bandera Festival Shopping Centers and El Campo Shopping Center with a portion of the proceeds of the Offering.
(3) Includes the offering of 3,000,000 Common Shares at the assumed offering price per share of $11.75, less offering expenses of 7%. Assumes the underwriters' over-allotment option to purchase up to 450,000 Common Shares is not exercised. Includes 44,000 Common Shares to be awarded to the Investment Manager and 2,000 Common Shares to be awarded to each of the three independent Trust Managers in connection with but immediately prior to the Offering. Does not include 200,000 shares issuable upon exercise of options to be granted pursuant to the Plan which will be effective upon the completion of the Offering. Does not assume the conversion of any convertible notes, convertible preferred shares or minority interests into Common Shares.

                                   DILUTION

    At March 31, 1997, the pro forma net tangible book value of the Company
immediately prior to the Offering would have been $        or $         per
Common Share. After giving effect to the sale by the Company of the Common Shares offered thereby, the pro forma net tangible book value of the Company
at March 31, 1997 would have been $            or $        per Common Share.
This represents an immediate decrease in the net tangible book value per Common Share to purchasers of Common Shares in the Offering. Net tangible book value per Common Share represents the amount of total tangible assets of the Company less total liabilities, divided by the number of Common Shares outstanding. The following table illustrates the foregoing dilution.

    Initial public offering price per Common Share (1)...             $

      Increase in net tangible book value per Common
        Share attributable to the Offering...............  $
    Pro forma net tangible book value per Common
        Share after the Offering.........................             $
    Dilution per Common Share to new public investors....             $

-------------------
(1) Before deduction of underwriting discounts and estimated expenses of the Offering.

     The following table sets forth the number of Common Shares to be sold by the Company in the Offering, the total price paid by purchasers of the Common Shares sold in the Offering, the net book value as of March 31, 1997 attributable to the outstanding restricted shares and the price per share sold in the Offering.

                                                                               Book Value of
                            Shares issued         Book Value of Total        Consideration Per
                            by the Company    Consideration to the Company     Common Share
                          -----------------   ----------------------------   -----------------
                           Number   Percent        Amount   Percent
                          -------   -------        ------   -------
Current Shareholder....   837,489         %        $              %                $
New public investor....
                          -------    -----         ------    -----
Total..................              100.0%        $         100.0%
                          -------    -----         ------    -----
                          -------    -----         ------    -----

                         SELECTED FINANCIAL INFORMATION

    The following selected consolidated financial information should be read in conjunction with the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations", and all of the financial statements and notes thereto included elsewhere in this Prospectus.

                                           Three Months ended March 31,                 Year ended December 31,
                                     ---------------------------------------   ---------------------------------------
                                      Pro Forma                                Pro Forma
                                         1997          1997          1996         1996          1996          1995
                                     -----------   -----------   -----------   ----------   -----------   -----------
OPERATING  INFORMATION:
  Revenues:
    Base rents (1)(3)                $ 1,215,752   $ 1,215,752   $   962,663   $4,097,911   $ 4,097,911   $ 4,389,491
    Percentage rents                       6,600         6,600         8,206       32,822        32,822         --
    Expense reimbursements               273,868       273,868       193,952      835,940       835,940       848,975
    Interest and other income              8,476         8,476        13,106       67,409        67,409        44,224
                                     -----------   -----------   -----------   ----------   -----------   -----------
      Total revenues                   1,504,696     1,504,696     1,177,927    5,034,082     5,034,082     5,282,690
                                     -----------   -----------   -----------   ----------   -----------   -----------
  Expenses:
    Operating and maintenance            130,561       130,561        90,419      442,701       442,701       662,687
    Real estate taxes                    188,566       188,566       131,165      558,000       558,000       569,634
    General and administrative           197,822       197,822       143,275      642,944       642,944       657,466
    Interest                             207,434       611,203       504,277      609,102     2,132,390     2,177,447
    Depreciation and amortization        300,666       284,416       221,235    1,023,778       958,778       960,876
                                     -----------   -----------   -----------   ----------   -----------   -----------
      Total expenses                   1,025,049     1,412,568     1,090,371    3,276,525     4,734,813     5,028,110
                                     -----------   -----------   -----------   ----------   -----------   -----------

Income before gain on sale of
 investment real estate, minority
 interest and preferred
 share dividend requirements             479,647        92,128        87,556    1,757,557       299,269       254,580

  Gain on sale of investment
   real estate                             --            --            6,760      240,000       240,000        25,020
                                     -----------   -----------   -----------   ----------   -----------   -----------
Income before minority interest and
 preferred share requirements            479,647        92,128        94,316    1,997,557       539,269       279,600
Minority interest in net income of
 real estate ventures                     (1,264)       (9,070)      (10,645)      (2,417)      (51,941)      (43,278)
                                     -----------   -----------   -----------   ----------   -----------   -----------
Income before preferred
 share dividend requirements             478,383        83,058        83,671    1,995,140       487,328       236,322
Preferred share dividend
 requirements                            (24,158)      (24,158)      (23,822)     (96,296)      (96,296)      (43,618)
                                     -----------   -----------   -----------   ----------   -----------   -----------
Net income (loss) available for
 common shareholders                 $   454,225   $    58,900   $    59,849   $1,898,844   $   391,032   $   192,704
                                     ===========   ===========   ===========   ==========   ===========   ===========
Net income (loss) per common
 share (2)                           $      0.16   $      0.07   $      0.07   $     0.68   $      0.44   $      0.22
                                     ===========   ===========   ===========   ==========   ===========   ===========
Weighted average shares outstanding    2,806,489       887,489       884,397    2,803,665       884,655       884,397
                                     ===========   ===========   ===========   ==========   ===========   ===========
Cash dividends per common share (4)                      --            --                         --            --
                                                   ===========   ===========   ==========   ===========   ===========

BALANCE SHEET INFORMATION
  Rental properties, gross           $41,357,860   $39,408,381   $32,546,492                $39,368,700   $34,236,932
  Total assets                        51,711,158    37,060,379    31,005,633                 37,242,544    32,532,204
  Mortgage and other notes payable     9,300,924    26,426,124    21,646,424                 26,542,992    22,484,845
  Total liabilities                   10,035,058    27,160,258    22,160,654                 27,406,859    23,407,145
  Minority interests                     651,688     1,320,209       693,816                  1,314,673       699,984
  Preferred stock                      1,068,226     1,068,226     1,068,226                  1,068,226     1,068,226
  Common shareholders' equity         39,956,186     7,511,686     7,082,937                  7,452,786     7,356,849


                                             Year ended December 31,
                                     ---------------------------------------

                                         1994          1993          1992
                                     -----------   -----------   -----------
OPERATING  INFORMATION:
  Revenues:
    Base rents (1)(3)                $ 3,794,711   $ 3,194,084   $ 2,325,950
    Percentage rents                       --            --            --
    Expense reimbursements               844,299       622,164       477,188
    Interest and other income             10,344        13,886        30,436
                                     -----------   -----------   -----------
      Total revenues                   4,649,354     3,830,134     2,833,574
                                     -----------   -----------   -----------
  Expenses:
    Operating and
     maintenance                         445,635       355,276       225,316
    Real estate taxes                    512,070       437,679       335,526
    General and administrative           507,137       442,459       430,071
    Interest                           2,101,762     1,923,640     1,470,975
    Depreciation and amortization        756,914       631,567       456,214
                                     -----------   -----------   -----------
      Total expenses                   4,323,518     3,790,621     2,918,102
                                     -----------   -----------   -----------

Income before gain on sale of
 investment real estate, minority
 interest and preferred
 share dividend requirements             325,836        39,513       (84,528)

  Gain on sale of investment
   real estate                             --            --            --
                                     -----------   -----------   -----------
Income before minority interest and
 preferred share requirements            325,836        39,513       (84,528)
Minority interest in net income of
 real estate ventures                    (48,435)      (31,084)        1,359
                                     -----------   -----------   -----------
Income before preferred
 share dividend requirements             277,401   $     8,429   $   (83,169)
Preferred share dividend
 requirements                              --      $     --      $     --
                                     -----------   -----------   -----------
Net income (loss) available for
 common shareholders                 $   277,401   $     8,429   $   (83,169)
                                     ===========   ===========   ===========
Net income (loss) per common
 share (2)                           $      0.35   $      0.01   $     (0.13)
                                     ===========   ===========   ===========
Weighted average shares outstanding      802,899       720,725       640,782
                                     ===========   ===========   ===========
Cash dividends per common share (4)  $      0.40   $      0.39   $      0.38
                                     ===========   ===========   ===========

BALANCE SHEET INFORMATION
  Rental properties, gross           $33,852,975   $29,349,299   $22,268,417
  Total assets                        32,702,850    28,773,597    22,148,861
  Mortgage and other notes payable    23,826,831    21,690,375    16,347,640
  Total liabilities                   24,647,866    22,381,487    16,927,667
  Minority interests                     794,730       813,578        69,600
  Preferred stock                          --            --            --
  Common shareholders' equity          7,260,254     5,578,532     5,151,594

-----------------
(1) Base rent was lower in 1996 as a result of the spin-off of the One West Hills office building on January 1, 1996.
(2) Net income per share is the result of dividing net income available for common shareholders by the weighted average shares outstanding. For each historical period shown, the weighted average shares outstanding have been increased by 50,000 shares to reflect the planned 1997 share awards under the Plan.
(3) During 1997, the Company changed its method of accounting for certain rental revenues to when earned versus when received and certain expenses to when incurred versus when paid. See note 10 in the Consolidated Financial Statements.
(4) For 1996 and 1995, the Company distributed a dividend in kind of Ivy Realty Trust shares consisting of $.40 and $.20 per share, respectively.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE SELECTED CONSOLIDATED FINANCIAL DATA AND THE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    The Historical Consolidated Financial Statements for United Investors Realty Trust present the financial position and results of operations of the Company for each of the fiscal periods indicated. The financial results presented in the Historical Consolidated Financial Statements and the related Notes reflect the operating revenues and expenses associated with the Properties, as well as other related expenses, including general and administrative expenses associated with the management function such as Investment Manager fees and direct overhead items.

RESULTS OF OPERATIONS

    THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1996

    For the three months ended March 31, 1997, net income available for common shareholders was $58,900 versus $59,849 in the corresponding period of 1996, a 2% decrease. Excluding the gain on sale of investment real estate in 1996, net income available for common shareholders increased 11%. The increase is primarily attributed to the El Campo and Park Northern acquisitions which occurred in June and November of 1996. Total revenues increased 28% to $1,504,696 versus $1,177,927 in 1996. The increase in revenues is primarily due to the acquisitions of the El Campo and Park Northern Shopping Centers and, to a lesser extent, increased rental rates and occupancies for the Company's retail centers.

    Property operating and maintenance expenses increased 44% to $130,561 in 1997 from $90,419 last year. The increase is primarily attributable to the acquisitions mentioned above.

    Real estate taxes increased 44% to $188,566 in 1997 from $131,165 in 1996. The increase is primarily attributable to the El Campo and Park Northern acquisitions.

    General and administrative expense increased 38% to $197,822 in 1997 from $143,275 last year. The increase is primarily attributable to additional expenses associated with a larger asset base in 1997 and ground lease expense of $35,000 in 1997 from Park Northern.

    Interest expense increased 21% to $611,203 in 1997 from $504,277 last year. The increase is primarily attributed to the additional first mortgages on the acquisitions mentioned above and the $600,000 of short-term notes issued by the Company in the last quarter of 1996.

    Depreciation and amortization expenses increased 29% to $284,416 in 1997 from $221,235 last year. The increase is primarily attributable to the acquisitions mentioned above.

    Advisory fees, which are included in general and administrative expenses, increased 13% to $78,000 for the three months ended March 31, 1997, from $69,000 for the corresponding period of the prior year. Advisory fees, which were based on a percentage of assets of the Company, increased as a result of the acquisitions of the El Campo and Park Northern properties. In connection with the Offering, the basis for calculating the advisory fee is being changed and will hereinafter be based on a percentage of Advisory Funds From Operations. Management believes that an advisory fee based on Advisory Funds From Operations is tantamount to incentive based compensation and that such basis is in the best interests of the shareholders.

    YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995

    For the year ended December 31, 1996, net income available for common shareholders increased 103% to $391,032 versus $192,704 for the year ended December 31, 1995. Excluding the gain on sale of investment for both years and the net income generated by One West Hills of $68,710 in 1995, net income available for common shareholders increased 53% to $151,032 in 1996 versus $98,974 in 1995. The spin off of the One West Hills Office Building occurred January 1, 1996.

    Total revenues decreased 5% to $5,034,082 in 1996 versus $5,282,690 in 1995. Excluding One West Hills revenue of $619,820 in 1995 would have resulted in an 8% increase in revenues for 1996 versus 1995. The additional revenues consisted of $176,812 from the El Campo Shopping Center and $137,607 from the Park Northern Shopping Center acquisitions which were both acquired during 1996, with the balance from additional rents from existing shopping centers.

    Gain on sale of investment real estate increased from $25,020 in 1995 to $240,000 in 1996. The gain in 1995 was associated with the Company's acquisition of notes at a discount on an office project in San Rafael, California, which was subsequently sold resulting in the Company being paid in full and a gain being realized. The gain in 1996 was associated with the Company's partial business combination known as Park Northern/Centennial Partners L.P. (the "Partnership"). The Company contributed its Centennial Shopping Center and $600,000 for the general partner interest and a 70% limited partner interest in the Partnership and an unrelated party contributed Park Northern for a 30% ownership of the Partnership.

    Property operating and maintenance expenses decreased 33% to $442,701 in 1996 from $662,687 for 1995. The decrease in property operating and maintenance expenses is primarily attributable to the spin off of One West Hills which is partially offset by additional operating expenses of $38,022 and $37,173 in 1996 for El Campo and Park Northern, respectively.

    Real estate taxes decreased 2% to $558,000 in 1996 versus $569,634 in 1995. The decrease is attributed to the spin off of One West Hills offset by the El Campo and Park Northern acquisitions.

    Advisory fees increased 1% to $279,000 in 1996 versus $276,000 in 1995. The advisory fee, which was based on assets at year end, was prorated with respect to the Properties acquired during the year.

    Management fees decreased 34% to $139,780 in 1996 versus $212,506 in 1995. The decrease, which is primarily attributed to the spin off of One West Hills, was partially offset by the acquisitions of El Campo and Park Northern. Management fees, which included on site personnel, are generally higher for office buildings.

    Legal and accounting expenses increased 54% to $93,302 in 1996 from $60,482 in 1995. The increase is primarily attributed to professional fees associated with the development of the DownREIT documents relating to the Partnership.

    Other general and administrative expenses increased 21% to $130,862 in 1996 versus $108,478 in 1995. The increase is primarily attributable to additional expenses associated with a larger asset base in 1996 and ground leases expenses in 1996 for Park Northern.

    Interest expense decreased 2% to $2,132,390 in 1996 versus $2,177,447 in 1995. The decrease is also primarily attributed to the One West Hills spin off. This was partially offset by interest expense from short notes issued in 1996.

    Depreciation and amortization expenses decreased less than 1% to $958,778 in 1996 versus $960,876 in 1995. The decrease is attributed to the spin off of One West Hills offset by the depreciation expense on the El Campo and Park Northern acquisitions.

    YEAR ENDED DECEMBER 31, 1995 COMPARED TO THE YEAR ENDED DECEMBER 31, 1994

    For the year ended December 31, 1995, net income available for common shareholders decreased 30% to $192,704 in 1995 versus $277,401 in 1994. The decrease is the result of higher depreciation expenses associated with the McMinn Plaza Shopping Center and One West Hills Office Building acquisitions, which occurred in June and September, 1994, respectively, and depreciation expenses on capital improvements to the existing portfolio.

    Total revenues increased 14% to $5,282,690 in 1995 versus $4,649,354 in 1994. The increase in revenues is primarily attributed to the acquisitions of McMinn Plaza and One West Hills Office Building.

    Property operating and maintenance expenses increased 49% to $662,687 in 1995 versus $445,635 for 1994. The increase in operating expenses is the result of the acquisitions in 1994 of McMinn Plaza and One West Hills. Operating expenses are generally higher on a per square foot basis at office buildings versus shopping centers.

    Real estate taxes increased 11% to $569,634 in 1995 versus $512,070 in 1994. The increase is primarily attributed to the McMinn Plaza and One West Hills acquisitions.

    Advisory fees increased 9% to $276,000 in 1995 from $253,000 in 1994. The increase is primarily attributed to the One West Hills acquisition and McMinn Plaza acquisition.

    Management fees increased 70% to $212,506 in 1995 from $124,672 in 1994.
The increase is primarily attributed to the One West Hills acquisition and, to a lesser extent, the McMinn Plaza acquisition.

    Legal and accounting expenses increased 19% to $60,482 in 1995 versus $50,657 in 1994. The increase is primarily attributed to higher professional fees associated with the larger asset base in 1995 versus 1994.

    Other general and administrative expenses increased 38% to $108,478 in 1995 versus $78,808 in 1994. The increase is primarily attributed franchise tax associated with the McMinn Plaza acquisition and additional expenses associated with a larger asset base.

    Interest expense increased 4% to $2,177,447 in 1995 versus $2,101,762 in 1994. The increase is primarily attributed to the additional first mortgages associated with the McMinn Plaza and One West Hills acquisitions partially offset by the repayment of short term notes during 1994.

    Depreciation and amortization expenses increased 27% to $960,876 in 1995 versus $756,914 in 1994. The increase is primarily attributed to the McMinn Plaza and One West Hills acquisitions and, to a lesser extent, depreciation expense on capital and tenant improvements at Bandera Festival Shopping Center and Centennial Shopping Center.

LIQUIDITY AND CAPITAL RESOURCES

    INDEBTEDNESS

    As of March 31, 1997, the Company had total indebtedness of approximately $26.4 million, which consisted of approximately $25.3 million in indebtedness collateralized by the eight Properties and a vacant outparcel. Of the Company's indebtedness, $0.5 million is variable rate indebtedness and $25.9 million is at a fixed rate. Under the current debt structure, in which only $0.5 million is not fixed or capped, the Company does not hedge against changes in interest rates. Upon acquisition of additional properties through debt financing or the refinancing of existing debt, the Company will consider the purchase of interest rate hedges. The purchase of hedges, in either event, will require outlays of capital and could affect the Company's ability to continue its planned level of distribution. Accordingly, the Company plans to use variable rate debt only if the cost of an appropriate hedge is in line with the Company's overall strategy for distribution and growth. The costs of any future interest rate caps are dependent upon any number of factors, including fluctuations in interest rates, and may increase in the future.
The Company's indebtedness has interest rates ranging from 7.63% to 11.00%, with a weighted average interest rate of 9.17%, and will mature between 1997 and 2018, with a weighted average remaining term to maturity of 7.2 years. See "Business and Properties -- Mortgage Indebtedness." Most of the Company's indebtedness in 1997, 1998 and 1999 is expected to be repaid with proceeds from the Offering. From 2003 through 2006, the Company will have to refinance approximately $2.0 million. Since the Company anticipates that only a small portion of the principal of each indebtedness will be repaid prior to the maturity and the Company will likely not have sufficient funds on hand to repay such indebtedness, the Company will need to refinance such indebtedness through modification or extension of existing indebtedness, additional debt financing or through an additional offering of equity securities. See "Risk Factors -- Risks Associated with Borrowing" for a more complete discussion of uncertainties regarding refinancing of the Company's mortgage indebtedness.

    LIQUIDITY SOURCES AND REQUIREMENTS

    Historically, the principal sources of funding for the Company's acquisitions of properties have been equity offerings, mortgages, notes and short term lines of credit.

    The Company expects to meet its short term liquidity requirements generally through working capital and net cash provided by operations. The Company believes that its net cash provided by operations will be sufficient to allow the Company to make any distributions necessary to enable the Company to continue to qualify as a REIT. The Company also believes that the foregoing sources of liquidity will be sufficient to fund its short-term liquidity needs through 1997.

    The Company expects to meet certain long term liquidity requirements such as property acquisitions, scheduled debt maturities, renovations, expansions and other non-recurring capital improvements through long term collateralized and uncollateralized indebtedness, including a new line of credit facility and the issuance of additional equity securities.

    The Company's primary demands for liquidity are expected to be funding distributions to its shareholders, debt service payments, property operations and general and administrative expenses.

    With regard to future shareholder distributions, the Company must distribute at least 95% of its "real estate investment trust taxable income" (as defined in the Code) in order to meet the qualifications of a REIT. The Company's regular quarterly dividends are expected to be paid with Cash Available for Distribution. However, under certain circumstances, the Company may be required to make distributions in excess of Cash Available for Distribution in order to meet REIT distribution requirements.

    CASH FLOW

    Net cash flow from operating activities increased from $256,760 for the first three months of 1996 to $346,451 for the first three months of 1997. The net increase of $89,691 is primarily due to improved property performance (after adding back depreciation), the addition of El Campo and Park Northern Shopping Centers, and reductions in trade accounts receivable offset by increased prepaid expenses relating to tax escrow accounts for Park Northern. Net cash flow provided by operating activities increased from $958,510 in 1995 to $1,062,002 in 1996 due primarily to improved property performance in 1996. Trade accounts receivable were up $191,717 at December 31, 1996 but were largely offset by increased accounts receivable and decreased accrued expenses. For 1995, net cash flow from operating activities was virtually unchanged from 1994 at approximately $1.0 million in each year.

    Net cash flow used in investing activities increased to $6,777 in the first quarter 1996 to $26,402 in 1997 reflecting a higher level of capital improvements. Cash flows used in investing activities increased from $269,479 in 1995 (roof at Centennial) to $1,319,213 (primarily new acquisitions) in 1996. On January 1, 1996, the Company transferred its investment in One West Hills office building to Ivy Realty Trust (see note 5) and during the year it acquired El Campo Shopping Center and a majority interest in Park Northern Shopping Center. Net cash flows used in investing activities in 1994 were $2,240,884, mostly attributable to the acquisition of McMinn Shopping Center and the One West Hills office building.

    Net cash flow used for financing activities deceased from $218,632 in the first three months of 1996 to $157,840 in the first three months of 1997 as lines of credit were increased by $135,000 in 1997 to help fund $251,868 in principal payments on mortgages in 1997, including a $50,000 prepayment on the mortgage at Bandera Festival

Shopping Center. Cash flows used for financing activities decreased from $384,637 in 1995 to $51,293 in 1996. During 1996, $600,000 in new, short term notes and new lines of credit totaling $140,000 were secured to complete the purchase of the two shopping centers and pay down the mortgage at Park Northern by $600,000. During 1995, $0.6 million was received as proceeds from preferred stock and $2.0 million in new mortgage notes were obtained, and $2.9 million in mortgage and note principal was retired. In 1994, $1.6 million in new mortgages were assumed as part of the McMinn Plaza and One West Hills office building acquisitions and $0.4 million in principal was retired. Total cash flows from financing operations in 1994 was $1.1 million.

    CAPITAL EXPENDITURES

    The Company's capital improvements have averaged approximately $0.43 per square foot per year since inception. Several factors exist which help to minimize capital improvements. They are:

    (i) The majority of the Company's leases provide for the tenants to share in the common area maintenance expenses of the shopping centers owned by the Company.

    (ii) Tenants are typically responsible for the repair and replacement of their HVAC systems.

    (iii) Only 2,990 square feet of the Company's portfolio is shell space (i.e., not previously improved for a tenant).

    (iv) Leases typically provide for the Company to provide tenants with a "white box" (i.e., unfinished space). Hence, the tenant is responsible for finishing out the space for its needs. Additionally, some leases provide that the space is delivered to the tenant in an "as is" condition.

    (v) The Company maintains an active preventative maintenance program designed to preserve and lengthen the life of the roofs and parking lots of its shopping centers.

    The Company capitalized $161,063 in improvements during 1996 and has budgeted approximately $333,743 for capital improvements for 1997, after tenant recoveries of approximately $91,000.

INFLATION

    During the periods presented above, inflation has not had a significant impact on the Company. Most of the Company's long-term leases contain provisions designed to mitigate the adverse impact of inflation on the Company's net income. Such provisions include clauses enabling the Company to receive percentage rents based on gross sales of tenants, which generally increase as prices rise, and/or in certain instances, escalation clauses, which generally increase rental rates during the terms of the leases. In addition, most of the Company's leases require the tenants to pay their share of operating expense, including common area maintenance, real estate taxes, insurance and utilities, thereby reducing the Company's exposure to increases in costs and operating expenses resulting from inflation.

NEW ACCOUNTING PRONOUNCEMENT

     In February 1997, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share" which simplifies the standards for computing and presenting earnings per share ("EPS") and makes them comparable to international EPS standards. This statement is effective for the year ending December 31, 1997. Earlier application is not permitted and restatement of prior period earnings per share data is required. The Company does not believe that implementation of SFAS No. 128 will have a material impact on its EPS.

                POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of the Company's current policies with respect to investments, financings, affiliate transactions and certain other activities. The Company's policies with respect to these activities have been determined by management and may be amended or revised from time to time at the discretion of the Board of Trust Managers without a vote of the shareholders of the Company. No assurance can be given that the Company's investment objectives will be attained or that the value of the Company will not decrease.

INVESTMENT POLICIES

     INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE. The Company's primary business objective is to maximize shareholder value by maintaining long-term growth in Cash Available for Distribution and paying dividends to its shareholders. The Company intends to pursue this objective by continuing to acquire properties for long-term ownership and to manage its properties intensively, and thereby seek to maximize current and long-term income and the value of its assets. The Company's policy is to acquire or redevelop assets where the Company believes that opportunities exist for acceptable investment returns.

     The Company expects to pursue its investment objectives primarily through the direct ownership of properties. The Company currently intends to invest in or develop primarily shopping center properties in its primary markets. However, future investment or redevelopment activities will not be limited to any geographic area or to a specified percentage of the Company's assets. All of the properties owned by the Company initially will be managed by the Investment Manager or third party on-site property managers retained by the Investment Manager.

     The Company may also participate with other entities in property ownership, through joint ventures or other types of common ownership. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over any equity interest of the Company.

     INVESTMENTS IN REAL ESTATE MORTGAGES. While the Company intends to emphasize equity real estate investments, it may, in its discretion, invest in mortgages or other real estate interests consistent with its qualification as a REIT. The Company may also invest in participating or convertible mortgages if the Trust Managers conclude that the Company and its shareholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participations.

     SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES AND OTHER ISSUERS. Subject to the percentage ownership limitations and gross income tests necessary for REIT qualification, the Company also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities, although it has not done so in the past. See "Federal Income Tax Considerations -- Requirements for Qualification as a Real Estate Investment Trust." The Company may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Company's investment policies.

     PERIODIC REVIEW OF ASSETS. The Company has no current intention to dispose of any of the Properties. Nevertheless, the Company reserves the right to dispose of any of the Properties or any property that may be acquired in the future if the Company determines that the disposition of such property is in the best interests of the Company and its shareholders.

FINANCING POLICIES

     As a general policy, the Company intends to maintain a ratio of total indebtedness to Total Market Capitalization of 50% or less. However, no assurance can be given that the Company will be able to accomplish this objective. The debt to Total Market Capitalization ratio is based upon the stock market value of equity, and accordingly fluctuates with changes in the price of the shares and differs from a debt-to tangible net worth ratio which is based on book value of a company's assets. The Company is basing its debt capitalization policy on a ratio of long-term debt to Total Market Capitalization rather than debt-to-book value of assets because the Company believes that market capitalization is a more appropriate measure of the market value of the Company's assets than the book value of its assets and more indicative of its ability to repay debt.

     On a pro forma basis at March 31, 1997, after giving effect to the Offering (assuming an initial public offering price of $11.75 per Common Share), the Company had a ratio of long-term debt to Total Market Capitalization of 16.8%. See "Capitalization." Assuming no change in the market value of issued and outstanding Common Shares, the Company would be able to incur approximately $36,000,000 of additional indebtedness and still maintain a ratio of long-term debt to Total Market Capitalization of 50% or less. The Company, however, may from time to time reevaluate its debt policy in light of current economic conditions, relative cost of debt and equity capital, changes in the market capitalization of the Company, acquisition opportunities and other factors, and may modify its debt financing policy and may increase or decrease its ratio of long-term debt to Total Market Capitalization without a vote of its shareholders. The organizational documents of the Company do not contain any limitations on the amount or percentage of indebtedness the Company may incur.

     Indebtedness incurred by the Company may be in the form of bank borrowings, purchase money obligations to the sellers of properties, publicly or privately placed debt instruments or financing from institutional investors or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interests in properties owned by the Company or may be limited to the particular property to which the indebtedness relates. The proceeds from any borrowings by the Company may be used for the payment of dividends, for working capital, to refinance existing indebtedness or to finance acquisitions of new properties.

     In the event that the Trust Managers determine to raise additional equity capital, the Trust Managers have the authority, without shareholder approval, to issue additional Common Shares or Preferred Shares in any manner (and on such terms and for such consideration) they deem appropriate, including in exchange for property. Existing shareholders would have no preemptive right to purchase such shares in any offering, and any such offering might cause a dilution of a shareholder's investment in the Company. See "Description of Shares of Beneficial Interest."

AFFILIATE TRANSACTION POLICY

     The Company has adopted a policy that it will not without the approval of a majority of the independent Trust Managers (i) acquire from or sell to any Trust Manager, officer or employee of the Company, or any entity in which a trust manager, officer or employee of the Company beneficially owns more than a 1% interest, or, except for any property in which the Company owns an economic interest, acquire from or sell to any affiliate of any of the foregoing, any property or other assets of the Company, or (ii) make any loan (other than pursuant to the Plan) to or borrow from any of the foregoing persons.

CERTAIN OTHER POLICIES

     The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act of 1940. The Company does not intend to (i) invest in the securities of other issuers for the purpose of exercising control over such issuer, (ii) underwrite securities of other issuers, or (iii) actively trade in loans or other investments.

     The Company may make investments other than as previously described, although it does not currently intend to do so. The Company has authority to purchase or otherwise reacquire Common Shares or any of its other securities in the open market or otherwise and may engage in such activities in the future. The Trusts Managers have no present intention of causing the Company to repurchase any of the Common Shares, and any such action would be taken only in conformity with applicable Federal and state laws and the requirements for qualifying as a REIT under the Code. The Company may issue securities in exchange for real estate assets if the Trust Managers determine such issuances to be in the best interests of the Company's shareholders.

     The Company has not made any loans to third parties, although it may in the future make loans to third parties, including, without limitation, loans to joint ventures in which it participates. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, and the Company does not intend to do so in the future. The Company's policies with respect to such activities may be reviewed and modified from time to time by the Board of Trust Managers without the vote of the shareholders.

                                 MANAGEMENT

TRUST MANAGERS AND OFFICERS

     The Company's Trust Managers are elected annually by the shareholders and remain in office until their successors, if any, are elected. The Trust Managers are responsible for appointing the executive officers of the Company, for selecting, monitoring and supervising the Investment Manager and for approving borrowings by the Company. The Trust Managers are also responsible for the adoption from time to time of such investment policies and limitations as they may deem appropriate in light of the Company's investment objective.

The following table sets forth the names and positions of the Trust Managers and officers of the Company.

                                Positions and
Name                    Age     Offices With the Company
----                    ---     -------------------------------------------
Robert W. Scharar       49      Trust Manager and Chairman of the Board

Jerry M. Coleman        61      Trust Manager

Josef C. Hermans        54      Trust Manager

William C. Brooks       60      Trust Manager

Lewis H. Sandler        60      President and Chief Executive Officer

Daniel M. Jones III     55      Chief Financial Officer

Randall D. Keith        39      Vice President and Chief Operating Officer

Robert P. Messer        44      Treasurer

W. Lance Hall           29      Vice President

Gerald A. Seade         30      Secretary

     Information concerning the Trust Managers and executive officers of the Company is as follows:

     ROBERT W. SCHARAR. Mr. Scharar, who resides in Houston, Texas, received a B.S.B.A. degree in business from the University of Florida in 1970, an M.B.A. degree in 1971 from Northeastern University, a J.D. from Northeastern University Law School in 1974, and an LL.M. degree in Taxation from Boston University Law School in 1979. In 1975, he formed First Commonwealth Associates, a Texas partnership, which engaged in financial planning and advisory services. In 1981, the assets of First Commonwealth Associates were acquired by UST Financial Planning Company, Inc., a subsidiary of UST Corp.
(a Massachusetts bank holding company), and Mr. Scharar served as President of that subsidiary. In 1983, Mr. Scharar founded the Investment Manager, which acquired the Texas and Florida offices of UST Financial Planning Company,
Inc. Mr. Scharar is President and a director of Investment Manager. Mr. Scharar also serves as one of four Trustees of both First Commonwealth
Mortgage Trust ("FCMT"), a private real estate investment trust which is engaged in the business of originating and investing in real estate mortgage loans, and Ivy, a private REIT engaged in the business of acquiring and operating office buildings. FCA Corp is also the Investment Manager for FCMT and Ivy. Since 1991, Mr. Scharar has served as a director of Capstone New Zealand Fund. From 1992 through 1996, he served as a director of South West Property Trust, Inc. ("SWP") and in 1997 when SWP merged into United Dominion Realty Trust, Inc. ("UDR"), he became a director of UDR.

     JERRY M. COLEMAN. Mr. Coleman resides in El Paso, Texas and is a commercial real estate developer and builder. Mr. Coleman received his J.D. from the University of Texas. Since 1975, Mr. Coleman has served as Chairman and CEO of Capital Resource & Investment Co. and managing partner of Azar-Coleman Properties since 1982. From 1977 to 1980, Mr. Coleman was Chairman of the Board and Chief Executive Officer of Citizen National Bank of Austin, Texas and remained Chairman of the Board of the successor MBank until 1988.

     JOSEF C. HERMANS. Mr. Hermans resides in Houston, Texas and is a consultant to the hotel industry. Mr. Hermans is a graduate of the Lausanne, Switzerland Hotel Management School. In addition to his early experience in European hotels, Mr. Hermans served as Vice President of Operations of Mariner Corporation between 1976 and 1983. Since 1983, Mr. Hermans has been self-employed as a consultant in the hospitality industry. Mr. Hermans currently serves as a Trust Manager of FCMT and Ivy and a director of Mirror Properties Corp.

     WILLIAM C. BROOKS. Mr. Brooks is a financial consultant who resides in Boynton Beach, Florida. Mr. Brooks is a graduate of Oberlin College in Oberlin, Ohio. From 1980 to 1994, Mr. Brooks was Chief Financial Officer, Senior Vice President and Treasurer of UST Corp., a Nasdaq bank holding company. Since 1994, Mr. Brooks has served as a financial consultant.
Mr. Brooks currently serves as a Trust Manager of FCMT and Ivy.

     LEWIS H. SANDLER. Mr. Sandler resides in Dallas, Texas. Mr. Sandler has served as President and Chief Executive Officer of the Company and the Chief Executive Officer of the real estate services division of the Investment Manager since January, 1997. Prior to that time, he served as Executive Vice President, Secretary, General Counsel and a Director of South West Realty, Ltd., a publicly traded multi-family limited partnership from 1983 through October, 1992. From October 1992 through December 1996, Mr. Sandler served in similar roles for SWP. Mr. Sandler received a B.A. degree from Hamilton College in 1958 and an L.L.B. from Columbia University Law School in 1961. He is licensed to practice law in New York and Texas.

     DANIEL M. JONES III. Mr. Jones, who resides in Garland, Texas, has been Chief Financial Officer of the Company since May 1, 1997, and worked as a consultant to the Company and the Investment Manager for several months prior thereto. Prior to that time, he served from June 1996 until February 1997 as Vice President, Treasurer and Chief Financial Officer for SWP. Prior to
SWP, Mr. Jones spent over 25 years as a senior financial officer in the retail industry with such companies as Dayton Hudson Department Stores (1979-81), Federated Department Stores (1981-83), R.H. Macy & Company (1983-87) and Wyatt Cafeterias (1992-93). His work often included strategic planning, site selection, real estate and legal responsibilities. Mr. Jones also has an extensive background in contract and lease negotiations, all from the tenant's side. He received his B.S. in Accounting from Virginia Commonwealth University in Richmond, Virginia and is a CPA, licensed in Texas and Virginia.

     RANDALL D. KEITH. Mr. Keith resides in Houston, Texas. He received a B.B.A. in Accounting from the University of Texas and is a Texas CPA. He is a member of the Houston Society of Financial Analysts, Texas Society of Certified Public Accountants and the Association for Management and Research. Mr. Keith has experience with Service Corporation International in equity research and portfolio management in both the public and private markets and in auditing and taxation with Grant Thorton. Mr. Keith currently serves as Vice President and Chief Operating Officer of the Company. Mr. Keith has been with the Company since its inception in 1988. He served as Secretary of the Company from 1988 to 1990 and from 1993 to 1996, Treasurer from 1990 to 1993, Vice President from 1993 to 1996, and as Vice President and Chief Operating Officer from 1996 to the present. Mr. Keith also serves as a senior officer in several related entities.

     ROBERT P. MESSER. Mr. Messer, who resides in Katy, Texas, received a B.S. degree in Accounting from McNeese State University in 1974 and an M.B.A. degree in 1983 from Houston Baptist University. Since January 1994, Mr. Messer has been employed by FCA Corp in the position of Chief Financial Officer, and assumed the additional responsibility of Chief Operating Officer in 1996. Mr. Messer currently serves as Treasurer of both First Commonwealth Mortgage Trust and Ivy Realty Trust. Prior to joining FCA Corp, Mr. Messer spent over 15 years in the oil-field service industry in senior management positions. Mr. Messer worked for GEO Seismic Services as Chief Financial Officer from 1979 through 1990 and President from 1990 through 1993.

     W. LANCE HALL. Mr. Hall resides in Houston, Texas. He received a B.B.A. in Finance from the University of Oklahoma. Mr. Hall currently serves as Vice President of the Company, as well as Secretary of First Commonwealth Mortgage Trust and Ivy. For the past five and one-half years, he has served as an accountant for the Company and affiliated REITs. Mr. Hall also serves as the Assistant Portfolio Manager of the Capstone New Zealand Fund, a fund managed by the Investment Manager for the past three and one-half years.

     GERALD A. SEADE. Mr. Seade resides in Houston, Texas. He received his B.A. from the University of Texas, a J.D. from the University of Texas School of Law, and, in 1994, and in 1994, an L.L.M. in Taxation from the University of Houston Law Center. He is licensed to practice law in Texas and is a member of the Section of Taxation of the State Bar of Texas. Mr. Seade has served as a Senior Associate Financial Planner for FCA Corp and Secretary to the Company since February 1996. Prior to joining FCA Corp, Mr. Seade worked for the University of Houston Law Center from 1995 to 1996, and practiced law with Foster & Hunter in Austin, Texas from 1994 to 1995.

     All officers and Trust Managers hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

COMMITTEES OF THE BOARD OF TRUST MANAGERS

     AUDIT COMMITTEE. Immediately prior to the consummation of Offering, the Board of Trust Managers will establish an Audit Committee consisting of three independent Trust Managers. The Audit Committee will be established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     EXECUTIVE COMMITTEE. The Board of Trust Managers will also establish, after completion of the Offering, an Executive Committee, initially consisting of Messrs. Scharar, Sandler and Jones. The Executive Committee will have the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board of Trust Managers except for those which require action by all Trust Managers or the independent Trust Managers under the Charter or Bylaws or under applicable law.

     COMPENSATION COMMITTEE. The Board of Trust Managers will also establish, immediately prior to the completion of the Offering, a Compensation Committee, initially consisting of three independent Trust Managers. The Compensation Committee will have the authority to administer the Plan and the DRIP. Although the Investment Manager will determine the compensation for the Company's officers, the Compensation Committee will evaluate the performance of the Company's officers and will make recommendations to the Investment Manager regarding officer compensation.

COMPENSATION OF TRUST MANAGERS

     For services provided during fiscal 1997, each of the three independent Trust Managers will receive 800 Common Shares in August 1997.

     Commencing in 1998, each independent Trust Manager will receive an annual fee of $10,000 plus $250 per meeting attended. Trust Managers who are employees of the Company and the Investment Manager will not be paid any Trust Manager fees. In addition, the Company may reimburse the Trust Managers for travel expenses incurred in connection with their activities on behalf of the Company. Trust Managers who are not employees of the Company and the Investment Manager will also each receive a grant of 2,000 Common Shares together with options to purchase 8,000 Common Shares under the Plan effective upon the consummation of the Offering. The options will vest over a four year-period commencing January 1, 1999 and will be exercisable at a price per Common Share equal to the initial public Offering price. The unaffiliated Trust Managers will also be eligible to receive loans from the Company for purposes of exercising vested options, all or a portion of which may be forgiven over time.

EXECUTIVE COMPENSATION

     Under the Advisory Agreement, the Investment Manager has assumed the responsibility for payment of all salaries and bonuses, if any, as well as payroll taxes and other fringe benefits for each of the Executive Officers of the Company and will make available at its own cost such other support personnel as may be needed by the Company. The Investment Manager will also supply the Company with office space and equipment, including telephones, facsimile and duplicating machines, as well as access to conference rooms and secretarial assistance. Should the advisory fee payable to the Investment Manager prove insufficient to cover such costs and expenses, the Investment Manager will bear the cost of any such overage. The Company will pay for its own direct and variable expenses that are identifiable directly to the Company's activities and operations. In this regard, the Company will bear its own costs for long distance telephone charges, postage, travel expense, printing costs and contract labor costs. See "Certain Relationships and Transactions."

SHARE INCENTIVE PLAN

     The Company has established an incentive compensation plan to enable Trust Managers, executive officers and key employees of the Company (and including any operating partnership of the Company) as well as key personnel of the Investment Manager who contributed services to the Company to participate in the ownership of the Company. The Plan is designed to attract and retain executive officers, Trust Managers and other key employees of the Company and the Investment Manager (collectively, "Plan Participants") and to provide incentives to such persons to maximize the Company's growth and cash flow available for distribution. The Plan provides for awards to the Plan Participants of both grants and non-qualified stock options as well as incentive stock options.

     Under the Plan, the number of Common Shares reserved for issuance under the Plan is equal to 10% of the Company's equity securities. The Compensation Committee will administer the Plan and will determine the Plan Participants, the number of shares to be granted, the number of options and shares covered thereby to be granted and the terms and conditions of grant and/or option exercise. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Plan. Loans, if any, to facilitate the exercise of option grants will also be determined and administered by the Compensation Committee.

     Non-qualified stock options will provide for the right to purchase Common Shares at a specified price which will not be less than the fair market value on the date of the grant and usually will become exercisable in installments for up to seven years after the grant date. Once vested, options must generally be exercised within five to seven years.

     Incentive stock options, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of the fair market value of the Common Shares on the grant date and a ten year restriction on their term. These options may be subsequently modified to disqualify them for treatment as incentive stock options.

     Concurrently with the consummation of the Offering, the Company intends to award 44,000 Common Shares to the Investment Manager for the benefit of Messrs. Scharar, Sandler, Jones and Keith as well as other key FCA Corp employees who contribute to the Company's success, and to award 2,000 Common Shares to each of the Company's independent Trust Managers. The Investment Manager may transfer some or all of these Common Shares directly to the beneficiaries. In addition, the Company intends to grant stock options covering 200,000 Common Shares to FCA Corp for the benefit of certain FCA Corp employees who contribute to the Company's success, including the Company's executive officers. These options will be exercisable at the public offering price of the Offering of the Common Shares and will vest evenly over a four-year period commencing January 1, 1999. These options may also be assigned directly to the beneficiaries for whom FCA Corp is holding them.

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements requiring the Company to indemnify its officers and Trust Managers, and advance expenses, to the maximum extent permitted by Texas law. See "Certain Provisions of the Texas REIT Act and of the Company's Declaration of Trust and
Bylaws--Limitation of Liability and Indemnification."

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Section 9.20 of the Texas REIT Act, subject to procedures and limitations stated therein, allows the Company to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a trust manager or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The Company is required by Section 9.20 of the Texas REIT Act to indemnify a trust manager or officer against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a trust manager or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under the Texas REIT Act, Trust Managers and officers are not entitled to indemnification if (i) the trust manager or officer is found liable to the real estate investment trust or is found liable on the basis that personal benefit was improperly received and (ii) the trust manager or officer was found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any provision of the Declaration of Trust, bylaws, agreements or otherwise. In addition, the Company has, pursuant to Section 15.10 of the Texas REIT Act, provided in its Charter that, to the fullest extent permitted by applicable law, a trust manager of the Company shall not be liable for any act, omission, loss, damage or expense arising from the performance of his duty under the Texas REIT Act, except for his own willful misfeasance or gross negligence.

                   CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Effective as of June 9, 1997, the Company amended the Advisory Agreement with the Investment Manager. Under the terms of the Advisory Agreement, the Investment Manager is obligated to present an investment program to the Company, use its best efforts to obtain investments suitable to such program, provide administrative services for the Company and supervise, subject to the direction of the Trust Managers, the Company's day-to-day affairs. Subject to their duty of overall supervision, the Trust Managers have delegated to the Investment Manager the power and duty to: (i) perform necessary administrative functions in the management of the Company; (ii) serve as the investment and financial investment manager and provide research, economic and statistical data in connection with investments and financial policies;
(iii) investigate, select and conduct relations with accountants, attorneys, brokers, investors, banks and other lenders, and others as necessary in connection with investments; (iv) maintain bank accounts, and arrange for fidelity bonds with respect to fraudulent and negligent acts, errors and omissions, in amounts specified by the Trust Managers, covering all of the personnel handling funds and other assets of the Company, with the Company named as an insured party; (v) administer such day-to-day bookkeeping and accounting functions as are required for the proper management of the assets of the Company, contract for audits and prepare or cause to be prepared such reports as may be required by any governmental authority in connection with the ordinary conduct of the Company's business; (vi) provide office space and office equipment and the use of accounting or computing equipment when required, and provide personnel necessary for the performance of such services; (vii) obtain services that may be required in acquiring and disposing of investments, disbursing and collecting funds, paying debts and fulfilling the obligations and handling, prosecuting and settling any claims of the Company; (viii) obtain the services of property managers or management firms to perform customary property management services with regard to real estate properties owned by it and as may be required to supervise and monitor such property managers or management firms as would be performed by a prudent owner; and (ix) advise in connection with negotiations with real estate brokerage firms, investment banking firms, securities brokers or dealers and other institutions or investors in connection with the sale of securities and the purchase and sale of properties.

     The initial term of the Advisory Agreement will expire on December 31, 1998, and will automatically be renewed for five successive one-year terms, subject to a determination by a majority of the independent Trust Managers that the performance of the Investment Manager has been satisfactory. If the independent Trust Managers determine that the Investment Manager's performance has been unsatisfactory or without cause, they may either (i) terminate the Advisory Agreement upon six months prior notice, and (ii) pay the Investment Manager a termination fee (the "Termination Fee") equal to 50% of the product of the average monthly fee paid to the Investment Manager for the three full calendar months immediately preceding the month in which termination notice is given, times 12. The Company may terminate the contract for cause at any time and without payment of a termination fee. The Investment Manager may terminate the Advisory Agreement upon 90 days prior written notice without premium or penalty. If the termination is for cause, however, the Company would be obligated to pay the Termination Fee to the Investment Manager.

     Pursuant to the terms of the Bylaws and the Advisory Agreement, the Investment Manager is prohibited from performing similar functions for any real estate entity other than the Company whose primary function is to own and operate shopping centers in the United States. There is no limit on the right of any director, officer, employee or shareholder of the Investment Manager to engage in any business (including competitive business activities) or to render services of any kind to any other entity.

     Under the Advisory Agreement, effective July 1, 1997, the Investment Manager is entitled to a fee equal to 6.8% of the Advisory Funds From Operations. Based upon revenues of the Company for the first quarter of 1997, on a pro forma basis, the fee payable to the Investment Manager for 1997 should be approximately $288,000, assuming no property acquisitions during the year.

     The Company may, in its discretion, grant awards to the Investment Manager and the Investment Manager's officers and key employees who are instrumental in the business and success of the Company. Concurrently with the consummation of the Offering, the Company intends to award 44,000 Common Shares to the Investment Manager for the benefit of Messrs. Scharar, Sandler, Jones and Keith, and other of its key employees who contribute to the Company's success. Additionally, the Company plans to grant the Investment Manager options to purchase 200,000 Common Shares for the Offering price. Such options will vest equally over a four year period. The Investment Manager intends to transfer such options to certain of its executive officers and key employees who have not yet been identified by the Investment Manager.

                           PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the outstanding Common Shares as of June 1, 1997, by
(i) the only shareholder known to the management of the Company to own beneficially more than 5% of the outstanding Common Shares; (ii) each Trust Manager and the executive officers of the Company; and (iii) the Trust Managers and executive officers as a group. Unless otherwise indicated, each person named in the table has sole voting and investment power with respect to all of the Common Shares shown as beneficially owned by such person:

                                   Number of         Percent of              Percent of
                                 Common Shares       Class Prior            Class After
Name of Beneficial Owner      Beneficially Owned    to the Offering         The Offering
------------------------      ------------------    ---------------         ------------
GAIA Visions Partners, Ltd.        83,737(1)             9.30%                  2.14%
     c/o J.M. Haley
     7149 Hillgreen
     Dallas, TX 75214

FCA Corp                           44,000(2)             4.88                   1.13
    5847 San Felipe, Suite 850
    Houston, TX 77057

Alfred S. Ross                     47,367                5.26                   1.21
   150 Elm Street
   S. Dartmouth, MA 02748

Robert W. Scharar                  63,302(3)             7.03                   1.63
   c/o FCA Corp
   5847 San Felipe, Suite 850
   Houston, TX 77057

Jerry M. Coleman                    4,369(4)(6)             *                      *
Josef C. Hermans                    5,326(6)                *                      *
William C. Brooks                   2,800(6)                *                      *
Randall D. Keith                    1,500                   *                      *
Robert P. Messer                    1,078                   *                      *
Lewis H. Sandler (5)                   --                  --                     --
Daniel M. Jones III                    --                  --                     --
Trust Managers / Officers as
 a Group (8 persons)               77,375(3)(4)(6)       8.59                   1.98

-------------------
*   Less than 1%.
(1) Includes 12,832 Common Shares into which its 1,604 Preferred Shares are convertible.
(2) Represents the 44,000 Common Shares to be awarded to the Investment Manager under the Plan.
(3) Includes 44,000 Common Shares to be awarded to FCA Corp under the Plan.
    Mr. Scharar is President and a Director and a 52.7% shareholder of FCA Corp. As a result of his control of FCA Corp, the 44,000 Common Shares are required to be included in the number of shares beneficially owned by Mr. Scharar. Also includes 9,838 Common Shares as to which Mr. Scharar is a trustee, but has no beneficial interest.
(4) Includes 1,569 Common Shares which are registered to Azar-Coleman Properties and controlled by Mr. Coleman.
(5) Mr. Sandler expects to acquire at least 20,000 Common Shares in the Offering.
(6) Includes 2,000 Common Shares to be awarded to each independent Trust Manager under the Plan.

                 DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

GENERAL

     The Charter authorizes the Company to issue up to 550,000,000 shares of beneficial interest of the Company ("Trust Shares"), consisting of 500,000,000 Common Shares, no par value, 50,000,000 preferred shares of beneficial interest, 20,000 of which are authorized to be issued at $100 par value per share, the remainder of which are authorized to be issued at no par value ("Preferred Shares") and such other types of classes of shares of beneficial interest as the Trust Managers may create and authorize from time to time. Upon completion of the Offering, 3,887,489 Common Shares will be issued and outstanding an aggregate of 50,000 Common Shares to the Investment Manager and the three independent Trust Managers and the exercise of options to purchase 200,000 Common Shares which will be granted under the Plan effective upon completion of the Offering, excluding up to 450,000 Common Shares which may be purchased by the Underwriters to cover over-allotments. After the Offering, there will be 10,737 Preferred Shares issued and outstanding.

     As of June 1, 1997, there were 837,489 Common Shares issued and outstanding.

     COMMON SHARES OF BENEFICIAL INTEREST. Each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trust Managers. There is no cumulative voting in the election of Trust Managers, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trust Managers then standing for election. Holders of Common Shares are entitled to such distributions as may be declared from time to time by the Trust Managers out of funds legally available therefor. See "Dividends and Distributions Policy."

     Holders of Common Shares have no conversion, redemption or preemptive rights to subscribe for any securities of the Company. All outstanding Common Shares will be fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of Common Shares will be entitled to share ratably in the assets of the Company remaining after provision for payment of liabilities to creditors and payment of liquidation preferences to holders of Preferred Shares, if any.

     PREFERRED SHARES. The Trust Managers are authorized (without any further action by the shareholders) to issue Preferred Shares in one or more series and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences. Satisfaction of any dividend preferences of outstanding Preferred Shares would reduce the amount of funds available for the payment of dividends on the Common Shares. Also, holders of Preferred Shares would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to the holders of Common Shares.
In addition, under certain circumstances, the issuance of Preferred Shares may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management. The Trust Managers, without shareholder approval, may issue Preferred Shares with voting and conversion rights which could adversely affect the holders of Common Shares.

     The Preferred Shares and the variety of characteristics available to it offers the Company flexibility in financing and acquisition transactions. An issuance of such shares could dilute the book value or adversely affect the relative voting power of the Common Shares. The issuance of such shares could be used to discourage unsolicited business combinations, for example, by providing for class voting rights which would enable the holder of Preferred Shares to block such a transaction. Although the Trust Managers are required when issuing such securities to act based on their best judgment as to the best interests of the shareholders of the Company, the Trust Managers could act in a manner which would discourage or prevent a transaction which some shareholders might believe is in the Company's best interests or in which shareholders could or would receive a premium for their shares over the market price. Any Preferred Shares issued would be subject to restrictions similar to that set forth under "Restrictions on Transfer" below.

     The Company has outstanding 10,737 shares of Nine Percent Redeemable Preferred Shares of Beneficial Interest, par value $100 per share ("9% Preferred Shares"). Dividends on the 9% Preferred Shares are cumulative from date of issuance and payable on a quarterly basis. The 9% Preferred Shares are convertible at the option of the holder into Common Shares at a conversion price of $12.50 per share. The 9% Preferred Shares are redeemable at the option of the Company, in whole or in part, at a redemption price equal to the sum of par value plus the premium which is 4% for 1997, 3% for 1998, 2% for 1999, 1% for 2000 and 0% for 2001 and
thereafter. The Company is required to redeem annually 20% of the 9% Preferred Shares outstanding at par value commencing March 15, 2001 and annually thereafter until all 9% Preferred Shares are redeemed.

     The Company has no present intention to issue any additional Preferred Shares or any other new class of securities.

RESTRICTIONS ON TRANSFER

     For the Company to qualify as a REIT under the Code, (i) not more than 50% in value of its outstanding Trust Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year; (ii) the Trust Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain percentages of the Company's gross income must be from particular activities. See "Federal Income Tax Considerations." Because the Trust Managers believe it is essential for the Company to continue to qualify as a REIT, the Charter, subject to certain exceptions, provides that no holder other than any person approved by the Trust Managers, at their option and in their discretion (provided that such approval will not result in the termination of the status of the Company as a
REIT), may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the lesser of the number or value (in either case as determined in good faith by the Trust Managers) of the total outstanding Trust Shares. The Trust Managers may waive the Ownership Limit if evidence satisfactory to the Trust Managers and the Company's tax counsel is presented that such ownership will not then or in the future jeopardize the Company's status as a REIT. As a condition of such waiver, the intended transferee must give written notice to the Company of the proposed transfer and must furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Trust Managers no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning Trust Shares in excess of the Ownership Limit. The foregoing restrictions on transferability and ownership will not apply if the Trust Managers determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. Any transfer or issuance of Trust Shares or any security convertible into Trust Shares that would (i) create a direct or indirect ownership of Trust Shares in excess of the Ownership Limit; (ii) with respect to transfers only, result in the Trust Shares being owned by fewer than 100 persons; or (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the Trust Shares. The Company's Charter provides that the Company, by notice to the holder thereof, may purchase any or all Trust Shares (the "Excess Shares") that are proposed to be transferred pursuant to a transfer which, if consummated, would result in the intended transferee owning Trust Shares in excess of the Ownership Limit or would otherwise jeopardize the REIT status of the Company. The purchase price of any Excess Shares shall be equal to the fair market value of such Excess Shares on the last trading day immediately preceding the day on which notice of such proposed transfer was sent, as reflected in the closing sales price for the Excess Shares, if then listed on a national securities exchange, or such price for the Excess Shares on the principal exchange if then listed on more than one national securities exchange, or, if the Excess Shares are not then listed on a national securities exchange, the latest bid quotation for the Excess Shares if then traded over-the-counter, or, if no such closing sales prices or quotations are available, the fair market value as determined by the Trust Managers in good faith. From and after the date fixed for purchase by the Trust Managers, so long as payment of the purchase price for the Excess Shares to be so redeemed shall have been made or duly provided for, the holder of such Excess Shares to be purchased by the Company shall cease to be entitled to distributions, voting rights and other benefits with respect to such Excess Shares except the right to payment of the purchase price for the Excess Shares. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Company that such Excess Shares have been transferred in violation of the provisions of the Charter, shall be repaid to the Company upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

PREEMPTIVE RIGHTS AND CUMULATIVE VOTING

     The Common Shares issued by the Company shall have no preemptive rights, and no shareholder may cumulate their votes in the election of Trust Managers. The prohibition on cumulative voting is meant to insure that the vote of holders of a majority of outstanding voting Common Shares elects Trust Managers, rather than a plurality of the voting Common Shares voted in the election of Trust Managers.

SHARE DIVIDENDS

     The Charter allows for the payment of Common Share dividends to be paid in Common Shares of the Company, cash and property. The general effect of the provision is to afford the Company greater flexibility in the means by which it pays distributions to its shareholders. When making a determination of whether to declare a dividend, the Trust Managers shall make the determination consistent with their fiduciary duties as Trust Managers. However, no dividend shall be declared or paid when the Company is unable to pay its debts as they become due in the usual course of its business, or when the payment of such dividend would result in the Company being unable to pay its debts as they become due in the usual course of business.

REDEMPTION OF COMPANY SHARES

     The Company may purchase or acquire its own shares, subject to the limitations of the Texas REIT Act. The Texas REIT Act allows REITs formed thereunder to redeem or purchase shares unless (i) after giving effect thereto, the Company would be insolvent, or (ii) the amount paid therefor exceeds the surplus of the Company. The term "surplus" is defined by reference to the Texas Business Corporation Act as the excess of the net assets of a corporation over its stated capital. Moreover, if the net assets of the Company are not less than the proposed distribution, the Company may make a distribution to purchase or redeem any of its shares if the purchase or redemption is made, for example, to effect the purchase or redemption of redeemable shares in accordance with the Texas REIT Act that requires rights of redemption to be enumerated by a Texas REIT in its operative declaration of trust. The Charter provision affords the Company a means of distributing assets of the Company by acquiring outstanding Common Shares, as well as the ability to redeem shares in transactions in which such a redemption may be beneficial to the Company and its shareholders.

VOTING RIGHTS

     Each shareholder shall be entitled at each meeting of shareholders to one vote on each matter submitted to a vote at such meeting for each share having voting rights registered in his name on the books of the Company at the time of the closing of the share transfer books (or at the record date) for such meeting. When a quorum is present at any meeting (and not withstanding the subsequent withdrawal of enough shareholders to leave less than a quorum present), the votes of a majority of the Common Shares entitled to vote, present in person or by proxy, shall decide any matter submitted to such meeting, unless the matter is one upon which by law or by express provision of the Charter or of the Bylaws the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of such matter. In determining the number of Common Shares entitled to vote, shares abstaining from voting or not voted on a matter (including elections) will not be treated as entitled to vote.

                  CERTAIN PROVISIONS OF THE TEXAS REIT ACT AND OF
                   THE COMPANY'S DECLARATION OF TRUST AND BYLAWS

     The following paragraphs summarize certain provisions of Texas law and the Charter and Bylaws. The summary does not purport to be complete and reference is made to Texas law and the Charter and Bylaws, copies of which are exhibits to the registration statement of which this Prospectus is a part.

BOARD OF TRUST MANAGERS

     The Bylaws provide that the number of Trust Managers of the Company may
not be fewer than two nor more than nine.   In accordance with the terms of
the Charter and Bylaws, the Board of Trust Managers currently consists of four persons. Trust Managers hold office until their successors are duly elected and qualified or until their death, resignation or removal.

     The Bylaws also provide that any vacancy (including a vacancy created by an increase in the number of Trust Managers) may be filled by a majority of the remaining Trust Managers or by a vote of the holders of at least a majority of the outstanding Common Shares at an annual or special meeting of the shareholders. In addition, the Bylaws also require the affirmative vote of a majority of the outstanding Common Shares to elect new Trust Managers. Any Trust Manager that has been previously elected as a Trust Manager by the shareholders who is not re-elected by such majority vote at a subsequent annual meeting shall nevertheless remain in office until his or her successor is elected and qualified. The Charter and Bylaws require the affirmative vote of two-thirds of the outstanding Common Shares to remove a Trust Manager, with or without cause.

BUSINESS COMBINATIONS

     The Charter requires that except in certain circumstances, a Business Combination (as defined below) between the Company and a Related Person (as defined below) must be approved by the affirmative vote of the holders of 80% of the outstanding Common Shares of the Company, including the affirmative vote of the holders of not less than 50% of the outstanding Common Shares not owned by the Related Person. However, the 50% voting requirement referred to is not applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 80% of the outstanding Common Shares.

     The Charter provides that a "Business Combination" is: (i) any merger or consolidation, if and to the extent permitted by law, of the Company or a subsidiary, with or into a Related Person; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 35% of the book value of the total assets of the Company and its subsidiaries (taken as a whole) as of the end of the fiscal year ending prior to the time the determination is being made, to or with a Related Person; (iii) the issuance or transfer by the Company or a subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities of the Company or a subsidiary of the Company to a Related Person; (iv) any reclassification of securities (including any reverse Share split) or recapitalization by the Company, the effect of which would be to increase the voting power of the Related Person; (v) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Related Person which involves any transfer of assets, or any other transaction, in which the Related Person has any direct or indirect interest (except proportionally as a shareholder); (vi) any series or combination of transactions having, directly or indirectly, the same or substantially the same effect as any of the foregoing; and (vii) and agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

     A "Related Person" generally is defined in the Charter to include any individual, corporation, partnership or other person and the affiliates and associates of any such individual, corporation, partnership or other person which individually or together is the beneficial owner in the aggregate of more than 50% of the outstanding Common Shares of the Company, except that an individual, corporation, partnership or other person which individually or together beneficially owned in excess of 30% of the outstanding Common Shares at the time the Charter provision was adopted shall only be considered a Related Person at such time as he, she, it or they acquire in the aggregate beneficial ownership of more than 80% of the outstanding Common Shares.

     The 80% and 50% voting requirements outlined above will not apply, however, if: (i) the Trust Managers by a vote of not less than 80% of the Trust Managers then holding office (a) have expressly approved in advance the acquisition of Shares of the Company that caused the Related Person to become a Related Person or (b) have expressly approved the Business Combination prior to the date on which the Related Person involved in the Business Combination shall have become a Related Person; or (ii) the Business Combination is solely between the Company and another entity, 100% of the voting stock, shares or comparable interests of which is owned directly or indirectly by the Company; or (iii) the Business Combination is proposed to be consummated within one year of the consummation of a Fair Tender Offer (as defined in the Charter) by the Related Person in which Business Combination the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of Common Shares of the Company in the Business Combination is not less than the price offered in the Fair Tender Offer; or (iv) all of the following conditions shall have been met: (a) the Business Combination is a merger or consolidation, the consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a Related Person and the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of Common Shares of the Company in the Business Combination is not less than the highest per-share price, with appropriate adjustments for recapitalizations and for share splits and share dividends, paid by the Related Person in acquiring any of its holdings of the Company's Common Shares (a "Fair Price"); (b) the consideration to be received by such holders is either cash or, if the Related Person shall have acquired the majority of its holdings of the Company's Common Shares for a form of consideration other than cash, in the same form of consideration with which the Related Person acquired such majority; (c) after such person has become a Related Person and prior to consummation of such Business Combination: (1) there shall have been no reduction in the annual rate of dividends, if any, paid per share on the Company's Common Shares (adjusted as appropriate for recapitalizations and for share splits, reverse share splits and share dividends), except any reduction in such rate that is made proportionately with any decline in the Company's net income for the period for which such dividends are declared and except as approved by a majority of the Trust Managers continuing in office, and (2) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company prior to the consummation of such Business Combination (other than in connection with financing a Fair Tender Offer); and (d) a proxy statement that conforms in all respects with the provisions of the Exchange Act and the rules and regulations thereunder shall be mailed to holders of the Company's Common Shares at least 30 days prior to the consummation of the Business Combination for the purpose of soliciting shareholder approval of the Business Combination; or (v) the Rights (as hereinafter defined) shall have become exercisable.

     If a person has become a Related Person and within one year after the date of the transaction pursuant to which the Related Person became a Related Person (the "Acquisition Date"), (x) a Business Combination meeting all of the requirements of clause (iv) above regarding the applicability of the 80% voting requirement shall not have been consummated, and (y) a Fair Tender Offer shall not have been consummated, and (z) the Company shall not have been dissolved and liquidated, then, in such event the beneficial owner of each Common Share (not including shares beneficially owned by the Related Person) (each such beneficial owner being hereinafter referred to as a "Holder") shall have the right (individually a "Right" and collectively the "Rights"), which may be exercised subject to certain conditions, commencing at the opening of business on the one-year anniversary date of the Acquisition Date and continuing for a period of 90 days thereafter (the "Exercise Period"), subject to certain extensions, to sell to the Company on the terms set forth herein one Share upon exercise of such Right. At 5:00 P.M., Dallas, Texas time, on the last day of the Exercise Period, each Right not exercised shall become void, all rights in respect thereof shall cease as of such time and the Certificates shall no longer represent Rights.

SHAREHOLDER LIABILITY

     Both the Texas REIT Act and the Bylaws provide that shareholders of the Company shall not be liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by the Company or Trust Managers and shall be under no obligation to the Company or its creditors with respect to his or her shares other than the obligation to pay to the Company the full amount of the consideration for which his shares were issued. The Trust Managers intend to conduct the operations of the Company in such a way as to avoid, as far as practicable, the ultimate liability of the shareholders of the Company.

TRUST MANAGER LIABILITY

     Pursuant to the Texas REIT Act, the Charter provides that Trust Managers shall be indemnified against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Trust Manager in connection with any Proceeding (as defined in the Charter) in which he or she was, is or is threatened to be named defendant or respondent, or in which he or she was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his or her serving or having served, or having been nominated or designated to serve, as a Trust Manager, to the fullest extent that indemnification is permitted by Texas law in accordance with the Bylaws.
This indemnification shall not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Bylaws, any law, agreement or vote of the shareholders or disinterested Trust Managers.

SPECIAL SHAREHOLDER MEETINGS

     The Charter allows for the holders of 5% of the Common Shares to call a special meeting. This provision was specifically adopted in light of the Company's Excess Shares provisions, which generally limit the ownership of Company Shares by persons to 9.8% of the Company's outstanding Common Shares.
 The Texas REIT Act provides that holders of 10% of the Shares entitled to vote may call a special meeting of a REIT formed under the Texas REIT Act unless the declaration of trust for such REIT provides for a number of shares greater than or less than 10% of the shares entitled to vote. Without this provision in the Charter, the Texas REIT Act might prevent special meetings from ever being called by shareholders of the Company in light of the Excess Shares provision, which itself is necessary to protect the Company's continued qualification as a REIT.

TERMINATION OF THE COMPANY

     The Charter permits the termination of the Company and the discontinuation of the operations of the Company by the affirmative vote of the holders of a majority of the outstanding voting Common Shares.

AMENDMENT OF DECLARATION OF TRUST AND BYLAWS

     The Charter may be amended from time to time by the affirmative vote of the holders of at least two-thirds of the outstanding Common Shares.
However, certain provisions of the Charter that relate to Business Combinations, number and removal of Trust Managers, certain investments and share ownership requirements may not be amended or repealed, and provisions inconsistent therewith may not be adopted, except by the affirmative vote of the holders of at least 80% of the outstanding Common Shares. The Bylaws may be amended by an affirmative vote of a majority of the Trust Managers. The Bylaws may also be amended, to the extent not inconsistent with the Texas REIT Act and the Charter and specified in the notice of the meeting, by an affirmative vote of two-thirds of the outstanding Common Shares for Section
2.5 (business at the annual meeting), 3.3 (election of Trust Managers), 3.4 (nomination of Trust Managers), 3.6 (removal of Trust Managers) and 3.7 (vacancies on the Board) or Article XI (amendment of Bylaws), and a majority vote for all other provisions.

                 SHARES AVAILABLE FOR FUTURE SALE

     Upon completion of the Offering, there will be 3,887,489 Common Shares issued and outstanding (4,337,489 if the Underwriters' over-allotment option is exercised in full). All of the Common Shares issued in the Offering will be freely tradeable without registration or other restrictions under the Securities Act, except for any Common Shares purchased by "affiliates" of the Company. The Common Shares issuable upon exercise of the options granted to certain persons who are employees and/or Trust Mangers of the Company on the date of, or immediately following, the Offering (collectively, the "restricted securities"), will be "restricted" securities under the meaning of Rule 144 under the Securities Act and may be sold only pursuant to an effective registration statement under the Securities Act or an applicable exemption, including an exemption under Rules 144 and 144A under the Securities Act. The Company intends to register the Common Shares available for issuance under the Plan as soon as the Company is eligible to use Form S-8.

     In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted securities from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquirer or subsequent holder thereof is entitled to sell within any three-month period a number of Common Shares that does not exceed the greater of 1% of the then-outstanding Common Shares or the average weekly trading volume of the Common Shares on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to a certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted securities from the Company or from any "affiliate" of the Company, and the acquirer or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such Common Shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements of Rule 144.

     In addition, Rule 144A as currently in effect, in general, permits unlimited resales of certain restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests at least $10 million in securities. Rule 144A allows the existing shareholders of the Company to sell their Common Shares to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as "restricted securities."

     The Trust Managers and certain officers of the Company and the Company have agreed not to offer, sell, contract to sell or otherwise dispose of any Common Shares for a period of 180 days from the closing of the Offering, without the prior consent of the Southwest Securities. The Company has agreed that except under limited circumstances, it will not issue Common Shares or securities convertible into Common Shares for a period of 90 days from the closing of the Offering without the prior consent of the Southwest Securities.

                FEDERAL INCOME TAX CONSIDERATIONS

     The Company elected to be taxed as a REIT for Federal income tax purposes commencing with its tax year ended December 31, 1989. The following general summary of the Federal tax rules governing a REIT and its shareholders is based on the Code, judicial decisions, Treasury Regulations, rulings and other administrative interpretations, all of which are subject to change. Because many provisions of the Code have been revised substantially by recent legislation, very few judicial decisions, Treasury Regulations, rulings or other administrative pronouncements have been issued interpreting many of the revisions to the Code. Investors should be aware that Congress continues to consider new tax bills. Accordingly, no assurance can be given that future legislation, administrative regulations, rulings, or interpretations or court decisions will not alter significantly the tax consequences described below or that such changes or decisions will not be retroactive. The Company has not requested, nor does it presently intend to request, a ruling from the Internal Revenue Service (the "Service") with respect to any of the matters discussed below. Because the provisions governing REITs are complex, no attempt is made in the following discussion to discuss in detail all of the possible tax considerations applicable to the Company or its shareholders, including state tax laws. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD SATISFY HIMSELF OR HERSELF AS TO THE INCOME AND OTHER TAX CONSIDERATIONS AND CONSEQUENCES OF HIS OR HER PARTICIPATION IN THE COMPANY BY CONSULTING HIS OR HER OWN TAX ADVISOR BEFORE PURCHASING COMMON SHARES.

GENERAL

     In general, as long as the Company qualifies as a REIT, it will not be subject to Federal income tax on income or capital gain that it distributes in a timely manner to shareholders.

     In addition to the opinion filed as an exhibit to the registration statement of which this Prospectus is a part, the Company and the Underwriters will, prior to the closing of this offering, obtain an opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel to the Company, that the Company has been organized in conformity with the requirements for qualification as a REIT for federal income tax purposes and that its anticipated investments and its plan of operation (which plan includes complying with all of the REIT requirements described in this Prospectus) will enable it to continue to so qualify. Unlike a tax ruling (which will not be sought), an opinion of counsel, which is based on counsel's review and analysis of existing law, is not binding on the Service. Accordingly, no assurance can be given that the Service would not successfully challenge the tax status of the Company as a real estate investment trust.

     If the Service successfully challenged the tax status of the Company as a REIT, the Company's income and capital gains would become subject to Federal income tax (including any applicable minimum tax) at corporate rates.
 Consequently, the amount of after tax earnings available for distribution to shareholders would decrease substantially. In addition, "net capital gain" (net long-term capital gain in excess of net short-term capital loss) distributed by the Company would be taxed as ordinary dividends to shareholders rather than as long-term capital gain. The Company would not be eligible to re-elect REIT status under the Code until the fifth taxable year beginning after the taxable year in which it failed so to qualify, unless its failure to qualify was due to reasonable cause and not to willful neglect and certain other requirements were satisfied. Also, immediately prior to requalification as a REIT under the Code, the Company could be taxed on any unrealized appreciation in its assets.

     Qualification of the Company as a REIT for Federal tax purposes will depend on its continuing to meet various requirements governing, among other things, the ownership of its Common Shares, the nature of its assets, the sources of its income, and the amount of its distributions to shareholders. Although the Trust Managers and the Investment Manager intend to cause the Company to continue to operate in a manner that will enable it to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may be impossible or impractical.

REQUIREMENTS FOR QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST

     Although the Company must meet certain qualifications to be a real estate investment trust under the Texas REIT Act (see "Certain Provisions of the Texas REIT Act and of the Company's Declaration of Trust and Bylaws"), the Company must independently qualify as a REIT under the Code. To qualify as a REIT under the Code, the Company must properly elect to be a real estate investment trust and must satisfy various requirements in each taxable year including, among others, the following:

          SHARE OWNERSHIP. (a) The beneficial ownership of Common Shares of the Company must be held by a minimum of 100 persons for at least 335 days of a taxable year consisting of 12 months (or a proportionate part of a taxable year consisting of less than 12 full months), and (b) Common Shares representing no more than 50% (by value) of the Company may be owned (directly or under rules of constructive ownership prescribed by the Code) by five or fewer individuals at any time during the last half of a taxable year (the "50% Shareholder Test"). Certain tax-exempt entities are treated as individuals for purposes of the 50% Shareholder Test. In addition, the applicable constructive ownership rules provide, among other things, that Common Shares held by a corporation, partnership, trust or estate will be regarded as being held proportionately by its shareholders, partners or beneficiaries, as the case may be, and Common Shares owned by certain persons may be regarded as being owned by certain members of their families. Common Shares held by a qualified pension plan will be treated as held proportionately by its beneficiaries; however, Common Shares held by a qualified pension plan will be treated as held by one individual if persons related to the plan (such as the employer, employees, officers, or Trust Managers) own in the aggregate more than 5% by value of the Common Shares and the Company has accumulated earnings and profits attributable to any period for which it did not qualify as a REIT.

     To assure continued compliance with the 50% Shareholder Test, the Company's Declaration of Trust prohibits any individual investor from acquiring an interest in the Company such that the individual would own (or be deemed under the applicable rules of constructive ownership to own) more than 9.8% of the outstanding Common Shares, unless the Trust Managers (including a majority of the independent Trust Managers) are provided evidence satisfactory to them in their sole discretion that the qualification of the Company as a REIT will not be jeopardized.

     Treasury Regulations require the Company to maintain records of the actual and constructive beneficial ownership of its Common Shares. In accordance with those Regulations, the Company must and will demand from shareholders written statements concerning the actual and constructive beneficial ownership of Common Shares. Any shareholder who does not provide the Company with required information concerning share ownership will be required to include certain information relating thereto with his income tax return.

          ASSET DIVERSIFICATION. At the close of each quarter of the taxable year, at least 75 % of the value of the Company's total assets must be represented by "real estate assets" (which category includes interests in real property, mortgages on real property and certain temporary investments), cash, cash items and U.S. Government securities (the "75% Asset Test"). In addition, at those times, no more than 25% of the value of the Company's total assets may consist, in whole or in part, of securities in respect of any one issuer in an amount greater in value than 5% of the value of the Company's total assets or more than 10% of the outstanding voting securities of such issuer (the "25% Asset Test"). If the Company is in violation of the foregoing requirements (due to a discrepancy between the value of its investments and such requirements) after the acquisition of any security or property, then the Company will be treated as not violating the requirements if it cures the violation within 30 days of the close of the quarter during which the Company acquires such asset.

     While the Investment Manager intends to manage the Company to meet the 75% Asset Test and 25% Asset Test, no assurance can be given that the Company will be able to do so.

     The assets of the Company's wholly-owned subsidiaries will be attributed directly to the Company for purposes of the asset diversification rules. Additionally, the Company will be deemed to own a proportionate share (based upon its capital interest) of the assets of any partnerships in which the Company owns an interest.

          SOURCES OF INCOME. The Company must satisfy three distinct income-based tests for each taxable year: the "75% Income Test," the "95% Income Test" and the "30% Income Test."

     The 75% Income Test requires that at least 75% of the Company's gross income (other than from certain "prohibited transactions") in each taxable year consist of certain types of income identified in the Code, including qualifying rents from real property; qualifying interest on obligations secured by mortgages on real property or interests in real property; gain from the sale or other disposition of real property (including interests in real property and mortgages on real property) held for investment and not primarily for sale to customers in the ordinary course of business; income and gain from certain properties acquired by the Company through foreclosure; and income earned from certain qualifying types of temporary investments. Income earned from qualifying temporary investments means income that is (i) attributable to stock or debt instruments, (ii) attributable to the temporary investment of capital received by the Company from the issuance of shares of beneficial interest or from a public offering of debt securities that have a maturity of at least five years, and (iii) received or accrued within one year from the date the Company receives such capital. Interest income and gain realized from the disposition of loans which are secured solely by real property will constitute qualifying income for purposes of the 75% Income Test, assuming that such interest income is not excluded from the calculation of interest for purposes of the 75% Income Test by reason of such interest being dependent on income or profits as described in Code Section 856(f) and assuming that any such loan which is disposed of is held for investment and not primarily for sale to customers in the ordinary course of a trade or business.

     Under the 95% Income Test, at least 95% of the Company's gross income (other than from certain "prohibited transactions") in each taxable year must consist of income which qualifies under the 75% Income Test as well as dividends and interest from any other source, gain from the sale or other disposition of Shares and other securities which is not dealer property, any payment to the Company under an interest rate swap or cap agreement entered into as a hedge against variable rate indebtedness incurred to acquire or carry real estate assets, and any gain from the disposition of such an agreement.

     Finally, under the 30% Income Test, the Company must limit its realization of certain types of income so that, in each taxable year, less than 30% of its gross income is derived from sale or other disposition of (a) Shares or securities held for less than one year (which includes an interest rate swap or cap agreement entered into by the Company as a hedge against any variable rate indebtedness incurred to acquire or carry real estate assets),
(b) with certain limited exceptions, real property (including interests in and mortgages on real property) held for less than four years and (c) property in a transaction treated as a "prohibited transaction" under the Code.

     The income of the Company's wholly-owned subsidiaries will be attributed to the Company for purposes of the income tests described above.
Additionally, a proportionate share of the items of income of any partnership in which the Company owns an interest will be attributed to the Company (based on the Company's capital interest in any such partnership).

     If the Company fails to meet the requirements of either or both the 75% Income Test or the 95% Income Test in a taxable year but otherwise meets the applicable requirements for qualification as a REIT, it may nevertheless continue to qualify under the Code as a REIT if certain conditions are met. While satisfaction of the conditions would prevent the Company from losing its tax status as a REIT, the Company generally would be liable for a special tax equal to 100% of the greater amount by which the Company fails the 75%
Income Test or the 95% Income Test.   The Code
does not provide for any mitigation provisions with respect to the 30% Income Test. Accordingly, if the Company failed to meet the 30% Income Test, its tax status as a REIT would terminate.

          DISTRIBUTION REQUIREMENTS. With respect to each taxable year, the Company must distribute to shareholders an amount at least equal to the sum of 95% of its "REIT taxable income," computed without regard to the dividends paid deduction and by excluding any net capital gain ("net investment income"), and 95% of the excess of its net income from "foreclosure property" over the Federal income tax imposed on such income, minus certain items of noncash income. As noted under the caption "Dividends and Distributions Policy," the Company distributes substantially all of its net investment income annually. The Company likewise distributes annually substantially all of its realized net capital gains. The Service may waive the distribution requirements for any tax year if the Company establishes that it was unable to meet such requirements by reason of distributions previously made to meet the requirement of section 4981 of the Code (relating to the 4% Federal excise tax on undistributed income discussed below).

     Unlike net investment income, the Company's net capital gain need not be distributed in order for the Company to maintain its status under the Code as a REIT; however, the Company will be taxable on any net capital gain and net investment income which it fails to distribute in a timely manner.

     While the Company expects to meet its distribution requirements, its ability to make distributions may be impaired if it has insufficient cash flow or otherwise has excessive noncash income or nondeductible expenditures.
 Furthermore, the distribution requirement may be determined not to have been met in a given year by reason of the Service later successfully challenging the deductibility of a Company expenditure. In such event, however, it may be possible to cure a failure to meet the distribution requirement with a "deficiency dividend," but if the Company uses that procedure, it may incur substantial tax penalties and interest.

     The Company will be subject to a nondeductible 4% Federal excise tax with respect to undistributed ordinary income and capital gain net income unless it also meets a calendar year distribution requirement. To meet this requirement, the Company must, in general, distribute with respect to each calendar year an amount equal to the sum of (a) 85% of its ordinary income (adjusted under the Code for various items), (b) 95% of its capital gains in excess of its capital losses (subject to certain adjustments) and (c) any ordinary income and capital gain net income not distributed in prior calendar years. The Company intends to make distributions to shareholders so that it will not incur this tax but, as noted above, various situations could make it impractical to meet the prescribed distribution schedule.

     The Company is authorized to issue Preferred Shares. Should the Company do so, and should the Company distribute a capital gain dividend while Preferred Shares are outstanding, it may be required to designate a portion of dividends entitled to be received by holders of the Preferred Shares as capital gain dividends, thereby reducing the portion of total distributions paid to holders of the Company's Common Shares which may be characterized as capital gains dividends.

FEDERAL TAXATION OF THE COMPANY--SPECIFIC ITEMS

     DISPOSITIONS OF ASSETS. The Company may realize a gain or loss on the disposition of an asset that it owns. The gain or loss may be capital or ordinary in character, depending upon a number of factors and the tax rules governing the type of disposition involved.

     If the Company were deemed to be holding property (such as real property or loans) primarily for sale to customers in the ordinary course of business (I.E., as a "dealer"), then (a) any gains recognized by the Company upon the disposition of such property would be subject to a 100% tax on prohibited transactions and (b) depending on the composition of the Company's total gross income, the Company could fail the 30% Income Test or the 75% Income Test for qualification as a real estate investment trust.

     Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. The

Company intends to hold all property for investment purposes and to make occasional dispositions which are, in the opinion of the Trust Managers and the Investment Manager, consistent with the Company's investment objectives and in compliance with all the rules discussed above governing the qualification of the Company for REIT status under the Code. Accordingly, the Company does not expect to be treated as a "dealer" with respect to any of its assets. No assurance, however, can be given that the Service will not take a contrary position.

     ALTERNATIVE MINIMUM TAX. Under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference.

     NET INCOME FROM FORECLOSURE PROPERTY. If the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made.

TAXATION OF SHAREHOLDERS

     Distributions by the Company of net investment income will be taxable to shareholders as ordinary income to the extent of the current or accumulated earnings and profits of the Company. Distributions of net capital gain, if any, designated by the Company as capital gain dividends generally will be taxable to shareholders as long-term capital gain, regardless of the length of time the Common Shares have been held by the shareholders. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income pursuant to Section 291 of the Code. All distributions are taxable, at least to the extent of the current or accumulated earnings and profits of the Company, whether received in cash or invested in additional Common Shares. Dividends declared by the Company in October, November or December payable to shareholders of record on a date in such a month and paid during the following January will be treated as having been received by shareholders on December 31 in the year in which such dividends were declared. Income (including dividends) from the Company normally will be characterized as "portfolio" income (as opposed to "passive" income) for purposes of the tax rules governing "passive" activities; accordingly, passive losses of the shareholder may not be used to offset income derived by the shareholder from the Company.

     None of the distributions from the Company (as a REIT) received by corporate shareholders, whether characterized as ordinary income or capital gain, will qualify for the dividends received deduction generally available to corporations.

     The Company may be required to withhold and remit to the Service 31% of the dividends paid to any shareholder who (a) fails to furnish the Company with a properly certified taxpayer identification number, (b) has under reported dividend or interest income to the Service or (c) fails to certify to the Company that he is not subject to backup withholding. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. The Company will report to its shareholders and the Service the amount of dividends paid during each calendar year and the amount of any tax withheld.

     In general, any gain or loss realized upon a taxable disposition of Common Shares of the Company or upon receipt of a liquidating distribution by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Shares have been held for more than one year and as short-term capital gain or loss if the Common Shares have been held for one year or less. If, however, the shareholder receives any capital gain dividends with respect to Common Shares held six months or less, any loss realized upon a taxable disposition of such Common Shares shall, to the extent of such capital gain dividends, be treated as a long-term capital loss. All or a portion of any loss realized upon a taxable disposition of Common Shares of the Company may be disallowed if other Common Shares of the Company are purchased (under a dividend reinvestment plan or otherwise) within 30 days before or after the disposition.

DISCLOSURE REGARDING DIVIDEND REINVESTMENT PLAN

     Shareholders participating in the DRIP will be deemed to have received the gross amount of any cash distributions which would have been paid by the Company to such shareholders had they not elected to participate.

These deemed distributions will be treated as actual distributions from the company to the participating shareholders and will retain the character and tax effects applicable to distributions from the Company generally. See "Taxation of Taxable Domestic Shareholders" and "Taxation of Foreign Shareholders." Participants in the DRIP are subject to federal income tax on the amount of the deemed distributions to the extent that such distributions represent dividends or gains, even thought they receive no cash. Common Shares received under the DRIP will have a holding period beginning with the day after purchase and a tax basis equal to their cost (which is the gross amount of the deemed distribution).

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Except as noted below, based upon a revenue ruling issued by the Service, dividend distributions by the Company to a shareholder that is a tax-exempt entity should not constitute "unrelated business taxable income" ("UBTI"), provided that the tax-exempt entity has not financed the acquisition of its Common Shares with "acquisition indebtedness" within the meaning of the Code and the Common Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. However, if a tax-exempt entity borrows money to purchase its Common Shares, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules of the Code. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal service organizations that are exempt from taxation under Code Sections 501(c)(7), (9), (17) and (20), respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. Also, it should be noted that dividend distributions by a REIT to an exempt organization that is a private foundation should constitute investment income for purposes of the excise tax on net investment income of private foundations imposed by Section
4940 of the Code.   If an employee trust qualified under Code Section
401(a)(a "qualified trust") owns more than 10% by value of the Common Shares in the Company at any time during a tax year, then a portion of the dividends paid by the Company to such trust may be treated as UBTI, but only if (i) the Company would not have qualified as a REIT but for the provisions of the Code which "look through" such a qualified trust for purposes of determining ownership of a REIT and (ii) at least one qualified trust holds more than 25% (by value) of the Common Shares in the Company or one or more qualified trusts (each of which holds more than 10% of the Common Shares) hold in the aggregate more than 50% (by value) of the Common Shares. If the Company were treated as a "taxable mortgage pool," a substantial portion of the dividends paid to a tax-exempt shareholder may be UBTI. Although the Company does not believe that the Company, or any portion of its assets will be treated as a taxable mortgage pool, no assurance can be given that the Service might not successfully maintain that such a taxable mortgage pool exists.

     Because of the complexity and variations of the UBTI rules, tax-exempt entities should consult their own tax advisors.

TAXATION OF FOREIGN SHAREHOLDERS

     The rules governing United States Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "non-U.S. shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of Federal, state and local income tax laws with regard to an investment in Common Shares, including any reporting requirements.

     Distributions that are not attributable to gain from sales or exchanges by the Company of "United States Real Property Interests" and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Generally, such distributions will be subject to a U.S. withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Shares is treated as effectively connected with the non-U.S. shareholder's conduct of a United States trade or business, the non-U.S. shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation). The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends made to a non-U.S. shareholder unless (a) a lower treaty rate applies and the non-U.S. shareholder files an IRS Form 1001 or (b) the non-U.S. shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. Any distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a non-U.S. shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such Common Shares. To the extent that such distributions exceed the adjusted basis of a non-U.S. shareholder's Common Shares, they will give rise to tax liability if the non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Shares, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it subsequently is determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

     For any year in which the Company qualifies as a real estate investment trust, distributions that are attributable to gain from sales or exchanges by the Company of "United States real property interests" will be taxed to a non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, these distributions are taxed to a non-U.S. shareholder as if such gain were effectively connected with a United States business. Non-U.S. shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend to the extent that such capital gain dividends are attributable to the sale or exchange by the Company of United States real property interests. This amount is creditable against the non-U.S. shareholder's Federal tax liability. Fixed rate mortgage loans will not normally be classified as "United States real property interests."

     Gain recognized by a non-U.S. shareholder upon a sale of Common Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled real estate investment trust," defined generally as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the Common Shares were held directly or indirectly by non-U.S. persons. Additionally, gain recognized by a non-U.S. shareholder upon a sale of Common Shares generally will not be taxed under FIRPTA unless the shareholder beneficially owns more than 5% of the total fair market value of the Common Shares at any time during the shorter of the five-year period ending on the date of disposition or the period during which the shareholder held the Common Shares. Gain not subject to FIRPTA will be taxable to a non-U.S. shareholder if (a) investment in the Common Shares is effectively connected with the non-U.S. shareholder's United States trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain or (b) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on his U.S. source capital gains. If the gain on the sale of Common Shares becomes subject to taxation under FIRPTA, the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

     Subject to the provisions of any tax treaty that may exist between the United States and the country in which the foreign holder is domiciled at the time of his death, an individual foreign shareholder who owns Common Shares at the time of his death will have the Common Shares subject to Federal estate tax. The Federal estate tax will be assessed on the fair market value of such Common Shares at the time of the foreign holder's death.

OTHER TAXATION

     Tax treatment of the Company and its shareholders under tax laws other than those governing Federal income tax may differ substantially from the Federal income tax treatment described in this summary. CONSEQUENTLY, EACH PROSPECTIVE SHAREHOLDER SHOULD CONSULT WITH HIS OWN TAX ADVISOR WITH REGARD TO THE STATE, LOCAL AND OTHER TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

                       ERISA CONSIDERATIONS

     Because the Common Shares should qualify as a "publicly-offered security," plans subject to ERISA , IRAs and H.R.10 Plans ("Keogh Plans") may purchase Common Shares and treat such Common Shares, and not the Company's assets, as plan assets. A fiduciary of an ERISA Plan should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in Common

Shares. Accordingly, among other factors, such fiduciary should consider (i) whether the plan's aggregate investments (including such an investment) satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA,
(ii) whether the investment is in accordance with ERISA, the Code and the documents and instruments governing the plan (as required by Section 404(a)(1)(D) of ERISA), and (iii) whether the investment is prudent, considering the role such an investment plays in the plan's portfolio, the nature of the Company's business, the possible limitations on the marketability of Common Shares and the anticipated earnings of the Company. Investors proposing to purchase Common Shares for their IRAs and Keogh Plans should consider that an IRA and a Keogh Plan may only make investments that are authorized by the appropriate governing instruments. Moreover, Keogh Plans that cover Common law employees are also subject to the ERISA fiduciary standards described above.

     Any ERISA Plan or Keogh Plan covering Common law employees should also consider prohibitions in ERISA relating to improper delegation of control over or responsibility for "plan assets," prohibitions in ERISA and in the Code relating to an ERISA Plan's engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan, and other provisions in ERISA dealing with "plan assets." The Code provisions relating to a plan's engaging in certain transactions involving "plan assets" with persons who are "disqualified persons" under the Code with respect to the plan also apply to IRAs and all Keogh Plans.

     If the assets of the Company were deemed to be "plan assets" of plans that are holders of Common Shares, Subtitle A and Parts 1 and 4 of Subtitle B of Title I of ERISA (the prudence and fiduciary standards) with respect to ERISA Plans and Keogh Plans covering Common law employees, and Section 4975 of the Code (the prohibitions on transactions involving disqualified persons) with respect to ERISA Plans, IRAs and Keogh Plans, would extend to transactions entered into and decisions made by the Company's management. Furthermore, the Company's management would be deemed to be fiduciaries with respect to such plans.

     ERISA and the Code do not define "plan assets." On November 13, 1986, the U.S. Department of Labor published a final regulation, amended on December 31, 1986 and effective March 13, 1987, relating to the definition of "plan assets," under which the assets of an entity in which employee benefits plans, including ERISA Plans, IRAs and Keogh Plans, acquire interests would be deemed "plan assets" under certain circumstances (the "Regulation"). The Regulation generally provides that when a plan acquires an equity interest in an entity which is a "publicly-offered security," the plan's assets include only the acquired equity interest and not any interest in the underlying assets of the entity. The Regulation defines a "publicly-offered security" as a security that is "widely held," freely transferable and registered pursuant to certain provisions of the Federal securities laws. The Company believes that the Common Shares offered hereby will be a "publicly-offered security," and thus that the Company's assets will not be deemed to be assets of any employee benefit plan that is a holder of Common Shares.

     FIDUCIARIES OF EMPLOYEE BENEFIT PLANS THAT ARE PROSPECTIVE SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN COUNSEL AND FINANCIAL ADVISORS TO DETERMINE THE CONSEQUENCES UNDER ERISA OF AN INVESTMENT IN THE COMPANY, AND TO DETERMINE THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT APPLICABLE LAW.

                                UNDERWRITING

     Subject to the terms and conditions of an underwriting agreement entered into between the Company and Southwest Securities, as the Representatives of the Underwriters (the "Underwriting Agreement"), each of the Underwriters named below has severally agreed to purchase from the Company, and the Company has agreed to sell to the Underwriters, the respective number of Common Shares set forth opposite its name below:

                                        Number
                                       of Common
Underwriter                             Shares
--------------------                   ---------
Southwest Securities

Total
                                       ---------
                                       ---------

     The Underwriting Agreement provides that the obligations of the several Underwriters thereunder are subject to approval of certain legal matters by counsel, and to various other conditions. The nature of the Underwriters' obligations is such that they are committed to purchase and pay for all of the above Common Shares if any are purchased.

     The Underwriters propose to offer the Common Shares directly to the public at the public offering price set forth on the cover page of this Prospectus, and at such price less a concession not in excess of $
per share to certain other dealers who are members of the National Association of Securities Dealers, Inc. The Underwriters may allow, and such dealers may
re-allow, concessions not in excess of $             per share to certain
other dealers. The offering price and other selling terms may be changed by the Underwriters.

     Prior to the Offering, there has been no public market for the Common Shares. The initial public offering price will be determined through negotiations between the Company and the Representative. Among the factors considered in such negotiations, in addition to the prevailing market conditions, are dividend yields and financial characteristics of publicly-traded REITs that the Company and the Representative believe to be comparable to the Company, the expected results of operations of the Company and the Properties, estimates of the future business potential and earnings prospects of the Company as a whole, the current state of the real estate market in the Company's target markets and the economy as a whole.

     Until the distribution of the Common Shares is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Shares. As an exception to these rules, the Representative is permitted to engage in certain transactions that stabilize the price of the Common Shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Shares.

     If the Underwriters create a short position in the Common Shares in connection with this offering, i.e., if they sell more Common Shares than are set forth on the cover page of this Prospectus, the Representative may reduce that short position by purchasing Common Shares in the open market. The Representative may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

     The Representative may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representative purchases Common Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Shares, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described below might have on the price of the Common Shares.
In addition, neither the Company nor any of the Underwriters makes any representations that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discounted without notice.

     The Underwriters have been granted a 30-day over-allotment option to purchase up to an aggregate of 450,000 additional Common Shares, exercisable at the public offering price less the underwriting discount. If the Underwriters exercise such over-allotment option, then each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof as the number of Common Shares to be purchased by it as shown in the above table bears to the 3,000,000 Common Shares offered hereby. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the Common Shares offered hereby. The Representatives of the Underwriters have informed the Company that they do not expect the Underwriters to confirm sales of Common Shares offered hereby to accounts over which they exercise discretionary authority.

     The Company has agreed to indemnify the Underwriters against certain liabilities, losses and expenses including liabilities under the Securities Act or to contribute to payments that the Underwriters may be required to make in respect thereof.

     The Company has agreed that it will not offer, sell, grant any option (other than pursuant to the Plan) for the sale of, or otherwise dispose of any shares or any securities convertible into or exchangeable for, or rights to purchase or acquire Common Shares, for a period of 90 days after the date hereof without the prior written consent of Southwest Securities. Such restriction shall not apply, however, to Common Shares issued in exchange for real property or to Common Shares issued in exchange for units in any operating partnership controlled by the Company, if such Common Shares are subject to a restriction on transferability of at least six (6) months. In addition, the officers and Trust Managers of the Company have agreed with the Underwriters not to offer, sell or otherwise dispose of any Common Shares for a period of 180 days after the date hereof without the prior written consent of Southwest Securities.

                          LEGAL MATTERS

     The legality of the Common Shares offered hereby will be passed upon for the Company by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Dallas, Texas. Certain legal matters will be passed on for the Underwriters by Winstead Sechrest & Minick P.C.

                             EXPERTS

     The consolidated balance sheet of the Company as of December 31, 1996 and 1995 and the related consolidated statements of operations, redeemable preferred shares and common shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996 included in this prospectus have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                      ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, with respect to the Common Shares offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial statement schedules thereto. For further information with respect to the Company and the Common Shares offered hereby, reference is made to the Registration Statement and such exhibits and financial statement schedules, copies of which may be examined without charge at, or obtained upon payment of prescribed fees from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company and other registrants that have been filed electronically with the Commission. The address of such site is http://www.sec.gov.

                             GLOSSARY

"ADA" means the Americans with Disabilities Act of 1990.

"Advisory Agreement" means the Amended and Restated Advisory Agreement between the Company and the Investment Manager.

"Advisory Funds From Operations" means Funds From Operations plus annual interest payments on outstanding indebtedness and the fee payable to the Investment Manager.

"Board of Trust Managers" means the Company's Board of Trust Managers.

"Bylaws" means the Company's Amended and Restated Bylaws.

"Cash Available for Distribution" is defined as net income (loss) as computed in accordance with GAAP, excluding gains and losses from debt restructuring and property sales, plus depreciation and amortization, less capital expenditures.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

"Charter" means the Company's Amended and Restated Declaration of Trust.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commission" means the Securities and Exchange Commission.

"Common Shares" means the Company's common shares of beneficial interest, no par value per share.

"Company" means United Investors Realty Trust, a Texas real estate investment trust.

"DRIP" means the Company's Dividend Reinvestment Plan to be implemented by the Company upon consummation of the Offering.

"ERISA" means the Employee Retirement Income Securities Act of 1974, as amended.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Excess Shares" means the shares into which shares of capital stock of the Company owned, or deemed to be owned or transferred to the shareholders in excess of the Ownership Limit will be automatically exchanged.

"Funds From Operations" means net income (loss) computed in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

"GAAP" means generally accepted accounting principles in effect at date of the Offering.

"Gross Receipts" means the gross revenues generated by the Company during a period of time from operations, including rents, percentage rents, tenant reimbursements, interest and income, but excluding receipts from capital transactions, including sales, financings, refinancings and the sale of equity securities.

"Investment Manager" means FCA Corp, an affiliate of the Company, that provides investment and management services to the Company pursuant to the terms of the Advisory Agreement.

"Investment Advisors Act" means the Investments Advisors Act of 1974, as amended.

"IRA" means an individual retirement account.

"Ivy" means Ivy Realty Trust, an affiliate of the Company.

"9% Preferred Shares" means the Company's Nine Percent Redeemable Preferred Shares of Beneficial Interest, par value $100 per share.

"Offering" means the initial public offering of the Common Shares as described in this Prospectus.

"Ownership Limit" means the restriction contained in the Charter providing that, subject to certain exemptions, the holder may not own or be deemed to own, by virtue of attribution rules of the Code, more than 9.8% of the total outstanding Trust Shares.

"Plan Agent" means                    , as agent for the DRIP.

"Plan" means the Company's 1997 Share Incentive Plan.

"Preferred Shares" means the Company's preferred shares of beneficial interest, of which 20,000 shares are authorized to be issued with a $100 par value per share, the remainder to be issued at no par value.

"Properties" means the Company's eight community shopping centers located in Texas, Tennessee and Arizona.

"Randall's" means Randall's Food & Drugs, Inc.

"REIT" means a real estate investment trust, as defined by Sections 856 through 860 of the Code.

"Service" means the Internal Revenue Service.

"Securities Act" means the Securities Act of 1933, as amended.

"Texas REIT Act" means the Texas Real Estate Investment Trust Act.

"Total Market Capitalization" means the total number of Common Shares and Preferred Shares outstanding times the current market price of such shares plus long-term debt.

"Triple Net Lease" means whereby a tenant pays in addition to base rent its pro rata share of the shopping centers' common area maintenance expenses, real estate taxes and insurance expenses.

"Trust Shares" means, collectively, the Common Shares and the Preferred
Shares.

     Statements contained in this Prospectus as to the contents of any contract or other document which is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

     The Company will be required to file reports and other information with the Commission pursuant to the Exchange Act.
In addition to applicable legal or             Stock Exchange
requirements, if any, holders of the Common Shares will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

INDEX TO FINANCIAL STATEMENTS

                                                                              Page

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES - FINANCIAL STATEMENTS
 (UNAUDITED)
 Condensed Consolidated Balance Sheet as of March 31, 1997 and
  December 31, 1996                                                             F-3
 Condensed Consolidated Statement of Operations for the
  three months ended March 31, 1997 and 1996                                    F-4
 Condensed Consolidated Statement of Redeemable Preferred Shares and
  Common Shareholders' Equity for the three months ended
  March 31, 1997                                                                F-5
 Condensed Consolidated Statement of Cash Flows for the
  three months ended March 31, 1997 and 1996                                    F-6
 Notes to Condensed Consolidated Financial Statements                           F-7

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES - FINANCIAL STATEMENTS
 Report of Independent Accountants                                              F-10
 Consolidated Balance Sheet as of December 31, 1996 and 1995                    F-11
 Consolidated Statement of Operations for the years ended
  December 31, 1996, 1995 and 1994                                              F-12
 Consolidated Statement of Redeemable Preferred Shares and Common
  Shareholders' Equity for the years ended December 31, 1996, 1995
  and 1994                                                                      F-13
 Consolidated Statement of Cash Flows for the years ended
  December 31, 1996, 1995 and 1994                                              F-14
 Notes to Consolidated Financial Statements                                     F-15


                                        F-1

INDEX TO FINANCIAL STATEMENTS, CONTINUED

                                                                              Page
FINANCIAL STATEMENT SCHEDULE
 Schedule III - Real Estate and Accumulated Depreciation as of
  December 31, 1996                                                           F-29
 Notes to Schedule III                                                        F-30

UNITED INVESTORS REALTY TRUST  AND SUBSIDIARIES- PRO FORMA CONDENSED
 CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
 Introduction to Pro Forma Condensed Consolidated Financial Statements        F-31
 Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997          F-32
 Pro Forma Condensed Consolidated Statement of Operations for the three
  months ended March 31, 1997                                                 F-33
 Pro Forma Condensed Consolidated Statement of Operations for the year
  ended December 31, 1996                                                     F-34
 Notes to Pro Forma Condensed Consolidated Financial Statements               F-35


UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)


                                                        March 31,          December 31,
                         ASSETS                           1997                 1996
Investment real estate:
 Land                                                $  8,118,723         $  8,118,723
 Buildings and improvements                            31,289,658           31,249,977
                                                      -----------          -----------
                                                       39,408,381           39,368,700
 Less accumulated depreciation                         (4,034,426)          (3,767,720)
                                                      -----------          -----------
 Investment real estate, net                           35,373,955           35,600,980

Cash and cash equivalents                                 281,525              119,316
Accounts receivable, net of allowance of $33,652
 and $31,209 for 1997 and 1996, respectively              682,664              885,157
Prepaid expenses and other assets                         382,445              303,332
Investment in real estate venture                         339,790              333,759
                                                      -----------          -----------
    Total assets                                      $37,060,379          $37,242,544
                                                      -----------          -----------
                                                      -----------          -----------

LIABILITIES, MINORITY INTEREST, REDEEMABLE
PREFERRED SHARES AND COMMON SHAREHOLDERS' EQUITY

Liabilities:
   Mortgage notes payable                             $25,338,724          $25,590,592
   Redeemable convertible subordinated notes              212,400              212,400
   Short-term notes and lines of credit                   875,000              740,000
   Accounts payable and accrued expenses                  623,453              751,766
   Security deposits                                      110,681              112,101
                                                      -----------          -----------
       Total liabilities                               27,160,258           27,406,859
                                                      -----------          -----------
Minority interest in real estate ventures               1,320,209            1,314,673
                                                      -----------          -----------
Commitments and contingencies

Redeemable preferred shares of beneficial interest,
 $100 par value, 20,000 shares authorized, 10,737
 shares issued and outstanding at 1997 and 1996,
 respectively                                           1,068,226            1,068,226
                                                      -----------          -----------
Common shareholders' equity:
  Common shares of beneficial interest, no par value,
  20,000,000 shares authorized, 837,489 shares
  issued and outstanding at 1997 and 1996,
  respectively                                          7,598,348            7,598,348
  Accumulated deficit                                     (86,662)            (145,562)
                                                      -----------          -----------
Total common shareholders' equity                       7,511,686            7,452,786
                                                      -----------          -----------
Total liabilities, minority interest, redeemable
 preferred shares and common shareholders' equity     $37,060,379          $37,242,544
                                                      -----------          -----------
                                                      -----------          -----------




THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              1997           1996
Revenues:
  Base rents                                               $1,215,752     $  962,663
  Percentage rents                                              6,600          8,206
  Expense reimbursements                                      273,868        193,952
  Interest and other income                                     8,476         13,106
                                                           ----------     ----------
    Total revenues                                          1,504,696      1,177,927
                                                           ----------     ----------
Expenses:
  Operating and maintenance                                   130,561         90,419
  Real estate taxes                                           188,566        131,165
  General and administrative                                  197,822        143,275
  Interest                                                    611,203        504,277
  Depreciation and amortization                               284,416        221,235
                                                           ----------     ----------
    Total expenses                                          1,412,568      1,090,371
                                                           ----------     ----------
Income before gain on sale of investment real
  estate, minority interest and preferred share
  dividend requirements                                        92,128         87,556

Gain on sale of investment real estate                                         6,760
                                                           ----------     ----------
Income before minority interest and preferred share
  dividend requirements                                        92,128         94,316

Minority interest in net income of real estate ventures        (9,070)       (10,645)
                                                           ----------     ----------
Income before preferred share dividend requirements            83,058         83,671

Preferred share dividend requirements                         (24,158)       (23,822)
                                                           ----------     ----------
Net income available for common shareholders               $   58,900     $   59,849
                                                           ----------     ----------
                                                           ----------     ----------
Net income per common share                                $      .07     $      .07
                                                           ----------     ----------
                                                           ----------     ----------
Weighted average shares outstanding                           887,489        884,397
                                                           ----------     ----------
                                                           ----------     ----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF REDEEMABLE PREFERRED
SHARES AND COMMON SHAREHOLDERS' EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 1997
(UNAUDITED)

                                             REDEEMABLE PREFERRED            COMMON
                                             SHARES OF BENEFICIAL      SHARES OF BENEFICIAL
                                                  INTEREST                   INTEREST
                                            ---------------------     ----------------------     ACCUMULATED
                                            NUMBER       AMOUNT       NUMBER        AMOUNT         DEFICIT
Balance at December 31, 1996                10,737     $1,068,226     837,489     $7,598,348     $(145,562)

Income before preferred share dividend
  requirements                                                                                      83,058

Redeemable preferred shares of
  beneficial interest cash dividends,
   $2.25 per share                                                                                 (24,158)
                                            ------     ----------     -------     ----------     ---------
Balance at March 31, 1997                   10,737     $1,068,226     837,489     $7,598,348     $ (86,662)
                                            ------     ----------     -------     ----------     ---------
                                            ------     ----------     -------     ----------     ---------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

                                                                   THREE MONTHS ENDED
                                                                        MARCH 31,
                                                                   1997          1996
Cash flows from operating activities:
  Net income available for common shareholders                  $  58,900     $  59,849
  Adjustments to reconcile net income available for common
    shareholders to net cash provided by operating activities:
    Depreciation and amortization                                 284,416       221,235
    Minority interest in net income of real estate ventures         9,070        10,645
    Equity in net income of investment in real estate venture      (6,031)       (7,807)
    Recognition of deferred rent                                  (12,790)      (20,550)
    Provision for uncollectible accounts                            2,443         2,055
    Preferred share dividends                                      24,158        23,822
    Changes in operating assets and liabilities:
      Decrease in accounts receivable                             212,840       110,326
      Increase in prepaid expenses and other assets               (96,822)       (2,447)
      Decrease in accounts payable and accrued expenses          (128,313)     (142,368)
      Increase (decrease) in security deposits                     (1,420)        2,000
                                                                ---------     ---------
        Net cash provided by operating activities                 346,451       256,760
                                                                ---------     ---------
Cash flows from investing activities:
  Purchase of and capital improvements to
    investment real estate                                        (26,402)       (6,777)
                                                                ---------     ---------
        Cash used in investing activities                         (26,402)       (6,777)
                                                                ---------     ---------
Cash flows from financing activities:
  Principal payments on mortgage notes payable                   (251,868)     (177,996)
  Proceeds from lines of credit                                   135,000
  Distribution to holders of minority interests                   (16,814)      (16,814)
  Preferred share dividends paid                                  (24,158)      (23,822)
                                                                ---------     ---------
        Net cash used in financing activities                    (157,840)     (218,632)
                                                                ---------     ---------
Increase in cash and cash equivalents                             162,209        31,351

Cash and cash equivalents at beginning of period                  119,316       427,820
                                                                ---------     ---------
Cash and cash equivalents at end of period                      $ 281,525     $ 459,171
                                                                ---------     ---------
                                                                ---------     ---------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 1997
(UNAUDITED)


1.   BASIS OF PRESENTATION:

     The accompanying unaudited condensed consolidated financial statements of United Investors Realty Trust (the "Company") should be read in conjunction with the consolidated financial statements and notes thereto of the Company included elsewhere in this Prospectus. Certain information in the notes to the condensed consolidated financial statements normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to these rules and regulations. In the opinion of management, adjustments consisting of normal recurring accruals considered necessary for a fair presentation of interim financial statements have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.

2.   REVOLVING LINES OF CREDIT:

     During the three months ended March 31, 1997, the Company's $200,000 unsecured revolving line of credit facility due in April 1997 was renewed and extended to April 1998. As of March 31, 1997, $175,000 was outstanding on the bank credit facility.

     In addition, the Company's $100,000 unsecured revolving line of credit due February 1997 was renewed and extended to May 5, 1998. As of March 31, 1997, $100,000 was outstanding on the bank facility.

3.   MORTGAGE DEBT:

     As of March 31, 1997, the Company's mortgage indebtedness was $25.3 million, collateralized by investment real estate. The mortgage indebtedness interest rates range from 7.63% to 9.75%, with a weighted average interest rate of 9.06% and a weighted average maturity of 7.2 years.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS, CONTINUED

4.   RECENT ACCOUNTING PRONOUNCEMENT:

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share" which simplifies the standards for computing and presenting earnings per share ("EPS") and makes them comparable to international EPS standards. This statement is effective for the year ending December 31, 1997. Earlier application is not permitted and restatement of prior period earnings per share data is required. The Company does not believe that implementation of SFAS No. 128 will have a material impact on its EPS.

5.   SUPPLEMENTAL CASH FLOW INFORMATION:

     The following supplemental information is related to the statement of cash flows:

                                                                   1996

     Exchange of investment real estate for 834,397 shares
      of Ivy Realty Trust, an affiliated trust, transfer
      of mortgage note payable, issuance of mortgage
      note receivable and transfer of net liabilities            $1,640,465

     Payment of dividend with shares of affiliated trust            500,639

6.   RELATED PARTY TRANSACTIONS:

     The Company is managed and advised by FCA Corp (the "Advisor"), an affiliate. Advisory fee expenses were $78,000 and $69,000 for the three months ended March 31, 1997 and March 31, 1996, respectively. Advisory fees are calculated at .8%, on an annual basis, of the gross Company assets at year-end, increased by noncash reserves.

7.   NET INCOME PER COMMON SHARE:

     Net income per common share is calculated by dividing net income available for common shareholders by the weighted average number of shares of beneficial interest outstanding during the period. The assumed conversion of redeemable debt and redeemable preferred shares would be antidilutive in all periods presented. For each period presented, the weighted average number of shares outstanding have been increased by 50,000 shares of beneficial interest to reflect the planned 1997 stock award (Note 8) to the Advisor and the Company's independent trust managers.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS, CONTINUED


8.   PUBLIC OFFERING:

     The Company has announced it expects to register approximately 3,000,000 common shares of beneficial interest, no par value, in a proposed public offering (the "Offering"). There is no assurance that the Offering can be completed.

     Contemporaneous with the Offering, the Company expects to award 50,000 shares of beneficial interest, at no cost, to the Advisor and the Company's independent trust managers. As a result, the Company will record a nonrecurring charge to compensation expense of approximately $590,000 related to the share award subsequent to the Offering. In addition, the Company intends to establish a share incentive plan (the "Plan") for the Company's executives, key employees and certain personnel of the Advisor. The Plan will provide that the maximum number of share awards and share options granted will not exceed 10% of the Company's outstanding common shares of beneficial interest at any given time and will have exercise prices equal to or greater than the fair market value on the date of grant.

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees and Shareholders
United Investors Realty Trust:

We have audited the accompanying consolidated balance sheet of United Investors Realty Trust and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, redeemable preferred shares and common shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996 and the financial statement schedule listed in the index on page F-2. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Investors Realty Trust and Subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

As discussed in Note 10 to the consolidated financial statements, the Company changed its method of recognizing certain rental revenues and expenses.

                                           COOPERS & LYBRAND L.L.P.


Houston, Texas
March 25, 1997, except for Note 10,
 as to which the date is June 10, 1997

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1996 AND 1995

                       ASSETS                             1996         1995
Investment real estate:
  Land                                                $ 8,118,723   $ 7,482,154
  Buildings and improvements                           31,249,977    26,754,778
                                                      -----------   -----------
                                                       39,368,700    34,236,932
  Less accumulated depreciation                        (3,767,720)   (2,988,030)
                                                      -----------   -----------
  Investment real estate, net                          35,600,980    31,248,902
Cash and cash equivalents                                 119,316       427,820
Accounts receivable, net of allowance of $31,209
  and $22,989 for 1996 and 1995, respectively             885,157       572,219
Prepaid expenses and other assets                         303,332       283,263
Investment in real estate venture                         333,759
                                                      -----------   -----------
      Total assets                                    $37,242,544   $32,532,204
                                                      -----------   -----------
                                                      -----------   -----------
      LIABILITIES, MINORITY INTEREST, REDEEMABLE
   PREFERRED SHARES AND COMMON SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable                              $25,590,592   $22,272,445
  Redeemable convertible subordinated notes               212,400       212,400
  Short-term notes and lines of credit                    740,000
  Accounts payable - trade                                250,848       339,712
  Accrued property taxes                                  500,918       454,842
  Security deposits                                       112,101       127,746
                                                      -----------   -----------
      Total liabilities                                27,406,859    23,407,145
                                                      -----------   -----------
Minority interest in real estate ventures               1,314,673       699,984
                                                      -----------   -----------
Commitments and contingencies (Note 7)

Redeemable preferred shares of beneficial interest,
  $100 par value, 20,000 shares authorized, 10,737
  shares issued and outstanding at December 31,
  1996 and 1995                                         1,068,226     1,068,226
                                                      -----------   -----------
Common shareholders' equity:
  Common shares of beneficial interest, no par value,
    20,000,000 shares authorized, 837,489 and 834,397
    shares issued and outstanding at December 31, 1996
    and 1995, respectively                              7,598,348     7,559,684
  Accumulated deficit                                    (145,562)     (202,835)
                                                      -----------   -----------
      Total common shareholders' equity                 7,452,786     7,356,849
                                                      -----------   -----------
      Total liabilities, minority interest, redeemable
        preferred shares and common shareholders'
        equity                                        $37,242,544   $32,532,204
                                                      -----------   -----------
                                                      -----------   -----------
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 and 1994

                                              1996         1995         1994
Revenues:
  Base rents                               $4,097,911   $4,389,491   $3,794,711
  Percentage rents                             32,822
  Expense reimbursements                      835,940      848,975      844,299
  Interest and other income                    67,409       44,224       10,344
                                           ----------   ----------   ----------
 Total revenues                             5,034,082    5,282,690    4,649,354
                                           ----------   ----------   ----------
Expenses:
  Operating and maintenance                   442,701      662,687      445,635
  Real estate taxes                           558,000      569,634      512,070
  Advisory fees to affiliate                  279,000      276,000      253,000
  Management fees                             139,780      212,506      124,672
  General and administrative                  130,862      108,478       78,808
  Legal and accounting                         93,302       60,482       50,657
  Interest                                  2,132,390    2,177,447    2,101,762
  Depreciation and amortization               958,778      960,876      756,914
                                           ----------   ----------   ----------
Total expenses                              4,734,813    5,028,110    4,323,518
                                           ----------   ----------   ----------
Income before gain on sale of investment
  real estate, minority interest and
  preferred share dividend requirements       299,269      254,580      325,836
Gain on sale of investment real estate        240,000       25,020
                                           ----------   ----------   ----------
Income before minority interest and
  preferred share dividend requirements       539,269      279,600      325,836
Minority interest in net income of real
  estate ventures                             (51,941)     (43,278)     (48,435)
                                           ----------   ----------   ----------
Income before preferred share dividend
  requirements                                487,328      236,322      277,401
Preferred share dividend requirements         (96,296)     (43,618)
                                           ----------   ----------   ----------
Net income available for common
  shareholders                             $  391,032   $  192,704   $  277,401
                                           ----------   ----------   ----------
                                           ----------   ----------   ----------
Net income per common share                $      .44   $      .22   $      .35
                                           ----------   ----------   ----------
                                           ----------   ----------   ----------
Weighted average shares outstanding           884,655      884,397      802,899
                                           ----------   ----------   ----------
                                           ----------   ----------   ----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF REDEEMABLE PREFERRED SHARES
AND COMMON SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                    PREFERRED                  COMMON
                                                              SHARES OF BENEFICIAL      SHARES OF BENEFICIAL
                                                                    INTEREST                  INTEREST
                                                             ---------------------     ----------------------    ACCUMULATED
                                                             NUMBER       AMOUNT       NUMBER        AMOUNT        DEFICIT
Balance at December 31, 1993, as previously
  reported                                                                             687,429     $5,751,784     $(262,054)

Change in accounting methods (Note 10)                                                                               88,802
                                                                                       -------     ----------     ---------
Balance at December 31, 1993, as restated (Note 10)                                    687,429      5,751,784      (173,252)

Issuance of common shares of beneficial interest                                       146,968      1,755,930

Offering expenses                                                                                     (18,801)

Net income available for common shareholders                                                                        277,401

Dividends                                                                                                          (332,808)
                                                                                       -------     ----------     ---------
Balance at December 31, 1994, as restated (Note 10)                                    834,397      7,488,913      (228,659)

Acquisition of minority interest in Twin Lakes                                                         70,771

Issuance of redeemable preferred shares                      10,737     $1,073,700

Offering expenses                                                           (5,474)

Income before preferred share dividend requirements                                                                 236,322

Dividends                                                                                                          (166,880)

Redeemable preferred shares of beneficial interest
  cash dividends, $6.75 per share                                                                                   (43,618)
                                                             ------     ----------     -------     ----------     ---------
Balance at December 31, 1995, as restated (Note 10)          10,737      1,068,226     834,397      7,559,684      (202,835)

Issuance of common shares of beneficial interest                                         3,092         38,664

Income before preferred share dividend requirements                                                                 487,328

Dividends                                                                                                          (333,759)

Redeemable preferred shares of beneficial interest
  cash dividends, $9.00 per share                                                                                   (96,296)
                                                             ------     ----------     -------     ----------     ---------
Balance at December 31, 1996, as restated (Note 10)          10,737     $1,068,226     837,489     $7,598,348     $(145,562)
                                                             ------     ----------     -------     ----------     ---------
                                                             ------     ----------     -------     ----------     ---------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                   1996           1995           1994
Cash flows from operating activities:
  Net income available for common shareholders                 $   391,032    $   192,704    $   277,401
  Adjustments to reconcile net income available
    for common shareholders to net cash provided
    by operating activities:
      Depreciation and amortization                                958,778        960,876        756,914
      Minority interest in net income of real estate
        ventures                                                    51,941         43,278         48,435
      Recognition of deferred rent                                 (82,201)       (44,677)       (63,702)
      Provision for uncollectible accounts                           8,220          4,468         22,840
      Gain on sale of investment real estate                      (240,000)       (25,020)
      Preferred dividends paid                                      96,296         43,618
      Payment of common shares for services                         38,664
      Changes in operating assets and liabilities:
        (Increase) decrease in accounts receivable                (178,533)        16,530       (107,601)
        Increase in prepaid expenses and other assets              (78,167)      (167,660)       (70,939)
        Increase (decrease) in accounts payable - trade            191,717        (90,885)       (15,759)
        Increase (decrease) in accrued property taxes              (53,910)        12,025        108,360
        Increase (decrease) in security deposits                   (41,835)        13,253         37,323
                                                               -----------    -----------    -----------
          Net cash provided by operating activities              1,062,002        958,510        993,272
                                                               -----------    -----------    -----------
Cash flows from investing activities:
  Purchase of and capital improvements to
    investment real estate                                      (1,374,675)      (383,957)    (2,240,884)
  Proceeds from sale of investment                                                114,478
  Payment received on affiliate note receivable                     55,462
                                                               -----------    -----------    -----------
          Net cash used in investing activities                 (1,319,213)      (269,479)    (2,240,884)
                                                               -----------    -----------    -----------
Cash flows from financing activities:
  Proceeds from borrowings                                         740,000      2,021,210      1,608,900
  Proceeds from short-term notes payable                                                         235,000
  Principal payments on mortgage notes payable                    (604,574)    (2,629,496)      (392,785)
  Principal payments on short-term notes payable                   (23,103)      (235,000)
  Proceeds from issuing common shares of beneficial
    interest, net                                                                                 70,219
  Proceeds from issuing preferred shares of beneficial
    interest, net                                                                 569,526
  Cash dividends paid                                              (96,296)       (43,618)      (332,808)
  Distribution to holders of minority interests                    (67,320)       (67,259)       (67,285)
                                                               -----------    -----------    -----------
          Net cash provided by (used in) financing
            activities                                             (51,293)      (384,637)     1,121,241
                                                               -----------    -----------    -----------
Increase (decrease) in cash and cash equivalents                  (308,504)       304,394       (126,371)

Cash and cash equivalents at beginning of year                     427,820        123,426        249,797
                                                               -----------    -----------    -----------
Cash and cash equivalents at end of year                       $   119,316    $   427,820    $   123,426
                                                               -----------    -----------    -----------
                                                               -----------    -----------    -----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    GENERAL

    United Investors Realty Trust (the "Company") was organized on December 1, 1988, as a Massachusetts business trust and subsequently converted to a Texas real estate investment trust. The Company was formed for the purpose of investing directly in income-producing real property and in partnerships formed to own such real property.

    BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of the Company, its subsidiaries and its majority interest in Park
    Northern/Centennial Partners L.P. and University Park L.P.

    Investments in 50% or less owned real estate ventures over which the Company has the ability to exercise influence are accounted for using the equity method.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    INVESTMENT REAL ESTATE

    Investment real estate, consisting of eight shopping centers, is recorded at cost. The cost of real estate acquired by the issuance of shares of beneficial interest is determined by the estimated value of the shares issued or the real estate acquired. The allocation of cost between land and building is based on the estimated fair value at the time of the purchase. Depreciation is computed using the straight-line method over the estimated useful lives of 30 to 40 years for the shopping centers and 5 to 10 years for building improvements. Depreciation expense included in the statement of operations was $886,173, $902,380 and $727,189 for the years ended December 31, 1996,
    1995 and 1994, respectively.

    Expenditures for repairs and maintenance are charged to operations as incurred. Significant betterments are capitalized.

    When assets are sold or retired, their costs and related accumulated depreciation are removed from the accounts with the resulting gains or losses reflected in operations for the period.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

    INVESTMENT REAL ESTATE, CONTINUED

    Recoverability of investment real estate is evaluated periodically as events or circumstances indicate a possible inability to recover its carrying amount. Recoverability is determined on a property by property basis utilizing the undiscounted cash flow method. If undiscounted cash flows do not recover the carrying amount of the real estate, the real estate is reduced to fair value.

    REVENUE RECOGNITION

    Base rental revenue is reported on a straight-line basis over the terms of the respective leases. The impact of the straight-line rent adjustment increased revenues by $82,201, $44,677 and $63,702 for the years ended December 31, 1996, 1995 and 1994, respectively (See Note
    10).

    NET INCOME PER COMMON SHARE

    Net income per common share is calculated by dividing net income available for common shareholders by the weighted average number of shares of beneficial interest outstanding during the year. The assumed conversion of redeemable debt and redeemable preferred shares would be antidilutive in all years presented. For each period presented, the weighted average number of shares outstanding have been increased by 50,000 shares of beneficial interest to reflect the planned 1997 stock award (Note 11) to FCA Corp (the "Advisor"), an affiliate, and the Company's independent trust managers.

    CONCENTRATION OF CREDIT RISK

    The Company's primary business activity is investing in income producing real property. The Company's retail shopping center properties are located in Austin, College Station, El Campo and San Antonio, Texas; Lenoir City and Athens, Tennessee; and Phoenix, Arizona. Additionally, the Company generally places its cash and cash equivalents with financial institutions located in Texas.

    During 1996, 1995 and 1994, the Company earned approximately
    $1,151,000, $1,131,000 and $1,134,000, respectively, in rental revenue from two tenants. These two tenants' revenues amount to approximately 23%, 21% and 24% of the Company's total revenue for the years ended December 31, 1996, 1995 and 1994.

    MANAGEMENT ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED


2.  INVESTMENT REAL ESTATE:

    TWIN LAKES SHOPPING CENTER

    Prior to 1995, the Company owned a majority interest in a shopping center located in Lenoir City, a suburb of Knoxville, Tennessee. Effective March 31, 1995 the Company acquired the remaining minority interest in the shopping center. The shopping center is managed by an unrelated third party.

    AUTOBAHN SHOPPING CENTER

    The Company purchased Autobahn Shopping Center in September 1990 for $537,500 in cash and a note payable of $1,687,500. This shopping center is located in San Antonio, Texas and is managed by an unrelated third party.

    CENTENNIAL SHOPPING CENTER/PARK NORTHERN SHOPPING CENTER

    The Company purchased through UIRT I - Centennial, Inc., a wholly-owned subsidiary, Centennial Shopping Center in September 1991 for $1,025,534 in cash and a note payable of $3,920,000. This shopping center is located in Austin, Texas and is managed by an unrelated third party. In November 1996, the Company acquired the Park Northern Shopping Center through a contribution agreement whereby the Company through its wholly-owned subsidiary, UIRT-I, Centennial, Inc., contributed 100% of its ownership in Centennial Shopping Center valued at $5.3 million less a note payable of $3.8 million plus $600,000 cash in exchange for a 70% ownership in a newly organized Texas limited partnership, Park Northern/Centennial Partners L.P. In exchange, the seller contributed 100% of Park Northern Shopping Center valued at $4.2 million less a note payable of $3.3 million in exchange for 30% ownership in the newly formed limited partnership. As a result of this transaction, the Company recorded a gain of $240,000. The $600,000 was used to reduce the Park Northern note payable to $2.8 million plus the payment of certain closing costs. Profits and losses are distributed based on ownership interest. Park Northern is located in Phoenix, Arizona and is managed by an unrelated third party.

    BANDERA FESTIVAL SHOPPING CENTER

    The Company purchased through UIRT - Bandera Festival, Inc., a wholly-owned subsidiary, Bandera Festival Shopping Center in February 1992 for $2,875,555 in cash and a note payable of $8,250,000. This shopping center is located in San Antonio, Texas and is managed by an unrelated third party.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED

2.  INVESTMENT REAL ESTATE, CONTINUED:

    RANDALL'S/UNIVERSITY PARK SHOPPING CENTER

    The Company purchased through UIRT/ University Park - I L.P., a Texas limited partnership, Randall's University Park Shopping Center in April 1993 for $1,537,500 in cash and a note payable of $5,100,000. The shopping center is located in College Station, Texas and is managed by an unrelated third party. The Company, through UIRT - University Park, Inc., a wholly-owned subsidiary, owns a 5% general partnership interest. Additionally, the Company owns 51% of the limited partnership interests in the partnership. The remaining 44% of the limited partnership interests are owned by unrelated persons ("Limited Class A Partners"). Net income, net gains, net losses, and cash distributions are allocated to the partners in accordance with the terms of the partnership agreement as follows:

    * Net income, net gains and cash distributions to the partners as follows:

      a. First, to the Limited Class A Partners in an amount equal to their annual priority return, as defined.

      b. Next, to the general partner and the Company's limited partnership interests in an amount equal to their annual priority return, as defined.

      c. The remaining balance may be allocated to the partners in proportion to their respective partnership interests.

    * Net losses are allocated to the partners in proportion to their respective partnership interests.

    Limited Class A Partners, with equity interests aggregating approximately $747,000, have the right to require the Company to repurchase their interests upon the occurrence of the following events, whichever occurs first:

    (a)    The tenth annual anniversary date of the Partnership;

    (b)    Sale of the Subject Properties; or

    (c) The Company issues additional Shares of Beneficial Interest which are offered and sold pursuant to a Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933.

    The repurchase price is to be based upon the appraised value of the partnership interests by an independent appraiser, or, if the Company issues stock through an initial public offering (as described in item
    (c) above), the greater of the value determined by an independent appraiser or the original capital contributions plus 6% per annum from the date of contributions through the date of repurchase.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED


2.  INVESTMENT REAL ESTATE, CONTINUED:

    MCMINN PLAZA SHOPPING CENTER

    The Company purchased through UIRT-I-McMinn, Inc. and UIRT-W-McMinn, Inc., two wholly-owned subsidiaries, McMinn Plaza Shopping Center in June 1994 for $221,282 in cash, 71,085 shares of beneficial interest valued at $12 per share and two notes payable totaling $1,608,900. This shopping center is located in Athens, Tennessee and is managed by an unrelated third party.

    EL CAMPO SHOPPING CENTER

    The Company purchased El Campo Shopping Center in June 1996 for $400,000 cash and a note payable of $1,600,000. The shopping center is located in El Campo, Texas and is managed by an unrelated third party.

    ONE WEST HILLS OFFICE BUILDING

    The Company purchased One West Hills Office Building in September 1994 for $126,749 in cash, 60,365 shares of beneficial interest and assumption of a note payable of $685,341. The office building is located in Dallas, Texas and is managed by an unrelated third party. On January 1, 1996 the Company transferred its investment in the office building to an affiliated real estate investment trust. (See
    Note 5).

3.  NOTES PAYABLE:

    REDEEMABLE CONVERTIBLE SUBORDINATED NOTES

    At December 31, 1996 and 1995, the Company had outstanding $212,400 of redeemable convertible subordinated notes payable bearing interest at 9% with semi-annual interest payments due June 30 and December 31 of each year. The notes are due on December 31, 2002.

    Holders of the notes may convert the notes at their option, in multiples of $1,000, into common shares of beneficial interest at the following conversion prices per share:

                     YEAR                        PRICE

               Through 12/31/97                 $12.00
                     1998                        12.50
                     1999                        13.00
                     2000                        13.50
                     2001                        14.00
                     2002                        14.50


    During 1995, the holders of the notes were granted the option to convert the notes to redeemable preferred shares of beneficial interest at the conversion price of $100 per share and $498,700 of the notes were converted to 4,987 shares of redeemable preferred shares. (See Note 4.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED

3.  NOTES PAYABLE, CONTINUED:

    REDEEMABLE CONVERTIBLE SUBORDINATED NOTES, CONTINUED

    These notes can be redeemed by the Company for 100% of the redemption price of $100 par value beginning in 1997.

    MORTGAGE NOTES PAYABLE

    As of December 31, 1996 and 1995, mortgage notes payable consisted of the following:

                                                                         1996         1995
     Mortgage note payable to a financial institution with
      installments of principal and interest in the sum of
      $20,167 payable monthly.  The note bears interest at 8%,
      and was originally due and payable on December 4, 1994.
      In December 1994, the note was extended until June 4, 1995 at a rate of  9%, with principal and interest payments of
      $21,086 payable monthly.  The note was refinanced in June
      1995 with installments of principal and interest in the
      amount of $20,835 payable monthly.  The note bears interest at 9%, is callable on May 10, 2000 but otherwise due and
      payable on May 10, 2005 and is collateralized by
      Twin Lakes Shopping Center land and building.                   $ 1,824,213  $ 1,905,556

     Mortgage note payable to a financial institution with monthly installments of principal and interest in the sum of $20,285.
      The note bears interest at 8.5%, is due on November 20, 1998 and is collateralized by Autobahn Shopping Center land and
      building.                                                         1,271,592    1,400,540

     Mortgage note payable to a financial institution with monthly installments of principal and interest in the sum of $31,541.
      The note bears interest at 9%, is due on September 25, 1998, and is collateralized by Centennial Shopping Center land and building.  In 1998, the Company has the option to renew the note for three years at 9.5% with monthly installments of
      principal and interest based upon a twenty-year amortization
      schedule.  If renewed, $100,000 of principal is due.              3,779,493    3,810,596


     Mortgage note payable to a financial institution. The note bears interest at 9.75%, is due and payable on March 31, 1999, and is collateralized by Bandera Festival Shopping Center land and building. Monthly installments of $73,519 are based on a 25-year amortization schedule. Additional annual principal payments are due as follows:

        April 1, 1997 - 1% of the then outstanding principal balance
        April 1, 1998 - 1/2% of 1% of the then outstanding principal
        balance                                                         7,957,094    8,094,411

                                   F-20

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED

3.   NOTES PAYABLE, CONTINUED:

     MORTGAGE NOTES PAYABLE, CONTINUED

                                                                         1996         1995

     Mortgage note payable to a financial institution with monthly installments of principal and interest in the amount of $43,852.
      The note bears interest at 9.3%, amortizes over 25 years until
      April 1, 2018 and is collateralized by the Randall's/University
      Park Shopping Center, land and building.                          4,874,155    4,943,538

     Mortgage note payable to a financial institution with monthly installments of principal and interest in the amount of $7,232.
      The note bears interest of 8.25%, amortizes over the term of the note, is due on July 1, 2003 and is collateralized by a portion
      of the McMinn Plaza Shopping Center, land and building.             439,680      484,126

     Mortgage note payable to a financial institution with monthly installments of principal and interest in the sum of $14,238.
      The note bears interest at 7.625%, amortizes over the term of the note, is due on November 1, 2002 and is collateralized by a
      portion of the McMinn Plaza Shopping Center, land and building.     814,647      917,957

     Mortgage note payable to an affiliated trust with monthly
      installments of principal and interest in the amount of $8,401.
      The note bears interest at 12%, amortizes over 15 years, is due on November 15, 2000 and is collateralized by One West Hills
      office building.                                                                 660,426

     Mortgage note payable to a financial institution with interest only due through March 25, 1995.  Thereafter, monthly installments of principal and interest in the amount of $2,287 are due.  The note bears interest at 9%, amortizes over three years, is collateralized by Centennial Shopping Center land and building and is due on
      March 25, 1998.                                                      32,192       55,295

     Mortgage note payable to a financial institution with monthly installments of principal and interest in the sum of $24,069.
      The note bears interest at 8.37%, amortizes over twenty years, is due on December 1, 2006, and is collateralized by the Park
      Northern Shopping Center.                                         2,800,000

                                     F-21

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED

3.   NOTES PAYABLE, CONTINUED:

     MORTGAGE NOTES PAYABLE, CONTINUED

                                                                         1996         1995

     Mortgage note payable to a financial institution with monthly installments of principal and interest in the sum of $13,427.
      The note bears interest at 9%, amortizes over twenty-five years, is due on June 27, 2003 and is collateralized by the El Campo
      Shopping Center, land and buildings.  The Company can extend the note for 3 years at a lesser of prime plus 1/2% or 9% with a
      $150,000 principal reduction.                                     1,591,276

     Mortgage note payable to a financial institution with
      quarterly installments of interest only.  The note bears
      interest at the prime rate, is due on December 27, 1999 and
      is collateralized by land in College Station, Texas.                206,250
                                                                      -----------  -----------
                                                                      $25,590,592  $22,272,445
                                                                      -----------  -----------
                                                                      -----------  -----------


    Aggregate annual maturities of mortgage notes payable for each of the five years ending December 31, and thereafter are as follows:

              1997                           $   787,355
              1998                             5,471,953
              1999                             8,313,593
              2000                             1,935,377
              2001                               441,044
              Thereafter                       8,641,270
                                             -----------
                                             $25,590,592
                                             -----------
                                             -----------

    SHORT TERM NOTES PAYABLE

    During 1996, the Company issued $600,000 of unsecured promissory notes to individuals with quarterly payments of interest only. The notes bear interest at 11% and are due in 1997 and 1998.

    REVOLVING LINES OF CREDIT

    Effective August 23, 1996, the Company entered into a $200,000 unsecured revolving line of credit facility with a bank. Interest of prime (8.25% at December 31, 1996) plus 1/2% is payable quarterly until maturity in April 1997. As of December 31, 1996, the Company had drawn $40,000 on the bank credit facility.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED

3.  NOTES PAYABLE, CONTINUED:

    REVOLVING LINES OF CREDIT, CONTINUED

    The Company entered into a $100,000 unsecured revolving line of credit facility with a bank in February 1996. Interest of prime (8.25% at December 31, 1996) plus 1.5% is payable monthly until maturity in February 1997. As of December 31, 1996 the Company had drawn $100,000 on the bank credit facility. In March 1997, the revolving line of credit was extended until May 5, 1998, under the same terms.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying values of cash and cash equivalents, receivables, accounts payable and accrued expenses are reasonable estimates of their fair values because of the short maturities of these instruments. Mortgage notes payable have aggregate carrying values which approximate their estimated fair values based upon the remaining maturities for certain debt and interest rates for debt with similar terms and remaining maturities.

4.  SHARES OF BENEFICIAL INTEREST:

    REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

    In 1995, the Company authorized 20,000, $100 par value, 9% redeemable preferred shares of beneficial interest ("preferred shares"). The Company issued 5,750 preferred shares at par value and 4,987 shares through conversion from the 9% redeemable convertible subordinated notes (see Note 3). No shares were issued during 1996. Dividends on the preferred shares are cumulative from date of issuance and payable on a quarterly basis. The preferred shares are convertible at the option of the holder into common shares of beneficial interest of the Company at a conversion price of $12.50 per share, subject to adjustment under certain conditions. The preferred shares are redeemable at the option of the Company, in whole or in part, at any time after January 1, 1996, at a redemption price equal to the sum of par value of the amount of the preferred shares being redeemed and the premium. The premium is based upon the following annual rate computed and the par value of the preferred shares being redeemed, as set forth in the following schedule:

         CALENDAR YEAR                          PREMIUM

             1997                                  4%
             1998                                  3%
             1999                                  2%
             2000                                  1%
             2001 and thereafter                   0%

    The Company is required to purchase and redeem 20% of the number of preferred shares outstanding at a redemption price equal to par value commencing on March 15, 2001 and annually thereafter until all preferred shares are redeemed. Holders of preferred shares are entitled to limited voting rights at one vote per share.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED


4.  SHARES OF BENEFICIAL INTEREST, CONTINUED:

    COMMON SHARES OF BENEFICIAL INTEREST

    During 1996, the Company issued 2,400 shares at $12.50 per share to the trustees for payment of services rendered (See Note 8). The Company issued an additional 692 shares at $12.50 per share for payment of lease commissions.

    During 1994, the Company issued 8,063 shares of beneficial interest at $11.04 per share, and the Company exchanged 131,450 shares of beneficial interest for investment real estate. In addition, the Company exchanged 7,455 shares of beneficial interest for purchase of an investment.

5.  INVESTMENT IN REAL ESTATE VENTURE:

    In December 1995 the Company formed a new real estate investment trust, Ivy Realty Trust ("Ivy"). On January 1, 1996 the Company transferred its investment in One West Hills office building, the related mortgage note payable of $660,426 and net liabilities to Ivy in exchange for 834,397 shares valued at one dollar per share of Ivy stock and a $55,462 promissory note. On January 15, 1996 the Company distributed to its shareholders 500,638 shares of Ivy as a dividend. One third of the dividend was treated as a 1995 dividend with the remainder treated as a 1996 dividend.

    At December 31, 1996, the investment in Ivy is accounted for using the equity method. At December 31, 1996, Ivy's financial statements reflected the following:

          Assets                       $2,239,000
          Liabilities                     843,000
          Net income                      115,000

6.  FEDERAL INCOME TAXES:

    The Company operates in such a manner so as to qualify as a "real estate investment trust" under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. Under those Sections, the Company will not be taxed on that portion of its income distributed to shareholders so long as at least 95 percent of the Company's otherwise taxable income is distributed to shareholders each year and other requirements of a qualified real estate investment trust are met. The Company satisfied the income distribution and other requirements for the year ended December 31, 1995. The Company intends to satisfy the income distribution requirement for the year ended December 31, 1996 by allocating a portion of the 1997 distributions to 1996 pursuant to an election under Section 858 of the Internal Revenue Code.
    Management believes all other requirements of a qualified real estate investment trust have been met.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED


6.  FEDERAL INCOME TAXES, CONTINUED:

    The Company has approximately $385,000 of net operating losses that may be carried forward to offset future taxable income. However, in 1990 sales of shares of beneficial interest resulted in a change of ownership for federal income tax purposes. As a result of the ownership change, the amount of net operating losses generated prior to the ownership change, which may be used to offset federal taxable income, is subject to an annual limitation imposed by the Internal Revenue Code. These net operating losses expire from 2006 through 2010.

    The tax status of per-share dividend distributions relating to common shares of beneficial interest declared attributable to the year presented is as follows:

                                      1996     1995    1994

            Ordinary income           $.40     $.20    $.40
                                      ----     ----    ----
                                      ----     ----    ----

7.  LEASES:

    TENANT LEASES

    The shopping centers lease commercial retail space generally under operating leases which provide for minimum base rentals plus contingent rentals based upon a percentage of gross receipts. Most leases also provide that the tenant must pay as additional rent a pro rata share of real property taxes, insurance and common area maintenance and provide for renewal at the lessee's option.

    The future minimum base rents for the operating leases in existence at December 31, 1996, are as follows:

            1997                  $ 4,612,581
            1998                    4,447,090
            1999                    4,091,333
            2000                    3,577,347
            2001                    3,320,955
            Thereafter             24,060,411
                                  -----------
                                  $44,109,717
                                  -----------
                                  -----------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED


7.  LEASES, CONTINUED:

    GROUND LEASE

    The Company has a forty year ground lease for Park Northern Shopping Center with an unrelated third party. Rent of $8,333 plus 5% of total gross revenues is payable monthly through the year 2035. The Company has an option to extend this lease for four consecutive periods of ten years each. Future minimum lease payments are as follows:

         YEARS                                  AMOUNT

         1997                                $  100,000
         1998                                   100,000
         1999                                   100,000
         2000                                   100,000
         2001 through 2035                    3,500,000
                                             ----------
                                             $3,900,000
                                             ----------
                                             ----------

    Rental expense included in the statement of operations was $8,333, $25,353 and $6,500 in 1996, 1995 and 1994, respectively.

8.  ADVISORY AGREEMENT AND RELATED PARTY TRANSACTIONS:

    The Company is managed and advised by the Advisor.  Advisory fee expenses were $279,000, $276,000 and $253,000 for 1996, 1995 and 1994,
    respectively. Advisory fees are to be calculated at .8%, on an annual basis, of the gross Company assets at year-end, increased by noncash
    reserves.   During 1996, 1995 and 1994, the Advisor reduced its fees due from the Company under the agreement by approximately $50,600, $9,200 and $26,500, respectively, to reflect the timing of acquisitions made during the year.

    Total fees paid to independent trust managers were approximately $33,000, $20,000 and $15,500 in 1996, 1995 and 1994, respectively.
    During 1996, the Company initiated a five year program whereby each of the three independent trust managers will be paid 800 shares of beneficial interest per year at $12.50 per share. During 1996, $30,000 of the investment management fees were satisfied by issuing a total of 2,400 shares of beneficial interest. These shares are restricted as to transfer or sale for two years after issuance date.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED


9.  SUPPLEMENTAL CASH FLOW INFORMATION:

    The following supplemental information is related to the statement of cash flows:

                                                                  1996         1995         1994
      Acquisition of land for mortgage note payable           $  206,250

      Assumption of mortgage notes payable for acquisition
       of investment real estate                               4,400,000                 $  685,341

      Net liabilities assumed in acquisition of investment
       real estate                                                20,197

      Minority interest granted in exchange for investment
       real estate contributed                                   630,000

      Net liabilities assumed in acquisition of investment
       real estate                                               109,786

      Exchange of investment real estate for 834,397 shares
       of Ivy Realty Trust, an affiliated trust, transfer of
       mortgage note payable, issuance of mortgage note
       receivable and transfer of net liabilities              1,640,465

      Payment of dividend with shares of affiliated trust        500,639

      Cash paid for interest                                   2,112,038    $2,180,835    2,101,762

      Issuance of 4,987 preferred shares of beneficial
       interest for redeemable convertible notes payable                       498,700

      Dividend declared but not paid                                           166,880

      Issuance of shares of beneficial interest for purchase
       of an investment                                                                      89,460

      Exchange of shares of beneficial interest for purchase of
       investment real estate                                                             1,577,450

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS,
CONTINUED


10. ACCOUNTING CHANGES:

    During 1997, the Company changed its method of accounting for certain rental revenues to recording when earned versus when received. In addition, the Company recognized certain expenses when incurred versus recording when paid. The Company has also reclassified the 1994 dividend distribution to common shareholders of $332,808 from common shares of beneficial interests to accumulated deficit. The retroactive effect of these changes on net income available for common shareholders, earnings per common share and retained earnings is as follows:

                                                                        DECEMBER 31,
                                                              -------------------------------
                                                                1996        1995       1994
       Net income available for common shareholders, as
        previously reported                                   $ 299,674  $ 147,776  $ 238,238

       Net income available for common shareholders, as
        restated                                                391,032    192,704    277,401

       Net income per common share, as previously reported          .34        .17        .30

       Net income per common share, as restated                     .44        .22        .35

       Accumulated deficit, as previously reported              (77,005)   (42,920)   (23,816)

       Accumulated deficit, as restated                        (145,562)  (202,835)  (228,659)




11. SUBSEQUENT EVENT (UNAUDITED):

    Subsequent to December 31, 1996, the Company announced it expects to register approximately 3,000,000 common shares of beneficial interest, no par value, in a proposed public offering (the "Offering"). There is no assurance that the Offering can be completed.

    Contemporaneous with the Offering, the Company expects to award 50,000 shares, at no cost, to the Advisor and the Company's independent trust managers. As a result, the Company will record a nonrecurring charge to compensation expense of approximately $590,000 related to the share award subsequent to the Offering. In addition, the Company intends to establish a share incentive plan (the "Plan") for the Company's executives, key employees and certain personnel of the Advisor. The Plan will provide that the maximum number of share awards and share options granted will not exceed 10% of the Company's outstanding common shares of beneficial interest at any given time and will have exercise prices equal to or greater than the fair market value on the date of grant.

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
AS OF DECEMBER 31, 1996

                                                                                                GROSS AMOUNTS AT
                                                                                  COST          WHICH CARRIED AT
                                                           INITIAL COST        CAPITALIZED      CLOSE OF PERIOD
             DESCRIPTION                               ---------------------- SUBSEQUENT TO -------------------------
-----------------------------------                             BUILDINGS AND  ACQUISITION-             BUILDINGS AND
     PROPERTY         LOCATION         ENCUMBRANCES    LAND     IMPROVEMENTS   IMPROVEMENTS     LAND    IMPROVEMENTS
Shopping centers:
Autobahn           San Antonio, TX     $ 1,271,592  $  515,205  $1,726,150    $   26,635   $  515,205  $ 1,752,785
Bandera            San Antonio, TX       7,957,094   2,350,000   8,759,593       476,514    2,350,000    9,236,107
Centennial         Austin, TX            3,811,685   1,400,000   3,527,909       398,861    1,400,000    3,926,770
El Campo           El Campo, TX          1,591,275     360,000   1,640,350        43,099      360,000    1,683,449
McMinn             Athens, TN            1,254,327     513,912   2,170,052        28,206      513,912    2,198,258
Park Northern      Phoenix, AZ           2,800,000           0   4,410,691             0            0    4,410,691
Twin Lakes         Lenoir City, TN       1,824,213     860,706   3,040,000        39,677      860,706    3,079,677
University Park    College Station, TX   4,874,156   1,842,331   4,955,490         6,750    1,842,331    4,962,240
Undeveloped land:
University Park    College Station, TX     206,250     276,569           0             0      276,569            0
                                       -----------  ---------- -----------    ----------   ----------  -----------
Totals                                 $25,590,592  $8,118,723 $30,230,235    $1,019,742   $8,118,723  $31,249,977
                                       -----------  ---------- -----------    ----------   ----------  -----------
                                       -----------  ---------- -----------    ----------   ----------  -----------


             DESCRIPTION
--------------------------------------                 ACCUMULATED     DATE OF      DATE
     PROPERTY         LOCATION              TOTAL     DEPRECIATION  CONSTRUCTION  ACQUIRED
Shopping centers:
Autobahn           San Antonio, TX      $ 2,267,990   $  365,974        1984       1990
Bandera            San Antonio, TX       11,586,107    1,230,559        1989       1992
Centennial         Austin, TX             5,326,770      757,861        1970       1991
El Campo           El Campo, TX           2,043,449       29,494        1985       1996
McMinn             Athens, TN             2,712,170      281,760        1982       1994
Park Northern      Phoenix, AZ            4,410,691       12,252        1982       1996
Twin Lakes         Lenoir City, TN        3,940,383      628,320        1986       1989
University Park    College Station, TX    6,804,571      461,500        1991       1993
Undeveloped land:
University Park    College Station, TX      276,569            0           -       1996
                                        -----------   ----------
Totals                                  $39,368,700   $3,767,720
                                        -----------   ----------
                                        -----------   ----------

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
NOTES TO SCHEDULE III


(a) Initial cost for acquired property is cost at acquisition.

(b) The aggregate gross cost of land, buildings and improvements for federal income tax and book purposes was substantially the same.

(c)                           RECONCILIATION OF REAL ESTATE

                                              1996            1995            1994
         Balance at beginning of year     $34,236,932     $33,852,975     $29,349,299
         Additions - improvements           7,111,735         390,451       4,503,676
         Deductions                        (1,979,967)         (6,494)         -
                                          -----------     -----------     -----------
              Balance at end of year      $39,368,700     $34,236,932     $33,852,975
                                          -----------     -----------     -----------
                                          -----------     -----------     -----------


                         RECONCILIATION OF ACCUMULATED DEPRECIATION

                                              1996            1995            1994
         Balance at beginning of year     $2,988,030      $2,085,650      $1,358,461
         Depreciation expense                886,173         902,380         727,189
         Deductions                         (106,483)
                                          -----------     -----------     -----------
              Balance at end of year      $3,767,720      $2,988,030      $2,085,650
                                          -----------     -----------     -----------
                                          -----------     -----------     -----------

(d) See description of mortgage notes payable in Note 3 to consolidated financial statements.

(e) Depreciation is computed based upon the following estimated lives:

         Buildings                    30 - 40 years
         Improvements                  5 - 10 years

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


INTRODUCTION:

The accompanying unaudited pro forma condensed consolidated financial statements presented herein give effect to the use of proceeds from United Investors Realty Trust and Subsidiaries (the "Company") contemplated initial public offering (the "Offering"). For the purposes of pro forma presentation, the accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1996 and the three months ended March 31, 1997 assume the Offering occurred on January 1, 1996 and January 1, 1997, respectively. The condensed consolidated balance sheet assumes the Offering occurred on March 31, 1997.

The unaudited pro forma condensed consolidated financial information is presented for information purposes only and should not be construed to be indicative of the financial results which may occur in the future. The significant assumptions and adjustments are disclosed in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company included elsewhere in this Prospectus.

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 1997
(UNAUDITED)

                                                    UNITED
                                                  INVESTORS          PRO
                                                    REALTY          FORMA               TOTAL
                   ASSETS                           TRUST         ADJUSTMENTS          PRO FORMA
Investment real estate:
  Land                                           $ 8,118,723                          $ 8,118,723
  Buildings and improvements                      31,289,658     $  1,949,479 (B)      33,239,137
                                                 -----------      -----------         -----------
                                                  39,408,381        1,949,479          41,357,860
  Less accumulated depreciation                   (4,034,426)                          (4,034,426)
                                                 -----------      -----------         -----------
    Investment real estate, net                   35,373,955        1,949,479          37,323,434

Cash and cash equivalents                            281,525       12,701,300 (B)      12,982,825
Accounts receivable, net of allowance
  of $33,652                                         682,664                              682,664
Prepaid expenses and other assets                    382,445                              382,445
Investment in real estate venture                    339,790                              339,790
                                                 -----------      -----------         -----------
    Total assets                                 $37,060,379     $ 14,650,779         $51,711,158
                                                 -----------      -----------         -----------
                                                 -----------      -----------         -----------

          LIABILITIES, MINORITY INTEREST, REDEEMABLE
       PREFERRED SHARES AND COMMON SHAREHOLDERS' EQUITY

Liabilities:
  Mortgage notes payable                         $25,338,724     $(16,250,200)(B)     $ 9,088,524
  Redeemable convertible subordinated notes          212,400                              212,400
  Short-term notes and lines of credit               875,000         (875,000)(B)
  Accounts payable and accrued expenses              623,453                              623,453
  Security deposits                                  110,681                              110,681
                                                 -----------      -----------         -----------
    Total liabilities                             27,160,258      (17,125,200)         10,035,058
                                                 -----------      -----------         -----------
Minority interest in real estate joint ventures    1,320,209         (668,521)(B)         651,688
                                                 -----------      -----------         -----------
Redeemable preferred shares of beneficial
  interest, $100 par value, 20,000 shares
  authorized, 10,737 shares issued and
  outstanding at March 31, 1997                    1,068,226                            1,068,226
                                                 -----------                          -----------
Common shareholders' equity:
  Common shares of beneficial interest,
    no par value, 20,000,000 shares authorized,
    837,489 shares issued and outstanding at
    March 31, 1997                                 7,598,348       32,782,500 (A)      40,380,848
  Accumulated deficit                                (86,662)        (338,000)(B)        (424,662)
                                                 -----------      -----------         -----------
    Total common shareholders' equity              7,511,686       32,444,500          39,956,186
                                                 -----------      -----------         -----------
    Total liabilities, minority interest,
      redeemable preferred shares and
      common shareholders' equity                $37,060,379      $14,650,779         $51,711,158
                                                 -----------      -----------         -----------
                                                 -----------      -----------         -----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 1997
(UNAUDITED)
                                         UNITED
                                        INVESTORS
                                         REALTY        PRO FORMA       TOTAL
                                          TRUST       ADJUSTMENTS    PRO FORMA
Revenues:
 Base rents                             $1,215,752                  $ 1,215,752
 Percentage rents                            6,600                        6,600
 Expense reimbursements                    273,868                      273,868
 Interest and other income                   8,476                        8,476
                                        ----------                  -----------
     Total revenues                      1,504,696                    1,504,696
                                        ----------                  -----------
Expenses:
 Operating and maintenance                 130,561                      130,561
 Real estate taxes                         188,566                      188,566
 General and administrative                197,822                      197,822
 Interest                                  611,203  $  (403,769)(A)     207,434
 Depreciation and amortization             284,416       16,250 (E)     300,666
                                        ----------  -----------     -----------
     Total expenses                      1,412,568     (387,519)      1,025,049
                                        ----------  -----------     -----------
Income before minority interest and
  preferred share dividend requirements     92,128      387,519         479,647
Minority interest in net income of real
 estate ventures                            (9,070)       7,806 (B)      (1,264)
                                        ----------  -----------     -----------
Income before preferred share dividend
 requirements                               83,058      395,325         478,383
Preferred share dividend requirements      (24,158)                     (24,158)
                                        ----------  -----------     -----------
Net income available for common
 shareholders                            $  58,900  $   395,325      $  454,225
                                        ----------  -----------     -----------
                                        ----------  -----------     -----------
Net income per common share              $     .07                   $      .16
                                        ----------                  -----------
                                        ----------                  -----------
                                                      3,000,000 (C)
Weighted average shares outstanding        887,489   (1,081,000)(D)   2,806,489
                                        ----------  -----------     -----------
                                        ----------  -----------     -----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1996
                                         UNITED
                                        INVESTORS
                                         REALTY       PRO FORMA        TOTAL
                                          TRUST      ADJUSTMENTS     PRO FORMA
Revenues:
 Base rents                             $4,097,911                  $ 4,097,911
 Percentage rents                           32,822                       32,822
 Expense reimbursements                    835,940                      835,940
 Interest and other income                  67,409                       67,409
                                        ----------                   ----------
     Total revenues                      5,034,082                    5,034,082
                                        ----------                   ----------
Expenses:
 Operating and maintenance                 442,701                      442,701
 Real estate taxes                         558,000                      558,000
 General and administrative                642,944                      642,944
 Interest                                2,132,390    $(1,523,288)(A)   609,102
 Depreciation and amortization             958,778         65,000 (E) 1,023,778
                                        ----------    -----------    ----------
     Total expenses                      4,734,813     (1,458,288)    3,276,525
                                        ----------    -----------    ----------
Income before gain on sale of investment
 real estate, minority interest and
 preferred share dividend requirements     299,269      1,458,288     1,757,557
Gain on sale of investment real estate     240,000                      240,000
                                        ----------    -----------    ----------
Income before minority interest and
 preferred share dividend requirements     539,269      1,458,288     1,997,557
Minority interest in net income of real
 estate ventures                           (51,941)        49,524 (B)    (2,417)
                                        ----------    -----------    ----------
Income before preferred share dividend
 requirements                              487,328      1,507,812     1,995,140
Preferred share dividend requirements      (96,296)                     (96,296)
                                        ----------    -----------    ----------
Net income available for common
 shareholders                            $ 391,032    $ 1,507,812    $1,898,844
                                        ----------    -----------    ----------
                                        ----------    -----------    ----------
Net income per common share              $     .44                   $      .68
                                        ----------                   ----------
                                        ----------                   ----------
                                                        3,000,000 (C)
Weighted average shares outstanding        884,655     (1,081,000)(D) 2,803,665
                                        ----------    -----------    ----------
                                        ----------    -----------    ----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)



For the purposes of pro forma presentation, the accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1996 and the three months ended March 31, 1997 assume the "Offering" occurred on January 1, 1996 and January 1, 1997, respectively. The condensed consolidated balance sheet assumes the Offering occurred on March 31, 1997.

Contemporaneous with the Offering, the Company will award 50,000 shares of beneficial interest, at no cost, to FCA Corp., the Company's advisor and the Company's independent trust managers. Subsequent to the Offering, the Company will record a nonrecurring charge to compensation expense of $587,500 related to the share award. The accompanying pro forma condensed consolidated statement of operations for the year ended December 31, 1996 and for the three months ended March 31, 1997 do not reflect this nonrecurring charge of $587,500.

UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS:

    (A) Reflects the issuance of 3,000,000 common shares of beneficial ownership by the Company in the Offering, at an assumed public offering price of $11.75 per share, net of issuance costs of $2,467,500. The resulting net proceeds of $32,782,500 are reflected as common shares of beneficial interest, no par value.

    (B)  Reflects the use of net proceeds as follows:

            Repayment of mortgage notes payable, including
             prepayment penalties of $338,000                    $16,588,200
            Repayment of short-term notes and lines of credit        875,000
            Purchase of minority interest in real estate
             venture and develop existing outparcels and
             shopping center upgrades                              2,618,000
            Working capital and acquisitions                      12,701,300
                                                                 -----------
                                                                 $32,782,500
                                                                 -----------
                                                                 -----------

         The early repayment of certain mortgage notes payable will result in prepayment penalties. The accompanying pro forma condensed consolidated statement of operations for the year ended December 31, 1996 and for the three months ended March 31, 1997 does not reflect this nonrecurring charge of $338,000.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS:

         (A) Reduce interest expense as a result of the prepayment of certain mortgage notes payable.

         (B) Reduce minority interest in net income of real estate ventures as a result of the purchase of the minority interest in Randall's/University Park Shopping Center.

         (C) Issuance of 3,000,000 new common shares of beneficial interest in the Offering.

         (D) Reduction of 1,081,000 common shares of beneficial interest to reflect that portion of proceeds from the Offering allocated to working capital and unidentified future acquisitions.

         (E) Increase in depreciation expense relating to development activities assuming an average life of 30 years.

                                 APPENDIX A

ADDITIONAL INFORMATION REGARDING BANDERA

     The largest of the Properties is Bandera Shopping Center, located in San Antonio, Texas. In 1997, Bandera accounted for approximately 25.5% of the total gross leasable area and 31.6% of the total annualized minimum rents from the Properties. Bandera represents a total of 189,446 square feet of gross leasable area. As of March 31, 1997, Bandera was 98.5% leased, with approximately 66.1% of its gross leasable area occupied by anchor tenants.

     The following table sets forth the percentage of GLA at Bandera which was leased as of December 31 of each of the last five years:

          As of:                                 Percentage Leased
          ------                                 -----------------
          December 31, 1992. . . . . . . . . . .      89.6%
          December 31, 1993. . . . . . . . . . .      98.1
          December 31, 1994  . . . . . . . . . .      98.1
          December 31, 1995. . . . . . . . . . .      95.5
          December 31, 1996  . . . . . . . . . .      98.5

     The following table sets forth the average annual base rental income per square foot at Bandera for each of the last five years ended December 31, 1996:

                                                    Average Annual Base
          Period                                 Rental Income per Sq. Ft.
          ------                                 -------------------------
          Year Ended December 31, 1992 . . . . .           $7.17
          Year Ended December 31, 1993 . . . . .            7.93
          Year Ended December 31, 1994 . . . . .            7.91
          Year Ended December 31, 1995 . . . . .            7.73
          Year Ended December 31, 1996 . . . . .            8.08

     The following table shows as of March 31, 1996, Bandera Festival's anchor tenants, their gross leasable area, gross annual rent for 1996 and lease expiration date, not including renewal options:

                                         Gross Annual         Lease
            Tenant       GLA (Sq Ft)         Rent        Expiration Date
          ------------   -----------     ------------    ---------------
          Eckerd Drugs      8,715          $ 89,154      October 31, 2008
          Kmart            86,479           484,015      October 31, 2013
          Solo Serve       30,000           286,800      January 31, 2004

Scheduled lease expirations at Bandera during the next ten years are as follows:

                    Gross Leasable Area               Annualized Base Rental Income
           --------------------------------------    --------------------------------
  Lease    No. of Leases  Approximate  Percent of    Amount   Percent of  Average per
Expiration   Expiring        Sq. Ft.      Total                  Total      Sq. Ft.
---------- -------------  -----------  ----------    ------   ----------  -----------
   1997         5            10,285       5.5%    $  139,160     9.0%       $13.53
   1998         2            11,920       6.4        154,080     9.9         12.93
   1999         3             3,385       1.8         48,281     3.1         14.26
   2000         3             9,390       5.0         99,245     6.4         10.57
   2001         4             8,630       4.6        109,617     7.1         12.70
   2002         2             4,478       2.4         53,964     3.5         12.05
   2003         3             5,892       3.2         68,336     4.4         11.60
   2004         2            34,999      18.8        262,640    17.0          7.50
   2005         0                 0       0.0              0     0.0             0
   2006 &
Thereafter      3            97,594      52.3        613,707    39.6          6.29
               --           -------     -----     ----------   -----         -----
  Total        27           186,573     100.0%    $1,549,031   100.0%        $8.30
               --           -------     -----     ----------   -----         -----
               --           -------     -----     ----------   -----         -----

     Two tenants at Bandera each occupy more than 10% of the GLA. The following description summarizes the terms of these tenant leases:

     Solo Serve occupies 30,000 square feet and has annual minimum rent of $213,900. The lease expires on January 31, 2004 and has 2 five-year options under the same terms and conditions except rent which will be $9.00/sq. ft. and $9.67/sq. ft. respectively.

     Kmart occupies 86,479 square feet and has annual minimum rent of $454,015. The lease expires on October 31, 2013 and has 10 five-year options under the same terms and conditions.

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees and Shareholders
United Investors Realty Trust:

In connection with our audits of the consolidated financial statements of United Investors Realty Trust and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which financial statements are included in the Prospectus, we have also audited the financial statement schedule on page S-2.

In our opinion, the financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.



                                       COOPERS & LYBRAND L.L.P.

Houston, Texas
March 25, 1997

UNITED INVESTORS REALTY TRUST AND SUBSIDIARIES
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
           COLUMN A                    COLUMN B            COLUMN C           COLUMN D    COLUMN E
----------------------------------------------------------------------------------------------------
                                                          ADDITIONS
                                                    ----------------------
                                      BALANCE AT    CHARGED TO  CHARGED TO               BALANCE AT
                                     BEGINNING OF   COSTS AND      OTHER                   END OF
         DESCRIPTION                    PERIOD      EXPENSES     ACCOUNTS    DEDUCTIONS    PERIOD
Allowance for Doubtful Accounts
 Receivable

   Year end December 31, 1996          $22,989       $ 8,220         -           -        $31,209

   Year end December 31, 1995           34,991         4,468         -       $16,470       22,989

   Year end December 31, 1994           19,880        22,840         -         7,729       34,991

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED
TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS
NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE
OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS
HAVING BEEN AUTHORIZED BY THE COMPANY, THE COMPANY'S
INVESTMENT MANAGER OR ANY OF THE UNDERWRITERS.  THIS
PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES
OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL,
OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN
ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION
WOULD BE UNLAWFUL.  NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE
INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME
SUBSEQUENT TO THE DATE HEREOF.
                    _________________

                    TABLE OF CONTENTS

Prospectus Summary..................................
Risk Factors........................................
Business and Properties.............................
Strategy for Future Growth..........................
Use of Proceeds.....................................
Dividends and Distributions Policy..................
Capitalization......................................
Dilution............................................
Selected Financial Information......................
Management's Discussion and Analysis
    of Financial Condition and
    Results of Operations...........................
Policies with Respect to Certain Activities
Management..........................................
Certain Relationships and Transactions
Principal Shareholders..............................
Description of Shares of Beneficial Interest........
Certain Provisions of the Texas REIT Act and of the
    Company's Declaration of Trust and Bylaws.......
Shares Available for Future Sale....................
Federal Income Tax Considerations...................
ERISA Considerations................................
Underwriting........................................
Legal Matters.......................................
Experts.............................................
Additional Information..............................
Glossary............................................
Index to Financial Statements.......................F-1
Appendix............................................A-1
Schedule............................................S-1

     Until        , 1997 all dealers effecting
transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                                                           3,000,000 SHARES


                                                           United Investors
                                                             Realty Trust


                                                           COMMON SHARES OF
                                                         BENEFICIAL INTEREST


                                                           ________________

                                                              PROSPECTUS
                                                           ________________


                                                         ____________________





                                                                     , 1997

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table itemizes the expenses incurred by the Company in connection with the offering of the Common Shares being registered. All of the amounts shown are estimates except the Securities and Exchange Commission
registration fee, the NASD fee and the            Stock Exchange listing fee.

Item                                                            Amount
----                                                            ------
Registration Fee - Securities and Exchange Commission           $12,285
NASD Fee
Exchange Listing Fee
Transfer Agent's and Registrar's Fees
Printing and Engraving Fees
Legal Fees and Expenses (other than Blue Sky)
Accounting Fees and Expenses
Blue Sky Fees and Expenses (including fees of counsel)
Miscellaneous Expenses
                                                                --------
     TOTAL                                                      $
                                                                --------
                                                                --------
---------------

ITEM 31.   SALES TO SPECIAL PARTIES

     Not applicable.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES

     None.

ITEM 33.  INDEMNIFICATION OF TRUST MANAGERS AND OFFICERS

     Section 9.20 of the Texas Real Estate Investment Trust Act (the "Texas REIT Act"), subject to procedures and limitations stated therein, allows the Company to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a Trust Manager or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The Company is required by
Section 9.20 to indemnify a Trust Manager or officer against reasonable expenses incurred by him or her in connection with a proceeding in which he is a named defendant or respondent because he or she is or was a Trust Manager or officer if he or she has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under the Texas REIT Act, Trust Managers and officers are not entitled to indemnification if (i) the Trust Manager or officer is found liable to the real estate investment trust or is found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust and (ii) the Trust Manager or officer was found liable for willful or intentional misconduct in the performance of his or her duty to the real estate investment trust. The statute provides that indemnification pursuant to its provisions is not exclusive of the rights of indemnification to which a person may be entitled under any provision of the Amended and Restated Declaration of Trust, bylaws, agreements, or otherwise. In addition, the Company has, pursuant to Section
15.10 of the Texas REIT Act, provided in its Amended and Restated Declaration of Trust that, to the fullest extent permitted by applicable law, a Trust Manager of the Company shall not be liable for any act, omission, loss, damage or expense arising from the performance of his or her duty under the real estate investment trust, except for his or her own willful misfeasance, malfeasance or negligence.

     The Company's Amended and Restated Declaration of Trust and Bylaws provide for indemnification by the Company of its Trust Managers and officers to the fullest extent permitted by the Texas REIT Act. In addition, the Company's Bylaws provide that the Company may pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Trust Manager or officer made a party to a proceeding by reason of his or her status as a Trust Manager or officer provided that (i) the Trust Managers have consented to the advancement of expenses (which consent shall not be unreasonably withheld) and (ii) the Company shall have received (a) a written affirmation by the Trust Manager or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company under the Texas REIT Act and (b) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met or it is ultimately determined that indemnification of the Trust Manager against expenses incurred by him in connection with that proceeding is prohibited by Section 9.20 of the Texas REIT Act.

     The Company has agreed to indemnify the Underwriters against certain liabilities, losses and expenses including liabilities under the Securities Act of 1933, or to contribute to payments that the Underwriters may be required to make in respect thereof.

ITEM 34.  TREATMENT OF PROCEEDS FROM COMMON SHARES BEING REGISTERED

     Not applicable.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS

     a.   FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE

     (Unaudited)
     Condensed Consolidated Balance Sheet as of March 31, 1997 and December 31,
       1996
     Condensed Consolidated Statement of Operations for the three-months ended
       March 31, 1997 and 1996
     Condensed Consolidated Statement of Redeemable Preferred Shares and Common
       Shareholders' Equity for the three-months ended March 31, 1997
     Condensed Consolidated Statement of Cash Flows for the three-months ended
       March 31, 1997 and 1996

     (Audited)
     Report of Independent Accountants
     Consolidated Balance Sheet as of December 31, 1996 and 1995 Consolidated Statement of Operations for the Years Ended December 31,
       1996, 1995 and 1994
     Consolidated Statement of Redeemable Preferred Shares and Common
       Shareholders' Equity for the Years Ended December 31, 1996, 1995 and
       1994
     Consolidated Statement of Cash Flows for the Years Ended December 31,
       1996, 1995 and 1994
     Notes to Consolidated Financial Statements

     Schedule III. Real Estate Investments and Accumulated Depreciation Notes to Schedule III

     b.   SCHEDULES TO FINANCIAL STATEMENTS

     Report of Independent Accountants
     Schedule II - Valuation and Qualifying Accounts and Reserves
         All other schedules are omitted or the required information is inapplicable or the information is presented in the Company's consolidated financial statements or related notes included in the prospectus.

     c.   EXHIBITS
            *1.1       Form of Underwriting Agreement

            *3.1       First Amended and Restated Declaration of Trust

            *3.2       First Amended and Restated Bylaws

             4.1 Instruments defining the rights of security holders. The instruments are filed in response to items 3.1 and 3.2 above and are incorporated herein by reference.

            *5.1 Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., regarding the legality of the Common Shares.

            *8.1 Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., regarding tax matters.

           *10.1 First Amended and Restated Advisory Agreement between the Company and Investment Manager

           *10.2       1997 Share Incentive  Plan

           *10.4       Dividend Reinvestment Plan

            11.1       Statement Regarding Computation of Per Share Earnings

            23.1       Consent of Coopers & Lybrand L.L.P.

           *23.2 Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. Included in responses to items 5.1 and 8.1.

            24.1 Powers of attorney of the persons signing this registration statement are included on the signature page of the registration statement.

--------------------
*    To be filed by amendment.

ITEM 36.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes to provide to the representatives of the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the representatives of the underwriters to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trust Managers, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c)  The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, United Investors Realty Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 18, 1997.

                              UNITED INVESTORS REALTY TRUST

                              By: /s/ Lewis H. Sandler
                                     Lewis H. Sandler, Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that we the undersigned Trust Managers and officers of United Investors Realty Trust hereby constitute and appoint Lewis H. Sandler and Daniel M. Jones III and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact, or either of them or substitutes shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                 Title                         Date

/s/ Robert W. Scharar                Chairman of the Board and  June 18, 1997
----------------------------------   Trust Manager
Robert W. Scharar


/s/ Lewis H. Sandler                 Chief Executive Officer,   June 18, 1997
----------------------------------   (principal executive officer)
Lewis H. Sandler


/s/ Daniel M. Jones III              Chief Financial Officer    June 18, 1997
----------------------------------   (principal financial and
Daniel M. Jones III                  accounting officer)


/s/ William C. Brooks                Trust Manager
----------------------------------                              June 18, 1997
William C. Brooks


/s/Jerry M. Coleman                  Trust Manager              June 18, 1997
----------------------------------
Jerry M. Coleman


/s/Josef C. Hermans                  Trust Manager              June 18, 1997
----------------------------------
Josef C. Hermans

                          EXHIBIT INDEX

EXHIBIT
  NO.            DESCRIPTION                               PAGE
-------          -----------                               ----

  *1.1           Form of Underwriting Agreement

  *3.1           First Amended and Restated Declaration of Trust

  *3.2           First Amended and Restated Bylaws

   4.1           Instruments defining the rights of security holders.
                 The instruments filed in response to items 3.1 and
                 3.2 above are incorporated in this item by reference.

  *5.1 Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., regarding the legality of the Common Shares.

  *8.1 Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., regarding tax matters.

 *10.1 First Amended and Restated Advisory Agreement between the Company and Investment Manager

 *10.2           1997 Share Incentive Plan

 *10.4           Dividend Reinvestment Plan

  11.1           Statement Regarding Computation of Per Share Earnings

  23.1           Consent of Coopers & Lybrand L.L.P.

 *23.2           Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                 Included in responses to items 5.1 and 8.1.

  24.1 Powers of attorney of the persons signing this registration statement are included on the signature page of the registration statement.

*    To be filed by amendment.